UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

NOBLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOBLE CORPORATION
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
          , 2009
Dear Member:

Our board of directors has approved and is submitting to our members for their approval a proposal that would result in the establishment of a new Swiss holding company to serve as the publicly traded parent of the Noble group of companies and also result in your holding shares in the Swiss holding company rather than a Cayman Islands company. If approved by our members, this proposal would be effected by merger, reorganization and consolidation by way of schemes of arrangement under Cayman Islands law. The number of shares you will own and your percentage ownership in the new Swiss holding company, which is also named Noble Corporation (“Noble-Switzerland”), will be the same as the number of shares you held in Noble Corporation, the Cayman Islands company (“Noble-Cayman”), immediately prior to the transaction, and your relative economic interest in the Noble group will remain unchanged. After the completion of the transaction, Noble-Switzerland will continue to conduct the same businesses through the Noble group as Noble-Cayman conducted prior to the transaction.

We expect the shares of Noble-Switzerland to be listed on the New York Stock Exchange under the symbol “NE,” the same symbol under which your shares in Noble-Cayman are currently listed and traded. Currently, there is no established public trading market for the shares of Noble-Switzerland.

Upon completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

Under U.S. tax law, holders of shares of Noble-Cayman generally will not recognize gain or loss on the exchange of such shares for shares of Noble-Switzerland in the transaction. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

The transaction cannot be completed without (1) the affirmative vote of a majority in number of the holders of Noble-Cayman ordinary shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the ordinary shares present and voting on the proposal, whether in person or by proxy, and (2) the approval of the Grand Court of the Cayman Islands.

This proxy statement provides you with detailed information regarding the transaction. We encourage you to read this entire proxy statement carefully.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 18.

Your vote is very important. All members are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by telephone, via the Internet or by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If you submit a proxy but then attend the meeting in person, you may revoke the proxy and vote in person on all matters submitted at the meeting.

The record date for the meeting is          , 2009. The date and time of the meeting is          , 2009 at          , and the place of the meeting is the          .

Your board of directors recommends that you vote to approve the transaction. We urge you to join us in supporting this important initiative.

Sincerely,

David W. Williams
Chairman of the Board,
Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement is          , 2009, and it will be first mailed to members on or about          , 2009.

NOBLE CORPORATION
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

NOTICE OF MEETING OF MEMBERS
To Be Held On          , 2009

To the Members of
Noble Corporation:

A meeting (the “meeting”) of members of Noble Corporation, a Cayman Islands exempted company limited by shares (“Noble-Cayman”), will be held on          ,          , 2009, at          , local time, at          , for the following purposes:

1. to approve the merger, reorganization and consolidation transaction to be effected by Schemes of Arrangement, copies of which are attached to this proxy statement as Annex B (the “Schemes of Arrangement”), in connection with the Agreement and Plan of Merger, Reorganization and Consolidation, which is attached to this proxy statement as Annex A, among Noble-Cayman, a new Swiss corporation and a wholly owned subsidiary of Noble-Cayman that is also called Noble Corporation (“Noble-Switzerland”), and Noble Cayman Acquisition Ltd., a Cayman Islands company and a wholly owned subsidiary of Noble-Switzerland (“merger sub”). As a result of the Schemes of Arrangement and the Agreement and Plan of Merger, Reorganization and Consolidation,

•	Noble-Cayman will merge with merger sub, Noble-Cayman will survive the merger, merger sub will be dissolved and will cease to exist and Noble-Cayman will become a direct wholly owned subsidiary of Noble-Switzerland, the resulting publicly traded parent of the Noble group of companies;

•	you will receive, through an exchange agent, one share of Noble-Switzerland in exchange for each ordinary share of Noble-Cayman you hold immediately prior to the transaction. As a result, you will become a shareholder of Noble-Switzerland, and your rights will be governed by Swiss law and Noble-Switzerland’s articles of association and by-laws, which are attached to this proxy statement as Annex F and Annex G, respectively;

•	Noble-Cayman will receive, through the exchange agent, 15 million shares of Noble-Switzerland for future use to satisfy our obligations to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes; and

•	Noble-Switzerland will assume certain employee benefit plans that are sponsored by Noble-Cayman and we will amend such plans in order to permit the issuance or delivery of Noble-Switzerland shares thereunder, rather than Noble-Cayman shares, including treasury shares of Noble-Switzerland;

2. to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger, reorganization and consolidation transaction; and

3. to transact such other business as may properly come before the meeting or any adjournment thereof.

Our board of directors has fixed the close of business on          , 2009 as the record date for the determination of members entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of ordinary shares of Noble-Cayman at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such members will be available for examination at the offices of Noble-Cayman in Sugar Land, Texas during normal business hours for a period of 10 days prior to the meeting.

Your vote is important. All members are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by telephone, via the Internet or by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If you have submitted a proxy and attend the meeting in person, you may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

Julie J. Robertson
Secretary

Sugar Land, Texas
          , 2009

This proxy statement incorporates documents by reference as described under “Where You Can Find More Information”, beginning on page 86. These documents are available to any person, including any beneficial owner, upon request directed to us c/o Julie J. Robertson, Executive Vice President and Corporate Secretary, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone (281) 276-6100. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

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PROPOSED TRANSACTION

We are seeking your approval at the meeting of members of a merger, reorganization and consolidation transaction, which will restructure our corporate organization. The merger, reorganization and consolidation will be conducted by way of Schemes of Arrangement under Cayman Islands law that will result in a new Swiss holding company serving as the publicly traded parent of the Noble group of companies (the “Noble group”) and thereby effectively change the place of incorporation of the publicly traded parent company from the Cayman Islands to Switzerland. In this proxy statement, we refer to the merger, reorganization and consolidation by way of the Schemes of Arrangement and the related transactions as the “Transaction.”

The Transaction will involve several steps. First, we have formed a new Swiss corporation registered in the Canton of Zug, Switzerland named Noble Corporation (“Noble-Switzerland”) as a direct, wholly-owned subsidiary of Noble Corporation, the Cayman Islands company whose shares you currently own (“Noble-Cayman”). Noble-Switzerland, in turn, has formed a new Cayman Islands subsidiary named Noble Cayman Acquisition Ltd. (“merger sub”). Each of Noble-Switzerland and merger sub has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction.

Following the meeting of members to be held on          , 2009 and hearings of the Grand Court of the Cayman Islands scheduled for          , 2009, assuming we have obtained the necessary member and court approvals, merger sub will merge with Noble-Cayman by way of a Scheme of Arrangement, with Noble-Cayman as the surviving company. As a result of the Transaction, merger sub will be dissolved and will cease to exist and Noble-Cayman will become a direct, wholly-owned subsidiary of Noble-Switzerland, the resulting publicly traded parent of the Noble group.

In the Transaction, all of the outstanding ordinary shares of Noble-Cayman will be cancelled, and Noble-Switzerland will increase its share capital and issue, through an exchange agent, one share of Noble-Switzerland in exchange for each share of Noble-Cayman, plus an additional 15 million shares of Noble-Switzerland (the “Treasury Shares”) to Noble-Cayman for future use to satisfy our obligation to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes. In connection with the Transaction, Noble-Cayman shareholders will waive all claims and rights they may have with respect to Noble-Switzerland’s issuance of the Treasury Shares in the Transaction and authorize the exchange agent to contribute the Treasury Shares to Noble-Cayman as part of the Transaction. Immediately after consummation of the Transaction,

•	Noble-Switzerland will have outstanding the same number of shares as did Noble-Cayman immediately before consummation of the Transaction, plus (1) the Treasury Shares and (2) an additional number of shares (which we expect to be 20,000) issued to Noble-Cayman in connection with the formation of Noble-Switzerland (the “Formation Shares”) and

•	Noble-Switzerland will hold all of the outstanding shares of Noble-Cayman.

As of          , 2009, the record date for the meeting of members, there were           ordinary shares of Noble-Cayman outstanding.

In this proxy statement, we sometimes refer to Noble-Cayman, Noble-Switzerland and the Noble group as “we,” “us,” “our” or “Noble,” and we sometimes refer to our members as our “shareholders.”

At the time of this proxy statement, we have not concluded whether we will relocate our principal executive offices from Sugar Land, Texas. However, we are continuing to analyze this issue and we may relocate such offices either before or after the consummation of the Transaction if we believe it would be in the best interests of Noble and our shareholders.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:	Why do you want to change your place of incorporation to Switzerland?

A:	We believe that our planned change of the place of incorporation of the publicly traded parent of the Noble group from the Cayman Islands to Switzerland should enable us to benefit from the global reputation for financial and political stability that we believe Switzerland enjoys and improve our ability to maintain a predictable worldwide effective corporate tax rate that is competitive with many of our international competitors. We believe that maintaining such a tax rate would assist us in preserving our competitive position within the international offshore drilling industry. We also believe this could make Noble-Switzerland a more attractive investment alternative than Noble-Cayman.

Please see “The Transaction — Background and Reasons for the Transaction” for more information. We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Transaction and these risks and has approved the Transaction and recommended that the members vote for approval of the Transaction.

Q:	Why was Switzerland selected?

A:	We considered a number of alternatives to our incorporation in the Cayman Islands. Among those alternatives, we believe that Switzerland:

•	is a major financial center of high repute known for its stability and financial sophistication;

•	offers a stable and developed tax regime and also has numerous tax treaties with many taxing jurisdictions throughout the world; and

•	has a developed set of corporate laws and a tradition of respecting the rule of law.

Q:	Will the holding company relocate its management from the United States?

A:	At the current time, we have not concluded that we should relocate executive management of our publicly traded holding company from our current headquarters in Sugar Land, Texas. However, we are continuing to analyze whether relocating management would be in Noble’s best interest and the best interest of our shareholders, and we may conclude that relocation is appropriate and begin to move personnel at any time, either before or after consummation of the Transaction. We currently expect that if we determine to relocate management, we would relocate management to Switzerland. Switzerland would be the place of incorporation of our holding company if the Transaction is consummated, and we already have operations established in Baar, Canton of Zug, Switzerland.

Q:	Will the Transaction affect our current or future operations?

A:	We currently believe that the Transaction should have no material impact on how we conduct our day-to-day operations. Where we conduct our future operations will depend on a variety of factors including the worldwide demand for our services and the overall needs of our business, independent of our legal domicile. Please read “Risk Factors” for a discussion of various ways in which the Transaction could have an adverse effect on us.

Q:	Will the Transaction dilute my economic interest?

A:	The Transaction will not dilute your economic interest in the Noble group. Immediately after consummation of the Transaction, the number of outstanding shares of Noble-Switzerland will be the same as the number of outstanding shares of Noble-Cayman immediately before consummation of the Transaction, plus (1) the Treasury Shares (15 million shares) and (2) the Formation Shares (20,000 shares, assuming a par value of 5.00 Swiss francs per share). Because Noble-Cayman will be a wholly-owned subsidiary of Noble-Switzerland after consummation of the Transaction, your economic interest in the Noble group will not be diluted by the issuance to, or retention by, Noble-Cayman of the Treasury Shares and the Formation Shares.

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following five questions and answers regarding some of the potential tax consequences of the Transaction. Please refer to “Material Tax Considerations” beginning on page 33 for a description of the material U.S. federal income tax and Swiss tax consequences of the Transaction to Noble-Cayman members. There will be no Cayman Islands tax consequences to Noble or our shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Transaction to you. Please see “Risk Factors — Noble-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.”

Q:	Is the Transaction taxable to me?

A:	Under U.S. tax law, holders of shares of Noble-Cayman generally will not recognize gain or loss on the exchange of such shares for shares of Noble-Switzerland in the Transaction. Under Swiss tax law, no tax is due for non-Swiss holders of Noble-Cayman shares on the exchange of Noble-Cayman shares for Noble-Switzerland shares in the Transaction.

Q:	Has the U.S. Internal Revenue Service rendered an opinion on the Transaction?

A:	No. We are not requesting any ruling from the U.S. Internal Revenue Service.

Q:	Is the Transaction a taxable transaction for any of Noble-Cayman, Noble-Switzerland or merger sub?

A:	No. The Transaction is not a taxable transaction for any of Noble-Cayman, Noble-Switzerland or merger sub.

Q:	Will there be Swiss withholding tax on future share repurchases, if any, by Noble-Switzerland?

A:	Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax. The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use within certain periods in connection with stock option and restricted stock plans or other instruments, will generally not be subject to Swiss withholding tax. For shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate and tax law, the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. Upon consummation of the Transaction, we expect Noble-Switzerland to have a par value and qualifying additional paid-in capital for Swiss statutory reporting purposes, such that the combination of the two should approximate the fair market value of Noble-Cayman’s share capital immediately prior to the consummation of the Transaction.

As of November 30, 2008, Noble-Cayman had the authority to repurchase approximately 20.2 million of its ordinary shares under its share repurchase program announced in 2002, which was increased in 2007. Under Swiss law, certain restrictions on a company acquiring its own shares do not apply if a share repurchase is conducted with shareholder approval for the purpose of canceling the shares. Prior to the consummation of the Transaction, we expect Noble-Cayman, as the sole shareholder of Noble-Switzerland, to authorize the repurchase and cancellation of Noble-Switzerland shares, effective upon consummation of the Transaction, such that Noble-Switzerland will be authorized to repurchase shares in an amount approximately equal to the remaining authorization under the existing Noble-Cayman share repurchase program. We may make purchases under this repurchase program from time to time under such conditions, including price, as we may determine. Depending on market conditions and other factors, we may commence or suspend purchases at any time without prior notice.

Swiss companies listed on the SIX Swiss Exchange (“SIX”) generally carry out share repurchase programs through a “second trading line” on the SIX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on this second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has generally been slightly higher (but less than 1.0%) than the price of such companies’ shares in ordinary trading on the SIX first trading line.

We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. If we elect to repurchase our shares, we intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line. We expect that the cost to us and such market participants would not be materially different than the cost of share repurchases on a second trading line.

Q:	Will there be Swiss withholding tax on future dividends, if any, by Noble-Switzerland?

A:	A Swiss withholding tax of 35% is due on dividends and similar distributions to Noble-Switzerland shareholders from Noble-Switzerland, regardless of the place of residency of the shareholder, subject to the exceptions discussed below. Noble-Switzerland will be required to withhold at such rate and remit on a net basis any payments made to a holder of Noble-Switzerland shares and pay such withheld amounts to the Swiss federal tax authorities.

Under current Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate and tax law, distributions to shareholders out of qualifying additional paid-in capital for Swiss statutory purposes also will be exempt from the Swiss withholding tax. Upon completion of the Transaction, we expect Noble-Switzerland to have a par value and qualifying additional paid-in capital per share for Swiss statutory reporting purposes, such that the combination of the two should approximate the fair market value of Noble-Cayman’s share capital immediately prior to the consummation of the Transaction. Consequently, Noble-Switzerland expects that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. Please read “Swiss Tax Considerations — Consequences to Shareholders of Noble-Switzerland Subsequent to the Transaction — Exemption from Swiss Withholding Tax — Distributions to Shareholders.”

Q:	What is qualifying additional paid-in capital?

A:	Under Swiss statutory reporting requirements, qualifying additional paid-in capital per share represents the amount by which the issue price of a share exceeds its par value. Please note that qualifying additional paid-in capital for Noble-Switzerland’s statutory reporting purposes will not be the same as additional paid-in capital reflected on Noble-Switzerland’s consolidated financial statements prepared in accordance with U.S. GAAP.

Q:	How will qualifying additional paid-in capital for Swiss statutory reporting purposes be determined?

A:	Qualifying additional paid-in capital in the stand-alone Swiss statutory financial statements for Noble-Switzerland initially will represent the fair market value of Noble-Switzerland shares (including the Treasury Shares and the Formation Shares) less their aggregate par value. This fair market value will be calculated based on the closing price of an ordinary share of Noble-Cayman on the New York Stock Exchange on the date the Transaction becomes effective plus a share premium, the final amount of which, if any, will be determined on the date of the consummation of the Transaction based on a number of factors, including the volatility and price of the Noble-Cayman shares, and must be confirmed by a statutory auditor. The following table presents shareholders’ equity, as adjusted, in accordance with Swiss statutory reporting requirements as if the Transaction had occurred on September 30, 2008. The following table assumes the fair market value of the share capital of Noble-Cayman was approximately 9.0 billion Swiss francs, or $7.5 billion, which is based on the closing price of the Noble-Cayman ordinary shares reported on the New York Stock Exchange on November 30, 2008 and does not include any share premium. Assuming a 15% and 30% premium, respectively, the assumed fair market value of the Noble-Cayman share capital would have been approximately 10.4 billion Swiss francs and 11.7 billion Swiss francs, or $8.6 billion and $9.7 billion, respectively, and qualifying additional paid-in capital would have been 9.1 billion Swiss francs and 10.4 billion Swiss francs, or $7.5 billion and $8.6 billion, respectively. The foregoing is based on an exchange rate of 1.2079 Swiss francs to $1.00, the exchange rate on November 30, 2008. Because the amount of the premium, if any, will be derived based on a number of factors, including the volatility and price of the Noble-Cayman shares, we cannot determine the exact amount of the premium, if any, as of the date of this proxy statement.

At September 30,
2008
(In thousands)

Shareholders’ equity:
Shares, 5.00 Swiss francs par value per share, 278,827 issued(a)	$1,154,181
Qualifying additional paid-in capital	6,315,598
Retained earnings	—

Total shareholders’ equity	$7,469,779

(a)	Shares issued includes (1) 263,807,152 shares outstanding at September 30, 2008, (2) 15 million Treasury Shares to be issued to and held by Noble-Cayman in connection with the Transaction and (3) 20,000 Formation Shares representing the share capital issued to Noble-Cayman in connection with the formation of Noble-Switzerland, assuming a par value of 5.00 Swiss francs per Noble-Switzerland share. The actual par value per Noble-Switzerland share after the completion of the Transaction will be equal to the lesser of (A) 5.00 Swiss francs and (B) 30 percent of the fair market value of a Noble-Cayman ordinary share calculated on the basis of the closing price of such a share on the New York Stock Exchange on the date the Transaction becomes effective, plus a share premium, converted into Swiss francs at the then existing exchange rate between Swiss francs and U.S. dollars and rounded down to the nearest whole number. If the actual par value of the Noble-Switzerland shares is less than than 5.00 Swiss francs per share, the actual number of Formation Shares will increase.

See “Unaudited Summary Pro Forma Financial Information” for a pro forma presentation of Noble-Switzerland’s shareholders’ equity under U.S. GAAP.

Q:	When do you expect the Transaction to be completed?

A:	We intend to complete the Transaction as quickly as possible and, assuming the Transaction is approved by the requisite vote of members and by the Grand Court of the Cayman Islands, we expect to do so as soon as practicable following approval from the Grand Court. We currently expect to complete the Transaction late in the first quarter of 2009. See Annex E for an expected timetable. However, the Transaction may be withdrawn or postponed for any reason by our board of directors at any time prior to the Transaction becoming effective, even though the Transaction may have been approved by our members and all conditions to the Transaction may have been satisfied.

Q:	What will I receive for my Noble-Cayman shares?

A:	You will receive one Noble-Switzerland share for each Noble-Cayman share you hold immediately prior to the completion of the Transaction.

Q:	Do I have to take any action to exchange my Noble-Cayman shares?

A:	No. Your Noble-Cayman ordinary shares will be exchanged for Noble-Switzerland shares without any action on your part. You will not be required to exchange any physical share certificates.

Q:	Can I trade Noble-Cayman shares between the date of this proxy statement and the effective time of the Transaction?

A:	Yes. The Noble-Cayman shares will continue to trade during this period.

Q:	After the Transaction, where can I trade Noble-Switzerland shares?

A:	We expect the Noble-Switzerland shares to be listed and traded on the New York Stock Exchange under the symbol “NE,” the same symbol under which your shares are currently listed and traded.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on a proposed merger, reorganization and consolidation by way of Schemes of Arrangement under Cayman Islands law for the purpose of establishing a new Swiss holding company to serve as the publicly traded parent of the Noble group and thereby changing the place of incorporation of our publicly traded parent from the Cayman Islands to Switzerland. As a result of the Transaction, Noble-Cayman will become a direct, wholly-owned subsidiary of Noble-Switzerland, and you will become a shareholder of Noble-Switzerland.

You are also being asked to vote on a proposal to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Schemes of Arrangement proposal. Approval of the adjournment proposal is not a condition to consummation of the Schemes of Arrangement.

Q:	What vote of Noble-Cayman members is required to approve the proposals?

A:	The affirmative vote of a majority in number of the holders of the Noble-Cayman ordinary shares present and voting at the meeting, whether in person or by proxy, representing 75% or more in value of the ordinary shares present and voting at the meeting, whether in person or by proxy, is required to approve the Transaction. The affirmative vote of holders of at least a majority of the Noble-Cayman ordinary shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve the adjournment proposal.

Q:	What vote does my board of directors recommend?

A:	The Noble-Cayman board of directors recommends that Noble-Cayman’s members vote “FOR” both of the proposals.

Q:	What should I do now to vote?

A:	The meeting will take place on , 2009. After carefully reading and considering the information contained in this proxy statement and the documents incorporated by reference, please submit your proxy or voting instructions by telephone, via the Internet or by completing, signing and returning the enclosed proxy card or voting instruction card, as appropriate, in the enclosed return envelope as soon as possible. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If your shares are held in your name, you may also vote at the meeting in person. Even if you plan to attend the meeting, we urge you to submit your proxy by telephone, via the Internet, or by completing, signing and returning your proxy card. You can change your vote at any time before your proxy is voted at the meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you. We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares.

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You may revoke your proxy any time prior to its exercise by:

•	giving written notice of the revocation to the Corporate Secretary of Noble-Cayman;

•	properly submitting a later-dated proxy by telephone or via the Internet;

•	properly completing and executing a later-dated proxy card and delivering it to the Corporate Secretary of Noble-Cayman at or before the meeting; or

•	appearing at the meeting, notifying the Corporate Secretary of Noble-Cayman and voting in person.

However, your attendance alone at the meeting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	Are proxy materials available on the Internet?

A:	Yes.

Important Notice Regarding the Availability of Proxy Materials for
the Meeting of Members to be Held on          , 2009.

Our Proxy Statement is available at
www.noblecorp.com

Q:	What happens after the meeting?

A:	If the Transaction is approved at the meeting, Noble-Cayman and merger sub will apply to the Grand Court of the Cayman Islands for the approval of the Schemes of Arrangement. You are entitled to be present at that hearing in person or through your attorney to support or oppose the applications for approval of the Grand Court. The hearings are scheduled for on , 2009.

Q:	Whom should I call if I have questions about the meeting or the Transaction?

A:	You should contact either of the following:

Noble-Cayman:

Lee M. Ahlstrom
Vice President — Investor Relations and Planning
Noble Drilling Services Inc.
13135 South Dairy Ashford,
Suite 800
Sugar Land, Texas 77478
Fax: (281) 276-6550
Phone: (281) 276-6100

the proxy solicitor:

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Transaction more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the annexes. The Agreement and Plan of Merger, Reorganization and Consolidation and the Schemes of Arrangement attached as Annex A and Annex B to this proxy statement, respectively, are the primary legal documents that govern the Transaction. After consummation of the Transaction, the articles of association and by-laws of Noble-Switzerland, attached as Annex F and Annex G to this proxy statement, respectively, will govern Noble-Switzerland, the company whose shares you will own. We encourage you to read those documents. Unless otherwise indicated, currency amounts in this proxy statement are stated in U.S. dollars.

Parties to the Transaction

Noble-Cayman.  Noble-Cayman is a leading offshore drilling contractor for the oil and gas industry. Noble-Cayman performs, through its subsidiaries, contract drilling services with a fleet of 63 offshore drilling units located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the North Sea, Brazil and West Africa. This fleet consists of 13 semisubmersibles, four dynamically positioned drillships, 43 jackups and three submersibles. This fleet count includes five rigs currently under construction.

Our long-standing business strategy is the active expansion of our worldwide offshore drilling and deepwater capabilities through acquisitions, upgrades and modifications, and the deployment of drilling assets in important geological areas. We have also actively expanded our offshore drilling and deepwater capabilities in recent years through the construction of new rigs.

Noble-Cayman and its predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939.

Noble-Switzerland.  Noble-Switzerland is a newly formed Swiss corporation and is currently wholly owned by Noble-Cayman. Noble-Switzerland has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction. As a result of the Transaction, Noble-Switzerland will become the parent holding company of the Noble group, including Noble-Cayman.

Merger sub.  Merger sub is a company newly organized under the laws of the Cayman Islands for the purpose of merging with Noble-Cayman in the Transaction, with Noble-Cayman as the surviving corporation. Merger sub is a direct, wholly-owned subsidiary of Noble-Switzerland. Merger sub has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction. As a result of the Transaction, merger sub will be dissolved and will cease to exist.

The principal executive offices of Noble-Cayman and merger sub are located at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478. The telephone number of each party at that address is (281) 276-6100. The principal executive offices of Noble-Switzerland are currently located at Dorfstrasse 19A, 6340 Baar, Canton of Zug, Switzerland, and the telephone number at that address is +41-(0)41-761-6555.

The Transaction (see page 24)

The Transaction will effectively change the place of incorporation of the publicly traded parent of the Noble group from the Cayman Islands to Baar, Canton of Zug, Switzerland. At the time of this proxy statement, we have not concluded that we will relocate our principal executive offices from Sugar Land, Texas. However, we are continuing to analyze this issue and we may relocate such offices either before or after the consummation of the Transaction if we believe it would be in the best interests of Noble and our shareholders.

The Transaction will involve several steps. First, we have formed Noble-Switzerland. Noble-Switzerland, in turn, has formed merger sub. Following the meeting of members and hearings of the Grand Court of the

Cayman Islands on          , 2009, assuming we have obtained the necessary member and court approvals, merger sub will merge with Noble-Cayman by way of a Scheme of Arrangement, with Noble-Cayman as the surviving company. In the Transaction, Noble-Switzerland will increase its share capital and it will issue, through an exchange agent, one share of Noble-Switzerland in exchange for each share of Noble-Cayman. Also, Noble-Switzerland will issue, through an exchange agent, the Treasury Shares (15 million shares) to Noble-Cayman in the Transaction for future use to satisfy our obligation to deliver shares in connection with awards granted under our employee benefits plans and other general corporate purposes. In connection with the Transaction, Noble-Cayman shareholders will waive all claims and rights they may have with respect to Noble-Switzerland’s issuance of the Treasury Shares in the Transaction and authorize the exchange agent to contribute the Treasury Shares to Noble-Cayman as part of the Transaction. As a result of the Transaction, merger sub will be dissolved and will cease to exist and Noble-Cayman will become a direct, wholly-owned subsidiary of Noble-Switzerland.

After the Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its subsidiaries, the same businesses as conducted by Noble-Cayman before the Transaction. The number of shares you will own in Noble-Switzerland immediately after the transaction will be the same as the number of shares you owned in Noble-Cayman immediately prior to the Transaction, and your relative economic interest in the Noble group will remain unchanged.

The completion of the Transaction will change the governing corporate law that applies to shareholders of our parent company from Cayman Islands law to Swiss law. Swiss corporate law differs from Cayman Islands corporate law in various respects. See “Comparison of Rights of Shareholders” for a summary of some of these differences.

Upon completion of the Transaction, we will remain subject to the U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles (“U.S. GAAP”).

The Transaction will be effected pursuant to the Agreement and Plan of Merger, Reorganization and Consolidation and the Schemes of Arrangement, which are the primary legal documents that will govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A and Annex B, respectively.

We anticipate that the Transaction will become effective as soon as practicable following approval of the Grand Court of the Cayman Islands at the hearing on          , 2009, upon our filing of the court order sanctioning the Transaction with the Cayman Islands registrar of companies.

Reasons for the Transaction (see page 25)

We believe that our planned change of the place of incorporation of the publicly traded parent of the Noble group from the Cayman Islands to Switzerland should enable us to benefit from the global reputation for financial and political stability that we believe Switzerland enjoys and improve our ability to maintain a predictable worldwide effective corporate tax rate that is competitive with many of our international competitors. We believe that maintaining such a tax rate would assist us in preserving our competitive position within the international offshore drilling industry. We also believe this could make Noble-Switzerland a more attractive investment alternative than Noble-Cayman.

Tax Considerations (see page 33)

The Transaction is not a taxable transaction for any of Noble-Cayman, Noble-Switzerland or merger sub. Under U.S. tax law, holders of shares of Noble-Cayman generally will not recognize gain or loss on the exchange of such shares for shares of Noble-Switzerland in the Transaction. Under Swiss tax law, no tax is due for non-Swiss holders of Noble-Cayman shares on the exchange of Noble-Cayman shares for Noble-Switzerland shares in the Transaction. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax and Swiss tax consequences of the Transaction to Noble-Cayman shareholders. There are no Cayman Islands tax consequences of the Transaction to Noble or our shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Transaction to you.

Rights of Shareholders (see page 56)

Many of the principal attributes of Noble-Cayman’s ordinary shares and Noble-Switzerland’s registered shares will be similar. However, if the Transaction is consummated your future rights under Swiss corporate law as a holder of registered shares of Noble-Switzerland will differ from your current rights under Cayman Islands corporate law as a holder of ordinary shares of Noble-Cayman. In addition, Noble-Switzerland’s proposed articles of association and by-laws differ from Noble-Cayman’s memorandum and articles of association. We discuss some of these differences in detail under “Comparison of Rights of Shareholders.” Copies of Noble-Switzerland’s proposed articles of association and by-laws are attached as Annex F and Annex G to this proxy statement, respectively.

Stock Exchange Listing (see page 31)

We expect that immediately following the Transaction, the shares of Noble-Switzerland will be listed on the New York Stock Exchange under the symbol “NE,” the same symbol under which the Noble-Cayman ordinary shares are currently listed.

Court Approval of the Transaction (see page 27)

The Transaction cannot be completed without the approval of the Grand Court of the Cayman Islands. Subject to the members of Noble-Cayman approving the Transaction by the required vote, a Grand Court hearing will be required to seek the sanction of the Transaction. At the hearing, the Grand Court may impose such conditions as it deems appropriate in relation to the Transaction but may not impose any material changes without the consent of Noble-Cayman, Noble-Switzerland and merger sub. In determining whether to exercise its discretion and approve the Transaction, the Grand Court will determine, among other things, whether the Schemes of Arrangement might reasonably be approved by the members of Noble-Cayman. You are entitled to be present at that hearing in person or through your attorney to support or oppose the applications for approval of the Grand Court.

No Appraisal Rights (see page 30)

Under Cayman Islands law, the members of Noble-Cayman will not have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

Accounting Treatment of the Transaction (see page 31)

Under U.S. GAAP, the Transaction will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Noble-Switzerland will be reflected at their carrying amounts in the accounts of Noble-Cayman at the effective time of the Transaction.

Market Price and Dividend Information (see page 83)

On December 18, 2008, the last trading day before the public announcement of the Transaction, the closing price of the Noble-Cayman ordinary shares on the New York Stock Exchange was $22.35 per share. On          , 2009, the most recent practicable date before the date of this proxy statement, the closing price of the Noble-Cayman ordinary shares was $      per share.

Following the completion of the Transaction, our ability to declare and pay dividends will be subject to shareholder approval, and the amount of any future dividends will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by our board of directors and restrictions imposed by Swiss law.

Effects of the Transaction on Dividends and Distributions in Relation to a Reduction in Par Value (see page 30)

Under Swiss law all dividends and all distributions in relation to a reduction in par value payable by a company must be approved in advance by the shareholders of the company. In addition, Noble-Switzerland will be required to declare the amount available for any dividends and distributions in relation to a reduction in par value in Swiss francs. However, we intend to arrange for the transfer agent for registered shares in Noble-Switzerland to convert the amount of dividends and distributions payable in Swiss francs into U.S. dollars based on the U.S. dollar/Swiss franc exchange rate near the time of the payment date so that dividends and distributions can be made to shareholders in U.S. dollars.

We currently intend, subject to the discretion of our board of directors, the needs of our business and certain other factors, to propose at our annual general meetings in 2009 and 2010, a reduction in par value that may be effected in four quarterly installments. The amount of a proposed par value reduction will be based on the board of directors’ determination of an appropriate U.S. dollar distribution in relation to a reduction in par value and will be converted into Swiss francs for purposes of obtaining shareholder approval based on the U.S. dollar/Swiss franc exchange rate shortly before the annual general meeting. As a result, shareholders will be exposed to fluctuations in the U.S. dollar/Swiss franc exchange rate between such date and the distribution payment dates. Our board of directors may, but is not required to, take into account in determining a proposed par value reduction the amount of U.S. dollars actually received by shareholders in the prior year versus the U.S. dollar amount on which the prior year’s par value reduction was based.

Meeting of Members (see page 78)

Time, Place, Date and Purpose.  The meeting of members of Noble-Cayman will be held on          , 2009 at          , local time, at          . At the meeting, Noble-Cayman’s board of directors will ask the members to vote to approve:

•	the Transaction, which will be effected by the Schemes of Arrangement, in connection with the Agreement and Plan of Merger, Reorganization and Consolidation, pursuant to which:

■	Noble-Cayman will merge with merger sub, with Noble-Cayman surviving;

■	holders of Noble-Cayman ordinary shares will receive, through an exchange agent, one share of Noble-Switzerland in exchange for each ordinary share of Noble-Cayman that they hold and, as a result, will become shareholders of Noble-Switzerland;

■	Noble-Cayman will receive, through the exchange agent, 15 million shares of Noble-Switzerland for future use to satisfy our obligations to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes; and

■	Noble-Switzerland will assume certain employee benefit plans that are sponsored by Noble-Cayman and amend such plans to permit the issuance or delivery of Noble-Switzerland shares thereunder, rather than Noble-Cayman shares, including treasury shares of Noble-Switzerland;

•	a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Transaction; and

•	other business as may properly come before the meeting or any adjournment thereof.

Record Date.  Only holders of record of Noble-Cayman ordinary shares on          , 2009 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

Quorum.  There is no formal quorum requirement for a meeting of members convened to consider the terms of a scheme of arrangement under Cayman Islands law. Nonetheless, we will not petition the Grand Court of the Cayman Islands to sanction the Transaction unless members holding a majority of the outstanding Noble-Cayman ordinary shares are present in person or by proxy at the meeting of members (or any adjournment of the meeting of members), which number of members would constitute a quorum for most purposes under Noble-Cayman’s articles of association. In this proxy statement, we sometimes refer to this required “turnout” as the “quorum” required for the meeting. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum in respect of the proposals to be considered at the meeting. Under Cayman Islands law, if the ordinary shares represented at a meeting, either in person or by proxy, amounts to less than 50% of Noble-Cayman’s outstanding ordinary shares, the chairman of the board of directors is entitled to adjourn the meeting to such time and place as he deems fit.

Recommendation of the Board of Directors (see page 30)

The Noble-Cayman board of directors recommends that Noble-Cayman’s members vote “FOR” the Transaction. The Noble-Cayman board of directors also recommends that Noble-Cayman’s members vote “FOR” the adjournment proposal, which is not a condition to consummation of the Transaction.

Required Vote (see page 30)

The Transaction requires the affirmative vote of a majority in number of the holders of the Noble-Cayman ordinary shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the ordinary shares present and voting on the proposal at the meeting, whether in person or by proxy. The affirmative vote of holders of at least a majority of the Noble-Cayman ordinary shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve the adjournment proposal. See “The Meeting of Members — Record Date; Voting Rights; Vote Required for Approval.”

As of          , 2009, the record date, there were           ordinary shares of Noble-Cayman outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately           of such shares. This represents approximately     % of the outstanding ordinary shares of Noble-Cayman. These persons have informed us that they intend to vote their shares for the Transaction.

Proxies and Voting Instruction Cards (see page 79)

Proxies.  A proxy card is being sent to each member as of the record date. If you held shares on the record date, you may grant a proxy by telephone, via the Internet or by marking the proxy card appropriately, executing it in the space provided and returning it to Noble-Cayman. If you hold your Noble-Cayman shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a proxy card must be received by Noble-Cayman prior to the beginning of voting at the meeting of members.

Voting Instruction Cards.  A voting instruction card is being sent to participants in the Noble Drilling Corporation 401(k) Savings Plan, as amended (the “Savings Plan”), for whom ordinary shares are credited to their account under the Savings Plan. If you were such a participant in the Savings Plan on the record date, you may instruct the trustee of the Savings Plan how to vote by telephone, via the Internet, or by marking the voting instruction card appropriately, executing it in the space provided and returning it to Noble-Cayman. To be effective, a voting instruction card must be received by Noble-Cayman prior to the beginning of voting at the meeting of members.

Revocation.  You may revoke your proxy card at any time prior to its exercise by:

•	giving written notice of the revocation to the Corporate Secretary of Noble-Cayman;

•	properly submitting a later-dated proxy by telephone or via the Internet;

•	properly completing and executing a later-dated proxy card and delivering it to the Corporate Secretary of Noble-Cayman at or before the meeting; or

•	appearing at the meeting, notifying the Corporate Secretary of Noble-Cayman and voting in person.

However, your attendance alone at the meeting will not revoke your proxy.

Absence of Instructions.  Shares represented by a proxy that has not been revoked will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted FOR the Transaction and the adjournment proposal.

The trustee under the Savings Plan will vote the ordinary shares credited to the Savings Plan participants’ accounts in accordance with such participants’ instructions. If no such voting instructions are received from a participant, then, unless otherwise instructed by the Savings Plan Committee, the trustee under the Savings Plan will vote the shares credited to such participant’s account in the same proportions as the shares for which voting instructions have been received from Savings Plan participants.

Selected Historical Financial Data

The following selected financial data for Noble-Cayman are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and accompanying notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations, all of which are incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

We have included no data for Noble-Switzerland or merger sub because those entities were not in existence during any of the periods shown below.

	Nine Months
	Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(In thousands, except per share amounts)

STATEMENT OF INCOME DATA:
Operating revenues	$2,536,347	$2,163,699	$2,995,311	$2,100,239	$1,382,137	$1,066,231	$987,380
Net income	1,142,428	858,631	1,206,011	731,866	296,696	146,086	166,416
Net income per share:
Basic	$4.30	$3.22	$4.52	$2.69	$1.09	$0.55	$0.63
Diluted	4.26	3.19	4.48	2.66	1.08	0.55	0.63
BALANCE SHEET DATA (at end of period):
Cash and cash equivalents(1)	$213,653	$150,579	$161,058	$61,710	$166,302	$191,578	$237,843
Property and equipment, net	5,395,063	4,575,109	4,795,916	3,858,393	2,999,019	2,743,620	2,625,866
Total assets	6,611,157	5,508,913	5,876,006	4,585,914	4,346,367	3,307,973	3,189,633
Long-term debt	701,519	776,823	774,182	684,469	1,129,325	503,288	541,907
Total debt(2)	726,871	786,971	784,516	694,098	1,138,297	511,649	589,573
Shareholders’ equity	4,962,696	4,001,082	4,308,322	3,228,993	2,731,734	2,384,434	2,178,425
OTHER DATA:
Net cash provided by operating activities	$1,331,665	$995,385	$1,414,373	$988,715	$529,010	$332,221	$365,308
Capital expenditures	880,110	942,439	1,287,043	1,122,061	545,095	333,989	344,118
Cash dividends declared per share(3)	0.87	0.12	0.12	0.08	0.05	—	—

(1)	Consists of cash and cash equivalents as reported on our consolidated balance sheets under current assets.

(2)	Consists of long-term debt and current portion of long-term debt.

(3)	In October 2004, our board of directors took action to modify our then existing dividend policy and to institute a new policy in the first quarter of 2005 for the payment of a quarterly cash dividend. We also paid a special dividend of $0.75 per share in May 2008.

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for Noble-Switzerland are not presented in this proxy statement because no significant pro forma adjustments are required to be made to the historical consolidated statement of income or balance sheet of Noble-Cayman for the nine months ended and as of September 30, 2008 or to the historical consolidated statement of income of Noble-Cayman for the year ended December 31, 2007. Those financial statements are included in Noble-Cayman’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in its Current Report on Form 8-K dated November 18, 2008.

As a result of the Transaction, the par value of the shares of Noble-Switzerland immediately following the effectiveness of the Transaction will increase as compared with the par value of the shares of Noble-Cayman immediately before effectiveness of the Transaction, resulting in a corresponding reduction first to additional paid-in capital and then to retained earnings of Noble-Switzerland immediately following the Transaction as compared with that of Noble-Cayman immediately before the Transaction. The following unaudited summary pro forma information presents our consolidated shareholders’ equity as of September 30, 2008, actual, and as adjusted, assuming the Transaction had been completed on September 30, 2008. The pro forma adjustment reflects the completion of the Transaction, including the increase in par value and the corresponding decreases in additional paid-in capital and retained earnings assuming a par value of 5.00 Swiss francs per Noble-Switzerland share, a fair market value of the share capital of Noble-Cayman of 5.00 Swiss francs and an exchange rate of 1.1077 Swiss francs to $1.00 effective on September 30, 2008. You should read this table in conjunction with Noble-Cayman’s unaudited interim consolidated financial statements and the notes thereto, which are incorporated by reference in this proxy statement.

	At September 30, 2008
		As
	Actual	Adjusted
	(In thousands)

Shareholders’ equity:
Ordinary shares, par value $0.10 per share; 400,000 shares authorized; 263,807 shares issued and outstanding, actual; and 5.00 Swiss francs par value, 418,241 authorized, 139,414 conditionally authorized, 278,827 issued and 263,807 outstanding, as adjusted(a)	$26,381	$1,190,788
Additional paid-in capital(b)	439,679	—
Retained earnings	4,511,660	3,786,932
Accumulated other comprehensive loss	(15,024)	(15,024)

Total shareholders’ equity	$4,962,696	$4,962,696

(a)	Shares issued, as adjusted, includes (1) 263,807,152 shares outstanding at September 30, 2008, (2) 15 million Treasury Shares to be issued to and held by Noble-Cayman in connection with the Transaction and (3) 20,000 Formation Shares representing the share capital issued to Noble-Cayman in connection with the formation of Noble-Switzerland, assuming a par value of 5.00 Swiss francs per Noble-Switzerland share. Shares outstanding, as adjusted, are presented net of the shares described in clauses (2) and (3). The actual par value per Noble-Switzerland share after the completion of the Transaction will be equal to the lesser of (A) 5.00 Swiss francs and (B) 30% of the fair market value of a Noble-Cayman ordinary share calculated on the basis of the closing price of such a share on the New York Stock Exchange on the date the Transaction becomes effective plus a share premium, converted into Swiss francs at the then existing exchange rate between Swiss francs and U.S. dollars and rounded down to the nearest whole number. If the actual par value of the Noble-Switzerland shares is less than 5.00 Swiss francs per share, the actual number of Formation Shares will increase.

(b)	Additional paid-in capital is presented in the table in accordance with U.S. GAAP and is different from qualifying additional paid-in capital presented in the stand-alone Swiss statutory financial statements for Noble-Switzerland. As a result of the Transaction, qualifying additional paid-in capital will represent the amount by which the aggregate fair market value of the shares of Noble-Switzerland, determined immediately prior to the effective time of the Transaction, exceeds the aggregate par value of such shares. See “Questions and Answers About the Transaction — How will qualifying additional paid-in capital for Swiss statutory reporting purposes be determined?” for a discussion of shareholders’ equity under Swiss statutory reporting requirements.

Transaction costs incurred in connection with the Transaction are not expected to be material and will be expensed as incurred.

RISK FACTORS

Before you decide how to vote on the Transaction, you should carefully consider the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including the information set forth in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2007, and in Part II, Item 1A, “Risk Factors,” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and subsequent filings with the SEC.

The anticipated benefits of the Transaction may not be realized.

We may not realize the benefits we anticipate from the Transaction. See “The Transaction — Background and Reasons for the Transaction.” Our failure to realize those benefits could have an adverse effect on our business, results of operations or financial condition.

Your rights as a shareholder will change as a result of the Transaction.

Because of differences between Swiss corporate law and Cayman Islands corporate law and differences between the governing documents of Noble-Switzerland and Noble-Cayman, your rights as a member will change if the Transaction is completed. For example, following the Transaction, under Noble-Switzerland’s articles of association, shareholders who “Own” (as defined in the articles of association) shares representing 15% or more of Noble-Switzerland’s share capital registered in the commercial register (excluding treasury shares) will be limited to voting one vote less than 15% of the share capital registered in the commercial register (excluding treasury shares). This provision is not uncommon among Swiss companies and may have an anti-takeover effect by making it more difficult for a third party to acquire us without the consent of our board of directors. For a description of these and some of the other differences, see “Comparison of Rights of Shareholders.”

The market for the Noble-Switzerland shares may differ from the market for the Noble-Cayman shares, and Noble-Switzerland’s shares may be removed as a component of the Standard & Poor’s 500 Index and other indices or certain other funds.

We intend to list the Noble-Switzerland shares on the New York Stock Exchange under the symbol “NE,” the same trading symbol as the Noble-Cayman shares. The market price, trading volume or volatility of the Noble-Switzerland shares could be different than those of the Noble-Cayman shares.

Noble-Cayman’s ordinary shares are currently a component of the Standard & Poor’s 500 Index and other indices. S&P has considered Noble-Cayman and a number of other “offshore registered companies” domestic companies for purposes of inclusion in the S&P 500. S&P may decide to remove Noble-Switzerland’s shares as a component of the S&P 500, and, while we are uncertain as to when S&P will make its determination, this determination may not be made until after the meeting of members. S&P has removed the shares of other offshore registered companies that recently migrated from the Cayman Islands to Switzerland. Similar issues could arise with respect to whether Noble-Switzerland’s shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the Transaction. If Noble-Switzerland’s shares are removed as a component of the S&P 500 or other indices or no longer meet the qualifications of such funds, institutional investors attempting to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would likely sell their shares, which could adversely affect the price of the Noble-Switzerland shares. Any such adverse impact on the price of the Noble-Switzerland shares could be magnified by the current heightened volatility in the financial markets.

As a result of increased shareholder approval requirements, Noble-Switzerland will have less flexibility than Noble-Cayman with respect to managing its capital structure.

Under Cayman Islands law, Noble-Cayman’s directors may issue, without shareholder approval, any ordinary shares authorized in Noble-Cayman’s memorandum of association that are not issued or reserved.

Cayman Islands law also provides substantial flexibility in establishing the terms of preferred shares. In addition, Noble-Cayman’s board of directors has the right, subject to statutory limitations, to declare and pay dividends on Noble-Cayman’s ordinary shares without a shareholder vote.

Swiss law allows Noble-Switzerland’s shareholders to approve authorized share capital and conditional share capital that can be issued by the board of directors, but each such approval is limited to 50% of the existing registered share capital and the approval related to the authorized share capital must be renewed by the shareholders at least every two years. Additionally, Swiss law grants preemptive rights and preferential subscription rights to existing shareholders to subscribe for new issuances of shares and new issuances of securities convertible into or exercisable for shares, respectively, that can only be limited or withdrawn for important reasons. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares. Swiss law also reserves for approval by shareholders many corporate actions over which Noble-Cayman’s board of directors currently has authority. For example, dividends and issuances of preferred stock by Noble-Switzerland must be approved by its shareholders. We cannot assure you that situations will not arise in the future where such flexibility would have provided substantial benefits to our shareholders.

As a result of the higher par value of the Noble-Switzerland shares, Noble-Switzerland will have less flexibility than Noble-Cayman to manage its capital structure.

Upon the completion of the Transaction, the par value per Noble-Switzerland share will be equal to the lesser of (1) 5.00 Swiss francs and (2) 30% of the fair market value of a Noble-Cayman ordinary share calculated on the basis of the closing price of such a share on the New York Stock Exchange on the date the Transaction becomes effective plus a premium, converted into Swiss francs based on the then existing exchange rate between Swiss francs and U.S. dollars and rounded down to the nearest whole number. The par value of Noble-Cayman’s ordinary shares is $0.10 per share. Under Swiss law, Noble-Switzerland generally may not issue its shares below par value. Based on the closing price of Noble-Cayman’s ordinary shares on the New York Stock Exchange on November 30, 2008, no share premium and an exchange rate of 1.2079 Swiss francs to $1.00 effective on November 30, 2008, the par value of the Noble-Switzerland shares would have been 5.00 Swiss francs per share or $4.14 per share. If Noble-Switzerland needs to raise common equity capital at a time when the trading price of its shares is below the par value of its shares, Noble-Switzerland will need to obtain approval of its shareholders to decrease the par value of its shares or issue another class of shares with a lower par value. We cannot assure you that Noble-Switzerland would be able to obtain such shareholder approval. In addition, obtaining shareholder approval would require filing a proxy statement with the SEC and convening a meeting of shareholders, which would delay any capital raising plans. Furthermore, any reduction in par value would decrease Noble-Switzerland’s par value available for future repayment of share capital without being subject to Swiss withholding tax.

Noble-Switzerland will be required to declare the amount available for any dividends and distributions in relation to a reduction in par value in Swiss francs, and any currency fluctuations between the U.S. dollar and Swiss francs will affect the dollar value of the dividends and distributions we pay.

Under Swiss law, we will be required to declare dividends and distributions in relation to a reduction in par value in Swiss francs. Dividend and distribution payments will be made by our transfer agent in U.S. dollars, converted at the U.S. dollar/Swiss franc exchange rate shortly before the payment date. As a result, shareholders will be exposed to fluctuations in the U.S. dollar/Swiss franc exchange rate between the declaration date of any proposed dividend or distribution and the relevant payment date.

Noble-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.

If Noble-Switzerland is not successful in its efforts to make distributions, if any, through a reduction of par value or, after January 1, 2011, pay dividends, if any, out of qualifying additional paid-in capital, then any dividends paid by Noble-Switzerland will generally be subject to a Swiss federal withholding tax at a rate of 35%. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax

Administration. Dividends, if any, paid on Noble-Cayman’s shares are not currently subject to withholding tax in the Cayman Islands. A U.S. holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the “U.S.-Swiss Treaty,” may apply for a refund of the tax withheld in excess of the 15% treaty rate (or for a full refund in case of qualified pension funds). Payment of a capital distribution in the form of a par value reduction is not subject to Swiss withholding tax. However, there can be no assurance that Noble-Switzerland’s shareholders will approve a reduction in par value, that Noble-Switzerland will be able to meet the other legal requirements for a reduction in par value or that Swiss withholding rules will not be changed in the future. In addition, over the long term, the amount of par value available for Noble-Switzerland to use for par value reductions will be limited. If Noble-Switzerland is (i) unable to make a distribution through a reduction in par value or (ii) after January 1, 2011, unable to pay a dividend out of qualifying additional paid-in capital, Noble-Switzerland may not be able to make distributions without subjecting you to Swiss withholding taxes.

Under present Swiss tax law, repurchases of shares for the purpose of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax on the difference between the par value and the repurchase price. We may follow a share repurchase process for future share repurchases, if any, similar to a “second trading line” on the SIX in which Swiss institutional investors sell shares to us and are generally able to receive a refund of the Swiss withholding tax. However, if Noble-Switzerland is unable to use this process successfully, Noble-Switzerland may not be able to repurchase shares for the purposes of capital reduction without subjecting you to Swiss withholding taxes.

The Transaction may not allow us to maintain a worldwide effective corporate tax rate that is competitive in our industry.

We believe that the Transaction should improve our ability to maintain a worldwide effective corporate tax rate that is competitive in our industry. However, we cannot give any assurance as to what our effective tax rate will be after the Transaction because of, among other things, uncertainty regarding future dayrates, where our rigs might be operating and the tax policies of the jurisdictions where we operate. Also, the tax laws of the United States, Switzerland and other jurisdictions could change in the future. In particular, legislative action may be taken by the U.S. Congress which, if ultimately enacted, could override tax treaties upon which we expect to rely and adversely affect our effective tax rate despite the Transaction. If proposals were enacted that had the effect of disregarding the Transaction or limiting our ability as a Swiss company to utilize the tax treaties between Switzerland and the United States, we could be subjected to increased taxation despite the Transaction. As a result, our actual effective tax rate may be materially different from our expectation.

We may choose to defer or abandon the Transaction.

We may terminate and abandon the Transaction, at any time, by action of our board of directors, whether before or after the meeting of members. While we currently expect the Transaction to take place as soon as practicable after obtaining member approval of the Transaction at the meeting of members, our board of directors may defer the Transaction for a significant time or may abandon the Transaction after the meeting of members because, among other reasons, of an increase in our estimated cost of the Transaction or a determination by the board of directors that the Transaction is no longer in the best interests of the Noble shareholders or may not result in the benefits we expect.

The Transaction and the possible relocation of our management could result in adverse effects on our management’s ability to effectively manage our business.

Our management has been required to devote substantial attention to the Transaction and will continue to be required to do so until the Transaction is complete and our management has become familiar with operating our holding company as a Swiss corporation. This attention has and will continue to distract our management from other business of our company. Furthermore, the analysis and possibility of relocating our management from Sugar Land, Texas may distract our management and have other adverse effects on our business. Even though at the present time we have not concluded that we should relocate our senior management from Sugar Land, Texas, we continue to analyze this issue and we may relocate our management at any time, either before or after the time of the meeting or the completion of the Transaction. Such relocation could have an adverse effect on the ability of our management to effectively and efficiently manage our business. Relocating our management would require us to incur additional compensation expense, including in the form of relocation compensation packages and additional incentive compensation to members of our management that are not Swiss residents. Relocating our management also could be disruptive to our normal business communications with lower level staff and may have an adverse effect on our ability to hire and retain qualified individuals within our organization at management level positions where such individuals do not desire to live outside of the United States. It is not possible to quantify the effect on our operations of the requirement that our management devote attention to the Transaction or to a future relocation of our management.

We will be subject to various Swiss taxes as a result of the Transaction.

Although we do not expect Swiss taxes to materially affect our worldwide effective corporate tax rate, we will be subject to additional corporate taxes in Switzerland as a result of the Transaction. Switzerland imposes a corporate federal income tax for holding companies at an effective tax rate of 7.83%, although we should be entitled to a “participation relief” that in most cases will effectively eliminate any Swiss taxation on the profits of our subsidiaries paid by them to us as dividends as well as on capital gains related to the sale of participations. We also will be subject to a Swiss issuance stamp tax levied on share issuances, other than in connection with the Transaction, or increases of our share capital at a rate of 1% of the fair market value of the issuance or increase. In addition, we will be subject to Swiss issuance stamp tax on any debt issuances at a rate of 0.12% per year of duration and some other Swiss indirect taxes (e.g., VAT and Swiss securities transfer stamp tax). We currently are not subject to income, capital, stamp or issuance taxes in the Cayman Islands.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this proxy statement or in the documents incorporated by reference regarding any expected benefits, effects or results of the Transaction, the timing of the Transaction, the tax and accounting treatment of the Transaction and expenses related to the Transaction, and our financial position, business strategy, plans and objectives of management for future operations and industry conditions, are forward-looking statements. When used in this proxy statement or in the documents incorporated by reference, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct.

The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this proxy statement or incorporated by reference:

•	an inability to realize expected benefits from the Transaction or the occurrence of difficulties in connection with the Transaction;

•	costs related to the Transaction, which could be greater than expected;

•	an inability to obtain waivers or consents from third parties in connection with the Transaction;

•	changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

•	worldwide demand for oil and gas which is impacted by changes in economic conditions in the U.S. or in other major international economies;

•	significant changes in trade, monetary or fiscal policies worldwide;

•	currency fluctuations between the U.S. dollar and other currencies;

•	costs and effects of unanticipated legal proceedings;

•	volatility in crude oil and natural gas prices;

•	heavy demand for the equipment and services we need in order to finish on schedule any shipyard, construction, refurbishment and conversion project that we have underway or plan to begin;

•	potential deterioration in demand by our customers for our drilling services;

•	intense competition in the contract drilling industry;

•	political and economic conditions in markets where we from time to time operate;

•	adverse weather (such as hurricanes and monsoons) and seas;

•	operational risks (such as blowouts, cratering and collisions or grounding of offshore equipment);

•	cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or their exercise of early termination provisions generally found in our drilling contracts;

•	limitations on our insurance coverage or our inability to obtain or maintain insurance coverage at rates that we believe are commercially reasonable;

•	requirements and potential liability imposed by governmental regulation of the drilling industry (including environmental regulation);

•	changes in our customers’ drilling programs or budgets due to their own internal corporate events, changes in the markets and prices for oil and gas, or shifts in the relative strengths of various geographic drilling markets brought on by things such as a general economic slowdown, or regional or worldwide recession;

•	the discovery rate of additional oil and/or gas reserves and the rate of decline of existing reserves;

•	changes in oil and gas drilling technology or in our competitors’ drilling rig fleets that could make our drilling rigs less competitive or require major capital investment to keep them competitive;

•	acts of war or terrorism or other civil disturbances;

•	factors discussed under “Risk Factors” and the “Background and Reasons for the Transaction” subsection under “The Transaction” and elsewhere in this proxy statement; and

•	factors discussed in the documents that we incorporate by reference into this proxy statement.

Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks before deciding how to vote.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

THE TRANSACTION

Our board of directors has approved and recommends that you approve the Transaction. The Transaction involves several steps. First, we have formed Noble-Switzerland. Noble-Switzerland, in turn, has formed merger sub. Following the meeting of members to be held on          , 2009 and hearings of the Grand Court of the Cayman Islands scheduled for          , 2009, assuming we have obtained the necessary member and court approvals, merger sub will merge with Noble-Cayman by way of a Scheme of Arrangement under Cayman Islands law, with Noble-Cayman as the surviving company. As a result of the Transaction, Noble-Cayman will become a direct, wholly-owned subsidiary of Noble-Switzerland. The Transaction will be effected pursuant to the Agreement and Plan of Merger, Reorganization and Consolidation and the Schemes of Arrangement, which are the primary legal documents that govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A and Annex B, respectively. We encourage you to read those documents carefully.

In the Transaction, Noble-Switzerland will increase its share capital and issue, through an exchange agent, one share of Noble-Switzerland in exchange for each share of Noble-Cayman, plus an additional 15 million Treasury Shares to Noble-Cayman for future use to satisfy our obligation to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes. The issuance of shares by Noble-Switzerland to our shareholders and, with respect to the Treasury Shares, to Noble-Cayman, will be effected through a contribution in kind agreement that is described below. After the Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its subsidiaries, the same businesses as conducted by Noble-Cayman before the Transaction. The number of shares you will own immediately after the Transaction will be the same as the number of shares you owned in Noble-Cayman immediately prior to the Transaction, and your relative economic interest in the Noble group will remain unchanged. Immediately after the Transaction, Noble-Switzerland will have outstanding the same number of shares as there were outstanding shares of Noble-Cayman immediately before the Transaction, plus (1) the Treasury Shares and (2) the Formation Shares.

The issuance of Noble-Switzerland shares in the Transaction to the shareholders of Noble-Cayman and, in the case of the Treasury Shares, to Noble-Cayman, will be reflected in a contribution in kind agreement to be entered into between Noble-Cayman, Noble-Switzerland and an exchange agent, who will act on behalf of shareholders. The contribution in kind agreement will be entered into on or about          , 2009. The effect of the contribution in kind agreement will be as described above. That is, each shareholder of Noble-Cayman will receive one share of Noble-Switzerland for each ordinary share of Noble-Cayman held by such shareholder immediately prior to the effective time of the Transaction, and Noble-Cayman will receive the Treasury Shares. However, there are additional steps that will occur. Pursuant to the Agreement and Plan of Merger, Reorganization and Consolidation, and the Schemes of Arrangement, the outstanding Noble-Cayman ordinary shares will be canceled. Under the contribution in kind agreement, Noble-Cayman will make a contribution in kind to Noble-Switzerland of new ordinary shares of Noble-Cayman equal to the number of canceled ordinary shares of Noble-Cayman that had been outstanding immediately before the consummation of the Transaction. In exchange for this contribution, Noble-Switzerland will issue shares to the exchange agent. All of such Noble-Switzerland shares, other than the Treasury Shares, will be delivered to shareholders on the basis of one share of Noble-Switzerland for each ordinary share of Noble-Cayman. As to the Treasury Shares, the shareholders of Noble-Cayman will waive any right to receive any part of the Treasury Shares and authorize the exchange agent to contribute the Treasury Shares to Noble-Cayman. The difference between the aggregate fair market value of the Noble-Cayman ordinary shares issued to Noble-Switzerland and the aggregate par value of the Noble-Switzerland shares issued to Noble-Cayman’s shareholders and the Treasury Shares shall constitute additional paid-in-capital of Noble-Switzerland. In the course of the contribution, Noble-Cayman will resolve to reclassify a certain portion of this additional paid-in-capital of Noble Switzerland into a special reserve for Noble-Switzerland’s future acquisition of its own shares.

As of          , 2009, the record date for the meeting of members, there were           ordinary shares of Noble-Cayman outstanding. For a description of the shares of Noble-Switzerland, see “Description of Noble-Switzerland Shares.”

At the time of this proxy statement, we have not concluded that we will relocate our principal executive offices from Sugar Land, Texas. However, we are continuing to analyze this issue and we may relocate such offices either before or after the consummation of the Transaction if we believe it would be in the best interests of Noble and our shareholders.

Background and Reasons for the Transaction

Our business is primarily conducted outside of the United States. Our revenues from non-U.S. operations were approximately 76% of our total revenues in 2007, 72% in 2006 and 77% in 2005.

At November 30, 2008, 55 of our 63 offshore drilling units were located outside of United States territorial waters. The locations of our 63 units were:

Number of Units	Location	Number of Units	Location

15	Arabian Gulf	6	West Africa
13	Mexico	5	Far East
9	North Sea	5	Brazil
8	U.S. Gulf of Mexico	2	India

We also maintain many of our offices and other facilities outside of the United States, including in Aberdeen, Scotland; the Canton of Zug, Switzerland; Leduc, Alberta and St. John’s, Newfoundland, Canada; Lagos and Port Harcourt, Nigeria; Bata and Malabo, Equatorial Guinea; Mexico City and Ciudad del Carmen, Mexico; Doha, Qatar; Abu Dhabi and Dubai, U.A.E.; Beverwijk and Den Helder, The Netherlands; Macae and Rio de Janeiro, Brazil; Dalian, China; Jurong, Singapore; and Esjberg, Denmark. In the Unites States, we maintain facilities in Sugar Land, Texas, and Bayou Black and New Orleans, Louisiana. Of the approximately 1.9 million square feet of facilities we maintain, approximately 1.2 million square feet are located outside of the United States.

At November 30, 2008, we had approximately 6,000 employees, representing more than 40 different nationalities. Approximately 81% of our employees were located outside the United States.

We believe that changing the place of incorporation from the Cayman Islands to Switzerland is in the best interests of our shareholders. This conclusion was based on our belief that

•	incorporation of our publicly traded holding company in Switzerland would enable us to benefit from the global reputation for financial and political stability that we believe Switzerland enjoys;

•	since the Cayman Islands has no tax treaties and generally has no system of direct taxation, migrating to another country with a different tax regime would enable us to improve our global tax position and lower the risks related to possible changes in tax legislation and regulations, both U.S. and non-U.S., including those relating to treaties, and of disputes with tax authorities;

•	lowering the risks related to changes in tax legislation and regulations would improve our ability to maintain a predictable worldwide effective corporate tax rate that is competitive with many of our international competitors, and that this would assist us in preserving and improving our competitive position within the international offshore drilling industry; and

•	if we are able to maintain a predictable effective tax rate that is competitive in our industry, we would continue to be one of the more attractive investment alternatives within our peer group.

We considered many jurisdictions as a possible location for the incorporation of our publicly traded holding company. Of those jurisdictions, we have chosen Switzerland principally because

•	Switzerland is a major financial center of high repute known for its stability and financial sophistication;

•	Switzerland has numerous tax treaties with many taxing jurisdictions throughout the world, and has a developed and stable tax regime; and

•	Switzerland has a developed set of corporate laws and a tradition of respecting the rule of law.

Though we expect the Transaction should provide us the benefits described above, the Transaction will expose Noble and its shareholders to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Transaction and these risks and has approved the Transaction and recommended that the shareholders vote for the Transaction. Nevertheless, we cannot assure you that the anticipated benefits of the Transaction will be realized.

The Agreement and Plan of Merger, Reorganization and Consolidation

There are several steps to the Transaction:

•	Noble-Cayman has formed Noble-Switzerland, which, in turn, has formed merger sub;

•	following the meeting of members and hearings of the Grand Court of the Cayman Islands on , 2009, assuming we have obtained the necessary member and court approvals, merger sub will merge with Noble-Cayman by way of a Scheme of Arrangement, with Noble-Cayman surviving as a direct, wholly-owned subsidiary of Noble-Switzerland; and

•	in the Transaction, each Noble-Cayman ordinary share will be exchanged for one share of Noble-Switzerland. In addition, Noble-Switzerland will issue, through an exchange agent, 15 million Treasury Shares to Noble-Cayman for future use to satisfy our obligation to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes.

Additional Agreements

Pursuant to the Agreement and Plan of Merger, Reorganization and Consolidation, Noble-Cayman, Noble-Switzerland and merger sub have agreed, among other things, that:

•	Noble-Switzerland will assume certain employee benefit plans that are sponsored by Noble-Cayman and amend those plans to reflect the Transaction and the use of treasury shares of Noble-Switzerland thereunder;

•	Noble-Switzerland will assume the guarantee obligations of Noble-Cayman under change of control employment agreements that subsidiaries of Noble-Cayman have in place with certain executive officers;

•	Noble-Switzerland will indemnify the executive officers and directors of Noble-Cayman and its subsidiaries for six years after the effective time of the Transaction; and

•	Noble-Switzerland will enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Noble-Cayman, upon terms substantially similar to the Noble-Cayman agreements to the extent permitted by Swiss law.

Amendment or Termination

The Agreement and Plan of Merger, Reorganization and Consolidation may be amended, modified or supplemented at any time before or after its adoption by the members of Noble-Cayman. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by Noble-Cayman members without obtaining that approval.

The board of directors of Noble-Cayman may terminate the Agreement and Plan of Merger, Reorganization and Consolidation and abandon the Transaction at any time prior to its effectiveness without obtaining the approval of the members of Noble-Cayman.

Conditions to Consummation of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Transaction is approved by the requisite vote of members of Noble-Cayman;

•	none of the parties to the Agreement and Plan of Merger, Reorganization and Consolidation is subject to any governmental or court decree, order or injunction that prohibits the consummation of the Transaction;

•	the Noble-Switzerland registered shares to be issued pursuant to the Transaction and the articles of association of Noble-Switzerland, in the form attached as Annex F to this proxy statement, are registered in the commercial register in the Canton of Zug, Switzerland;

•	the requisite court orders sanctioning the Transaction shall have been obtained from the Grand Court of the Cayman Islands and filed with the Registrar of Companies of the Cayman Islands and are effective;

•	the Noble-Switzerland shares to be issued pursuant to the Transaction are authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

•	Noble receives any consents, waivers or amendments required under any contract or indebtedness of Noble-Cayman;

•	Noble receives an opinion from Baker Botts L.L.P., in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Transaction, the matters discussed under “Material Tax Considerations — U.S. Federal Income Tax Considerations”; and

•	Noble receives an opinion from PricewaterhouseCoopers AG, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Transaction, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations.”

Noble-Cayman’s $600 million unsecured revolving bank credit facility requires a waiver from the third-party lenders prior to implementation of the Transaction. See “— Credit Facility” for more information.

Court Approval of the Transaction

Pursuant to sections 86 and 87 of the Cayman Islands Companies Law (as amended) (the “Companies Law”), the Transaction requires court approval in the Cayman Islands. This requires Noble-Cayman and merger sub to file separate petitions (the “Petitions”) and summonses for directions with the Grand Court of the Cayman Islands (the “Grand Court”). Prior to the mailing of this proxy statement, Noble-Cayman will have obtained directions from the Grand Court providing for the convening of a meeting of the Noble-Cayman members and other procedural matters regarding the meeting and the Grand Court proceeding, including a date upon which the Grand Court will hear the application to sanction the Transaction. A copy of the Grand Court’s expected directions is attached as Annex C. Subject to members of Noble-Cayman approving the Transaction with the vote required by the Companies Law, a subsequent Grand Court hearing will be required to hear the Petitions and seek the Grand Court’s sanction of the Transaction (the “Sanction Hearing”). At the Sanction Hearing, the Grand Court may impose such conditions as it deems appropriate in relation to the Transaction but may not impose any material changes without the consent of Noble-Cayman, Noble-Switzerland and merger sub. In determining whether to exercise its discretion and approve the Transaction, the Grand Court will determine, among other things, whether the Schemes of Arrangement might reasonably be approved by the members of Noble-Cayman. If you are a member who wishes to appear or be represented and present evidence or arguments at the Sanction Hearing, you may appear if you vote at the meeting or the Grand Court is satisfied that you have a substantial economic interest in the Transaction. In addition, the Grand Court has wide discretion to hear from interested parties. Noble has agreed that it will not object to the participation by any member at the Sanction Hearing on the grounds that such person does not have a substantial economic interest in the relevant shares or that such member did not vote at the meeting. See “The Meeting of Members” for more information. In accordance with its terms, the Transaction will become effective as soon as a copy of the Order of the Grand Court sanctioning the Transaction has been delivered to the Registrar of Companies in the Cayman Islands as required by section 86(3) of the Companies Law. See “— Conditions to Consummation of the Transaction” for more information on these conditions.

The Schemes of Arrangement, which will effect the Transaction, are attached as Annex B to this proxy statement and set forth the specific terms of the Transaction. At the meeting of members, Noble-Cayman members will be asked to approve the Schemes of Arrangement. If the members approve the Schemes of Arrangement, then Noble-Cayman and merger sub will ask the Grand Court to sanction the Schemes of Arrangement. We encourage you to read the Schemes of Arrangement in their entirety.

Once the Transaction is effective, the Grand Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute that arises out of or is connected with the terms of the Schemes of Arrangement or their implementation or out of any action taken or omitted to be taken under the Schemes of Arrangement or in connection with the administration of the Schemes of Arrangement. A member who wishes to enforce any rights under the Schemes of Arrangement after such time must notify Noble-Cayman in writing of its intention at least five business days prior to commencing a new proceeding. After the effective time of the Transaction, no member may commence a proceeding against Noble-Switzerland or Noble-Cayman in respect of or arising from the Schemes of Arrangement except to enforce its rights under a scheme where a party has failed to perform its obligations under the scheme.

When under any provision of the Schemes of Arrangement after the effective time of the Transaction a matter is to be determined by Noble-Cayman, then Noble-Cayman will have discretion to interpret those matters under the Schemes of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Noble-Cayman may consent to any modification of the Schemes of Arrangement on behalf of the members that the Grand Court may think fit to approve or impose.

Federal Securities Law Consequences; Resale Restrictions

The issuance of Noble-Switzerland shares to Noble-Cayman’s members in connection with the Transaction will not be registered under the Securities Act of 1933 (the “Securities Act”). Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. The Grand Court, in determining whether it is appropriate to convene the member scheme meeting convened pursuant to its directions, will consider whether the Transaction is fair. The Grand Court has fixed the date for the hearings of the applications to approve the Transaction at          , 2009, at the courthouse in George Town, Grand Cayman, Cayman Islands.

The Noble-Switzerland shares issued to Noble-Cayman members in connection with the Transaction will be freely transferable, except persons who were “affiliates” of Noble-Cayman at the date of the Transaction or were “affiliates” within 90 days prior to such date will be permitted to resell any Noble-Switzerland shares they receive pursuant to the Transaction in the manner permitted by Rule 144. In computing the holding period of the Noble-Switzerland shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their Noble-Cayman shares held prior to the effective time of the Transaction. Persons who may be deemed to be affiliates of Noble-Cayman and Noble-Switzerland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Noble-Cayman and Noble-Switzerland, and would not include shareholders who are not executive officers, directors or significant shareholders of Noble-Cayman and Noble-Switzerland.

The Agreement and Plan of Merger, Reorganization and Consolidation requires Noble-Cayman to prepare and deliver to Noble-Switzerland a list that identifies all persons whom Noble-Cayman believes may be deemed to be affiliates prior to the completion of the Transaction. Noble-Cayman is also required, pursuant to the Agreement and Plan of Merger, Reorganization and Consolidation, to use its commercially reasonable best efforts to cause each person whom it identifies on the list as a potential affiliate to deliver, at or prior to the completion of the Transaction, a written agreement that the affiliate will not sell, pledge, transfer or otherwise dispose of any of the Noble-Switzerland shares issued to the affiliate pursuant to the Transaction unless the sale, pledge, transfer or other disposition meets one of the following criteria:

•	it is made pursuant to an effective registration statement filed under the Securities Act;

•	it is in compliance with Rule 144; or

•	in the opinion of counsel, it is otherwise exempt from the registration requirements of the Securities Act.

Noble-Cayman has not filed a registration statement with the SEC covering any resales of the Noble-Switzerland shares to be received by Noble-Cayman’s members in the Transaction.

Effective Time

If the Transaction is approved by the requisite vote of members and by the Grand Court of the Cayman Islands, we anticipate that the Transaction will become effective as soon as practicable following approval of the Grand Court of the Cayman Islands at the hearing scheduled for          , 2009, upon our filing of the court order sanctioning the Transaction with the Cayman Islands Registrar of Companies. We currently expect to complete the Transaction late in the first quarter of 2009.

In the event the conditions to the Transaction are not satisfied, we may abandon or postpone the Transaction, even after approval by our members. In addition, our board of directors may abandon or postpone the Transaction for any reason at any time prior to the Transaction becoming effective, even though the Transaction may have been adopted by our members and all conditions to the Transaction may have been satisfied.

Management of Noble-Switzerland

Immediately prior to the effective time of the Transaction, the executive officers and directors of Noble-Cayman will be appointed as the executive officers and directors of Noble-Switzerland. Noble-Switzerland’s articles of association provide for the same classified board of directors as Noble-Cayman currently has, and Noble-Cayman’s directors will carry their terms of office over to the Noble-Switzerland board of directors.

Interests of Certain Persons in the Transaction

You should be aware that some of our executive officers have interests in the Transaction that may be different from, or in addition to, the interests of our other members. However, these interests would only arise in the event that we relocate management in connection with the Transaction. We could relocate management whether or not we consummate the Transaction.

If we decide to relocate our management from Sugar Land, Texas to any location outside of the United States, including Switzerland, members of our management who are relocated would likely receive additional benefits for moving. These benefits would likely include some or all of the following:

•	a lump sum relocation allowance;

•	temporary housing for a specified period intended to allow personnel to secure local housing;

•	standard relocation services, such as house-hunting trips, tax and financial services, moving allowance and assistance with the sale of U.S. homes;

•	a housing allowance intended to compensate personnel for the increase in the cost of comparable housing in the overseas location compared to the cost in Texas, if applicable;

•	a car allowance;

•	an increase in salary intended to compensate personnel for an increased cost of living, if applicable;

•	reimbursement of school fees for dependents of relocated personnel; and

•	reimbursement of the cost of return trips to the United States for personnel and dependents living with them in the overseas location.

Furthermore, we would compensate any employees that we relocate for additional income or other taxes incurred as a result of relocating.

Recommendation and Required Affirmative Vote

Assuming that the necessary quorum is established at the meeting, the Transaction requires the affirmative vote of a majority in number of the holders of the Noble-Cayman ordinary shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the ordinary shares present and voting on the proposal at the meeting, whether in person or by proxy. The adjournment proposal requires the affirmative vote of holders of at least a majority of the Noble-Cayman shares present in person or by proxy at the meeting and entitled to vote on the matter. See “The Meeting of Members — Record Date; Voting Rights; Vote Required for Approval.” Our board of directors has approved the Transaction and recommends that members vote “FOR” approval of both of the proposals.

Regulatory Matters

We are not aware of any governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Cayman Islands and Swiss corporate law.

No Appraisal Rights

Under Cayman Islands law, none of the members of Noble-Cayman has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

No Action Required to Exchange Shares

At the effective time of the Transaction, your Noble-Cayman ordinary shares will be exchanged for Noble-Switzerland shares without any action on your part. You will not be required to exchange any physical share certificates.

Dividends and Distributions in Relation to Reductions in Par Value

We have paid quarterly cash dividends since the first quarter of 2005. See “Summary — Selected Historical Financial Data.” Beginning in the third quarter of 2007 and continuing through the third quarter of 2008, we paid regular quarterly cash dividends of $0.04 per ordinary share, and we paid a special dividend of $0.75 per ordinary share in the second quarter of 2008. The declaration and payment of dividends following the completion of the Transaction will be subject to shareholder approval, and the amount of any future dividends will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by our board of directors and restrictions imposed by Swiss law.

In addition, Noble-Switzerland will be required to declare the amount available for any dividends and distributions in relation to a reduction in par value in Swiss francs. However, we intend to arrange for our transfer agent to convert dividend and distribution payments so they will be distributed by our transfer agent in U.S. dollars converted at the U.S. dollar/Swiss franc exchange rate shortly before the payment date.

We currently intend, subject to the discretion of our board of directors and the factors described above, to propose at our annual general meetings in 2009 and 2010, a reduction in par value that may be effected in four quarterly installments. The amount of a proposed par value reduction will be based on the board of directors’ determination of an appropriate U.S. dollar distribution in relation to a reduction in par value and will be converted into Swiss francs for purposes of obtaining shareholder approval based on the U.S. dollar/

Swiss franc exchange rate shortly before the annual general meeting. As a result, shareholders will be exposed to fluctuations in the U.S. dollar/Swiss franc exchange rate between such date and the distribution payment dates. When determining a proposed par value reduction, our board of directors may, but is not required to, take into account the amount of U.S. dollars actually received by shareholders in the prior year versus the U.S dollar amount on which the prior year’s par value reduction was based.

For a description of restrictions on dividends imposed by Swiss law, see “Description of Noble-Switzerland Shares — Dividends,” “— Repurchases of Registered Shares” and “Material Tax Considerations — Swiss Tax Considerations — Consequences to Shareholders of Noble-Switzerland Subsequent to the Transaction.”

Share Compensation Plans

If the Transaction is completed, Noble-Switzerland will adopt and assume Noble-Cayman’s equity and incentive plans and certain other employee benefit plans and arrangements and underlying awards, and those plans, arrangements and awards will be amended as necessary to give effect to the Transaction, including to provide (1) that shares of Noble-Switzerland will be issued, held, available or used to measure benefits as appropriate under the plans, arrangements and awards, in lieu of shares of Noble-Cayman, including upon exercise of any options granted or awarded under those plans and arrangements; (2) for the appropriate substitution of Noble-Switzerland for Noble-Cayman in those plans and arrangements and; (3) that treasury shares of Noble-Switzerland may be delivered to satisfy awards under the plans and arrangements. Member approval of the Transaction will also constitute member approval of these amendments and the adoption and assumption of the plans, arrangements and awards by Noble-Switzerland.

Stock Exchange Listing

Noble-Cayman’s ordinary shares are currently listed on the New York Stock Exchange. There is currently no established public trading market for the shares of Noble-Switzerland. We intend to make an application so that, immediately following the Transaction, the shares of Noble-Switzerland will be listed on the New York Stock Exchange under the symbol “NE,” the same symbol under which the Noble-Cayman ordinary shares are currently listed.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Noble-Switzerland will be reflected at their carrying amounts in the accounts of Noble-Cayman at the effective time of the Transaction.

Guarantees

If the Transaction is completed, Noble-Switzerland will assume the guarantee obligations of Noble-Cayman under change of control employment agreements that subsidiaries of Noble-Cayman have in place with certain executive officers.

Credit Facility

Upon the completion of the Transaction, the formation of Noble-Switzerland to own all of the outstanding ordinary shares of Noble-Cayman may be deemed an event of default under the terms of the unsecured revolving bank credit facility of Noble-Cayman. Upon an event of default, the lenders would not be required to fund any borrowing request and the facility agreement permits acceleration of any borrowings outstanding under the credit facility. As of November 30, 2008, there were no outstanding borrowings under the credit facility. We are seeking a waiver or consent under or amendment to the credit facility from our lenders in connection with the Transaction, although we may not be able to obtain any such waiver, consent or amendment. The current heightened volatility in the credit markets may make it more difficult and costly for us to obtain such a waiver, consent or amendment. The failure to obtain a waiver, consent or amendment could have an adverse effect on our business, results of operations or financial condition after the completion of the Transaction.

Effect of the Transaction on Potential Future Status as a Foreign Private Issuer

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the New York Stock Exchange, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. GAAP.

We do not currently believe that Noble-Switzerland will qualify as a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), upon completion of the Transaction. The definition of a “foreign private issuer” has two parts — one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer if either part of the definition is satisfied. We do not expect to qualify as a foreign private issuer under the shareholder test because we currently expect that more than 50% of Noble-Switzerland’s outstanding shares will continue to be held by U.S. residents after the completion of the Transaction. However, under the business contacts test, if it were the case after the Transaction that (1) more than 50% of Noble-Switzerland’s assets were located outside the United States, (2) Noble-Switzerland’s business was not administered principally in the U.S. and (3) a majority of Noble-Switzerland’s executive officers and directors were neither U.S. citizens nor U.S. residents, then Noble-Switzerland would qualify as a foreign private issuer. We do not expect that Noble-Switzerland will meet the requirements of clause (3) of this test upon the completion of the Transaction, as we believe a majority of Noble-Switzerland’s executive officers and directors will continue to be U.S. citizens or U.S. residents. Further, unless we relocate our management to a location outside of the U.S., including Switzerland, we would not meet the requirements of clause (2) of this test. However, Noble-Switzerland may satisfy these elements of the business contacts test some time in the future and, as a result, qualify for status as a foreign private issuer at such later date. If and when that occurs, under current regulations, Noble-Switzerland would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC,

•	the SEC’s rules regulating proxy solicitations,

•	the provisions of Regulation FD,

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act), and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, Noble-Switzerland would then be allowed to:

•	file annual reports within six months after the end of a fiscal year, and within four months after the end of a fiscal year beginning with fiscal years ending on or after December 15, 2011,

•	include more limited compensation disclosure in its filings with the SEC,

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if International Financial Reporting Standards, as promulgated by the International Accounting Standards Board, is not used, and

•	choose which reporting currency to use in presenting its financial statements.

MATERIAL TAX CONSIDERATIONS

The information presented under the caption “U.S. Federal Income Tax Considerations” below is a discussion of the material U.S. federal income tax consequences (1) to U.S. holders and non-U.S. holders (as defined below) of (A) exchanging Noble-Cayman shares for Noble-Switzerland shares in the Transaction, and (B) owning and disposing of Noble-Switzerland shares received in the Transaction and (2) to Noble-Cayman, Noble-Switzerland and merger sub of the Transaction. The information presented under the caption “Swiss Tax Considerations” is a discussion of the material Swiss tax consequences (1) to shareholders resident for tax purposes in a country other than Switzerland of the Transaction and of ownership and disposition of the Noble-Switzerland shares and (2) to Noble-Switzerland of the Transaction and subsequent operations. The information presented under the caption “Cayman Islands Tax Considerations” is a discussion of the material Cayman Islands tax consequences of the Transaction.

You should consult your own tax advisor regarding the applicable tax consequences to you of the Transaction and of ownership and disposition of the Noble-Switzerland shares under the laws of the United States (federal, state and local), Switzerland, the Cayman Islands and any other applicable jurisdiction.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion does not generally address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the Transaction or of holding and disposing of Noble-Switzerland shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, this discussion deals only with holders that hold their Noble-Cayman shares and will hold their Noble-Switzerland shares as capital assets and does not address the tax treatment of special classes of holders, such as:

•	a holder of Noble-Cayman shares who, at any time within the five year period ending on the date of the Transaction, has actually and constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote of Noble-Cayman,

•	a holder of Noble-Switzerland shares who, at any time after the Transaction, actually and constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of Noble-Switzerland (after taking into account any voting restrictions imposed on such holder and other shareholders under Swiss law or the articles of association of Noble-Switzerland; see “Description of Noble-Switzerland Shares — Voting”),

•	a bank or other financial institution,

•	a tax-exempt entity,

•	an insurance company,

•	a person holding shares as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,”

•	a person holding shares through a partnership or other pass-through entity,

•	a U.S. expatriate,

•	a person who is liable for alternative minimum tax,

•	a broker-dealer or trader in securities or currencies,

•	a U.S. holder whose “functional currency” is not the U.S. dollar,

•	a regulated investment company,

•	a real estate investment trust,

•	a trader in securities who has elected the mark-to-market method of accounting for its securities,

•	a holder who received the Noble-Cayman shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan, or

•	a non-corporate holder of Noble-Switzerland shares who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction.

This discussion is based on the laws of the United States, including the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “U.S. Code,” its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the United States is a party, each as in effect on the date of this proxy statement. These laws may change, possibly with retroactive effect. There can be no assurance that the United States Internal Revenue Service, which we refer to as “IRS,” will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of Noble-Cayman shares or, after the completion of the Transaction, Noble-Switzerland shares that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States,

•	a corporation or other entity taxable as a corporation organized under the laws of the United States or any state thereof including the District of Columbia, or

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. holder” of Noble-Cayman shares or, after the completion of the Transaction, Noble-Switzerland shares is a holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. For purposes of this summary, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Noble-Cayman shares or Noble-Switzerland shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Noble-Cayman shares or Noble-Switzerland shares that are partnerships and partners in these partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of the Transaction and the ownership and disposition of the Noble-Switzerland shares.

In the discussion that follows, except as otherwise indicated, it is assumed, as Noble believes to be the case, that Noble-Cayman has not been and will not be a passive foreign investment company before the Transaction and that Noble-Switzerland will not be a passive foreign investment company after the Transaction. See “— U.S. Holders — Passive Foreign Investment Company Considerations.” It is also assumed, as Noble expects to be the case, that Noble-Switzerland will continue to be a foreign corporation in the future.

Noble

Consequences of the Transaction.  Noble-Cayman, Noble-Switzerland and merger sub will not, as a result of the Transaction, recognize gain or loss for U.S. federal income tax purposes.

U.S. Holders

The U.S. federal income tax consequences to a U.S. holder of the exchange of Noble-Cayman shares for Noble-Switzerland shares in the Transaction depend upon whether the U.S. holder owns, directly and by attribution, at least 5% of the total voting power or the total value of the stock of Noble-Switzerland immediately after the Transaction. For this purpose, a U.S. holder’s stock may possess a disproportionately large share of the total voting power relative to its share of the total value of all stock as a result of voting restrictions imposed on other shareholders under Swiss law or the articles of association of Noble-

Switzerland. See “Description of Noble-Switzerland Shares — Voting.” Hereafter, we refer to a U.S. holder who owns, directly and by attribution, at least 5% of the total voting power or the total value of the stock of Noble-Switzerland immediately after the Transaction as a “five percent U.S. Holder.”

Consequences of the Transaction to U.S. Holders Who Are Not Five Percent U.S. Holders.  U.S. holders who are not five percent U.S. Holders will generally recognize no gain or loss upon the exchange of Noble-Cayman shares for Noble-Switzerland shares in the Transaction. U.S. holders with a loss on their Noble-Cayman shares will, however, be able to carry over their basis to their Noble-Switzerland shares, thus preserving the loss. The basis of the Noble-Switzerland shares received in exchange for Noble-Cayman shares will be equal to the basis of Noble-Cayman shares exchanged. The holding period of the Noble-Switzerland shares will include the period those shareholders held their Noble-Cayman shares. Shareholders who hold their Noble-Cayman shares with differing bases or holding periods are urged to consult their tax advisors with regard to identifying the bases and holding periods of the particular Noble-Switzerland shares received in the Transaction.

Consequences of the Transaction to U.S. Holders Who Are Five Percent U.S. Holders.  U.S. holders who are five percent U.S. Holders generally will be required to file and maintain with the IRS a “Gain Recognition Agreement” in order to defer their gain, if any, upon the exchange of their Noble-Cayman shares for Noble-Switzerland shares. Such shareholders should consult their own tax advisors to determine whether to file a Gain Recognition Agreement. If a five percent U.S. Holder having gain in the Noble-Cayman shares files and maintains a Gain Recognition Agreement, then (1) the basis of the Noble-Switzerland shares received in exchange for Noble-Cayman shares will be equal to the basis of Noble-Cayman shares exchanged, and (2) the holding period of the Noble-Switzerland shares will include the period during which the Noble-Cayman shares were held. Five percent U.S. Holders with a tax loss on their Noble-Cayman shares will not be able to recognize the loss as a result of the Transaction. Such shareholders, however, will be able to carry over their basis to their Noble-Switzerland shares received, thus preserving the tax loss. The holding period of such shareholders for the Noble-Switzerland shares received will include the period during which the Noble-Cayman shares were held. If a five percent U.S. Holder has gain in some Noble-Cayman shares and a loss in other Noble-Cayman shares and fails to file and maintain a Gain Recognition Agreement, the shareholder will be required to recognize gain on those shares that are held at a gain without any offset for the loss on the shares that are held at a loss. Five percent U.S. Holders who hold their Noble-Cayman shares with differing bases or holding periods should consult their tax advisors with regard to identifying the bases and holding periods of the particular Noble-Switzerland shares received in the Transaction.

In addition to the return and reporting requirements imposed on taxpayers generally and those with respect to Gain Recognition Agreements described above, five percent U.S. Holders will be required to comply with reporting requirements applicable to section 351 exchanges. Moreover, a five percent U.S. Holder who does not file a Gain Recognition Agreement will be required to report the Transaction on IRS Form 926, which must be filed with that holder’s federal income tax return for the taxable year of the Transaction. A five percent U.S. Holder that is required to file IRS Form 926 may be subject to penalties if that holder fails to do so.

Taxation of Distributions on the Noble-Switzerland Shares.  The gross amount of a distribution paid with respect to Noble-Switzerland shares, including the full amount of any Swiss withholding tax on such amount, will be a dividend for U.S. federal income tax purposes to the extent of current or accumulated earnings and profits (as determined for U.S. tax purposes). With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the Noble-Switzerland shares are listed on the New York Stock Exchange or certain other exchanges and/or Noble-Switzerland qualifies for benefits under the income tax treaty between the United States and Switzerland, Noble-Switzerland will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate shareholder will not be eligible for the dividends received deduction that is generally allowed to U.S. corporate shareholders on dividends received from a domestic corporation.

To the extent that a distribution exceeds Noble-Switzerland’s current or accumulated earnings and profits (as determined for U.S tax purposes), it will be treated as a nontaxable return of capital to the extent of the taxpayer’s basis in the shares, and thereafter generally should be treated as a capital gain. Special rules not here described may apply to shareholders who do not have a uniform basis and holding period in all of their Noble-Switzerland shares, as to which shareholders should consult their own tax advisors.

Subject to complex limitations, Swiss withholding tax will be treated for U.S. tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. holder. At least a portion of dividends paid by Noble-Switzerland will be U.S. source income if and to the extent that more than a de minimis amount of the earnings and profits of Noble-Switzerland out of which the dividends are paid is from sources within the United States. At least a portion of dividends paid by Noble-Switzerland could also be U.S. source income under certain other circumstances that Noble considers unlikely to arise. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a credit would be available. In lieu of claiming a credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year. Unlike a tax credit, a deduction generally does not reduce U.S. tax on a dollar-for-dollar basis.

Dispositions of Noble-Switzerland Shares.  U.S. holders of Noble-Switzerland shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Noble-Switzerland shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Noble-Switzerland shares exceeds one year. Under current law, long-term capital gain of non-corporate shareholders is subject to tax at a maximum rate of 15%. However, this reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. There are limitations on the deductibility of capital losses.

Passive Foreign Investment Company Considerations.  The treatment of U.S. holders of Noble-Switzerland shares in some cases could be materially different from that described above if, at any relevant time, Noble-Cayman or Noble-Switzerland were a passive foreign investment company. For U.S. tax purposes, a foreign corporation, such as Noble-Cayman or Noble-Switzerland, is classified as a passive foreign investment company, which we refer to as a “PFIC,” for any taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) the average percentage of its assets that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Classification of a foreign corporation as a PFIC can have various adverse consequences to shareholders of the corporation who are “United States persons,” as defined in the U.S. Code. These include taxation of gain on a sale or other disposition of the shares of the corporation at the maximum ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares.

Noble believes that Noble-Cayman has not been a PFIC in any prior taxable year and does not expect Noble-Cayman to be a PFIC in the taxable year in which the Transaction will occur.

Noble believes that Noble-Switzerland will not be a PFIC following the Transaction. However, the tests for determining PFIC status are applied annually, and it is difficult accurately to predict future income and assets relevant to this determination. Accordingly, Noble cannot assure U.S. holders that Noble-Switzerland will not become a PFIC.

If Noble-Switzerland should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Noble-Switzerland shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Noble-Switzerland shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Noble-Switzerland Shares.  Dividends on Noble-Switzerland shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the Noble-Switzerland shares.

In addition to being subject to backup withholding, if a U.S. holder of Noble-Switzerland shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

Non-U.S. Holders

Consequences of the Transaction and Subsequent Disposition of the Noble-Switzerland Shares.  In general, a non-U.S. holder of Noble-Cayman shares will not in any case be subject to U.S. federal income or withholding tax on any gain with respect to the Transaction and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of the Noble-Switzerland shares, unless: (1) such gain is effectively connected with the conduct by the holder of a trade or business within the United States and, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States, (2) in the case of capital gain of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding as discussed below.

Taxation of Distributions on the Noble-Switzerland Shares.  A non-U.S. holder generally will not be subject to U.S. federal income tax on dividends received on its Noble-Switzerland shares, unless the dividends are effectively connected with the holder’s conduct of a trade or business in the United States and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States or such holder is subject to backup withholding as discussed below.

Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid and gains recognized that are effectively connected with the holder’s conduct of a trade or business in the United States. Effectively connected dividends received and gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Noble-Switzerland Shares.  In order not to be subject to backup withholding tax on distributions and disposition proceeds with respect to Noble-Switzerland shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status, or otherwise establish an exemption. Non-U.S. holders of Noble-Switzerland shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

Swiss Tax Considerations

Scope of Discussion

This discussion does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, federal withholding taxation, and federal stamp duty. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Transaction or of holding and disposing of Noble-Switzerland shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.

This discussion is based on the laws of the Confederation of Switzerland, including the Federal Income Tax Act of 2001, the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Duty Act of 1973, as amended, which we refer to as the “Swiss tax law,” existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement or with a known future effective date. These laws may change, possibly with retroactive effect.

For purposes of this discussion, a “Swiss holder” is any beneficial owner of Noble-Cayman shares, or, after the completion of the Transaction, Noble-Switzerland shares, that for Swiss federal income tax purposes is:

•	an individual resident of Switzerland or otherwise subject to Swiss taxation under article 3, 4 or 5 of the Federal Income Tax Act of 2001, as amended, or article 3 or 4 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended,

•	a corporation or other entity taxable as a corporation organized under the laws of the Switzerland under article 50 or 51 of the Federal Income Tax Act of 2001, as amended, or article 20 or 21 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended, or

•	an estate or trust, the income of which is subject to Swiss income taxation regardless of its source.

A “non-Swiss holder” of Noble-Cayman shares, or, after the completion of the Transaction, Noble-Switzerland shares, is a holder that is not a Swiss holder. For purposes of this summary, “holder” or “shareholder” means either a Swiss holder or a non-Swiss holder or both, as the context may require.

Consequences of the Transaction

Shareholder Tax Consequences

No Swiss tax is due for non-Swiss holders upon the exchange of Noble-Cayman shares for Noble-Switzerland shares in the Transaction.

If Swiss holders are beneficial owners of Noble-Cayman shares or Noble-Switzerland shares, they are urged to consult their tax advisers regarding the Swiss tax consequences to them of the Transaction.

Swiss Corporate Tax Consequences

Under Swiss tax law as it applies to corporations, the Transaction is considered to be a tax neutral restructuring for Noble-Cayman, Noble-Switzerland and merger sub. Therefore, no Swiss income taxes will be due with respect to these companies as a result of the Transaction. As a tax neutral restructuring, the Transaction is also exempt from the Swiss withholding tax and issuance stamp tax.

Taxation of Noble-Switzerland Subsequent to the Transaction

Income Tax

A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income. However, a holding company, such as Noble-Switzerland, is exempt from cantonal and communal income tax and therefore is only subject to Swiss federal income tax. At the federal level, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries is exempt from federal income tax. Consequently, Noble-Switzerland expects dividends from its subsidiaries and capital gains from sales of investments in its subsidiaries to be exempt from Swiss federal income tax.

Issuance Stamp Tax

Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in the equity of Swiss corporations. The applicable tax rate is 1% of the fair market value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by Noble-Switzerland may be subject to the issuance stamp tax unless the shares are issued in the context of a merger or other qualifying restructuring transaction.

The issuance stamp tax is also levied on the issuance of certain debt instruments. In such case, the rate would amount to 0.06% to 0.12% of nominal value per year of duration of the instrument (the rate depending on the instrument). No Swiss issuance stamp tax (at the rate described above) would be due on debt instruments issued by non-Swiss subsidiaries of Noble-Switzerland, if Noble-Switzerland does not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. None of the proceeds are expected to be used for financing activities in Switzerland. Consequently, no issuance stamp tax should be due.

Swiss Withholding Tax on Certain Interest Payments

A federal withholding tax is levied on the interest payments of certain debt instruments. In such case, the rate would amount to 35% of the gross interest payment to the debtholders. No Swiss withholding tax would be due on interest payments on debt instruments issued by non-Swiss subsidiaries of Noble-Switzerland, provided that Noble-Switzerland does not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Any such withholding tax may be fully or partially refundable to qualified debtholders either based on Swiss domestic tax law or based on existing double taxation treaties. None of the proceeds are expected to be used for financing activities in Switzerland. Consequently, no Swiss withholding tax should be due.

Consequences to Shareholders of Noble-Switzerland Subsequent to the Transaction

The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of Noble-Switzerland shares and the procedures for claiming a refund of withholding tax.

Swiss Income Tax on Dividends and Similar Distributions

A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of Noble-Switzerland shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See “— Swiss Withholding Tax — Distributions to Shareholders.”

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder’s Noble-Switzerland shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder.

Swiss Capital Gains Tax upon Disposal of Noble-Switzerland Shares

A non-Swiss holder will not be subject to Swiss income taxes for capital gains unless the holder’s shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax.

Swiss Withholding Tax — Distributions to Shareholders

A Swiss withholding tax of 35% is due on dividends and similar distributions to Noble-Switzerland shareholders from Noble-Switzerland, regardless of the place of residency of the shareholder (subject to the exceptions discussed under “— Exemption from Swiss Withholding Tax — Distributions to Shareholders” below). Noble-Switzerland will be required to withhold at such rate and remit on a net basis any payments made to a holder of Noble-Switzerland shares and pay such withheld amounts to the Swiss federal tax authorities. Please see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions.”

Exemption from Swiss Withholding Tax — Distributions to Shareholders

Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, distributions to shareholders out of qualifying additional paid-in capital for Swiss statutory purposes are as a matter of principle exempt from the Swiss withholding tax. The particulars of this general principle are, however, subject to regulations still to be promulgated by the competent Swiss authorities; it will further require that the current draft corporate law bill, which proposes an overhaul of certain aspects of Swiss corporate law, be modified in the upcoming legislative process to reflect the recent change in the tax law. Upon completion of the Transaction, we expect Noble-Switzerland to have a par value and qualifying additional paid-in capital for Swiss statutory reporting purposes, such that the combination of the two should approximate the fair market value of Noble-Cayman’s share capital immediately prior to the consummation of the Transaction. Assuming (1) the Transaction became effective on September 30, 2008, (2) a fair market value of $26.79 per ordinary share of Noble-Cayman (which was the closing price of the Noble-Cayman ordinary shares reported on the New York Stock Exchange on November 30, 2008, without the addition of any premium), (3) a par value of 5.00 Swiss francs per Noble-Switzerland share, (4) the issuance of an assumed 20,000 Formation Shares and (5) an exchange rate of 1.2079 Swiss francs to $1.00 (the rate on November 30, 2008), the aggregate amount of par value and qualifying additional paid-in capital of Noble-Switzerland’s outstanding shares would be approximately $1.2 billion and $6.3 billion, respectively, after the completion of the Transaction. Assuming the fair market value of Noble-Cayman’s ordinary shares were $10.00 higher than the closing price on November 30, 2008, the aggregate amount of par value would remain unchanged and qualifying additional paid-in capital would increase by $2.8 billion. Conversely, assuming the fair market value of Noble-Cayman’s ordinary shares were $10.00 lower than the closing price on November 30, 2008, the aggregate amount of par value would remain unchanged and qualifying additional paid-in capital would decrease by $2.8 billion. As of November 30, 2008, a Noble-Cayman ordinary share fair market value of $26.79 would result in a par value of 5.00 Swiss francs per Noble-Switzerland share, which is the maximum par value that the Noble-Switzerland shares would have upon consummation of the Transaction. Consequently, Noble-Switzerland expects that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. For a description of how qualifying additional paid-in capital can be distributed under the Swiss Code of Obligations (the “Swiss Code”), as in effect as of the date of this proxy statement, see “Description of Noble-Switzerland Shares — Dividends.”

Repurchases of Shares

Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. Noble-Switzerland would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and, beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, the related amount of qualifying additional paid-in capital. Noble-Switzerland would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of Noble-Switzerland shares and pay the withholding tax to the Swiss federal tax authorities.

With respect to the refund of Swiss withholding tax from the repurchase of shares, see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.

In most instances, Swiss companies listed on the SIX Swiss Exchange (“SIX”), generally carry out share repurchase programs through a “second trading line” on the SIX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on the second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has generally been slightly higher (but less than 1.0%) than the price of such companies’ shares in ordinary trading on the SIX first trading line.

We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. If we elect to repurchase our shares, we intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line. We expect that the cost to us and such market participants would not be materially different than the cost of share repurchases on a second trading line.

The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use within certain periods in connection with stock incentive plans, convertible debt or other instruments, will generally not be subject to Swiss withholding tax. However, see “Comparison of Rights of Shareholders” for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.

Refund of Swiss Withholding Tax on Dividends and Other Distributions

Swiss Holders.  A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the Noble-Switzerland shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident’s income tax return, or in the case of an entity, includes the taxable income in such resident’s income statement.

Non-Swiss Holders.  If the shareholder that receives a distribution from Noble-Switzerland is not a Swiss tax resident, does not hold the Noble-Switzerland shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

U.S. Residents.  The Swiss-U.S. tax treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion exceeding 15% (leading to a refund of 20%) or a 100% refund in the case of qualified pension funds. Please refer to the discussion under “— U.S. Federal Income Tax Considerations — U.S. Holders — Taxation of Distributions on the Noble-Switzerland Shares” for applicability of U.S. foreign tax credits for any net withholding taxes paid.

As a general rule, the refund will be granted under the treaty if the U.S. resident can show evidence of:

•	beneficial ownership,

•	U.S. residency, and

•	meeting the U.S.-Swiss tax treaty’s limitation on benefits requirements.

The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

Stamp Duties in Relation to the Transfer of Noble-Switzerland Shares.  The purchase or sale of Noble-Switzerland shares may be subject to Swiss federal stamp taxes on the transfer of securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

Cayman Islands Tax Considerations

The Transaction will not result in any income tax consequences under Cayman Islands law to Noble-Cayman, Noble-Switzerland, merger sub or their respective shareholders.

DESCRIPTION OF NOBLE-SWITZERLAND SHARES

The following description of Noble-Switzerland’s share capital is a summary. This summary is not complete and is subject to the complete text of Noble-Switzerland’s proposed articles of association and by-laws attached as Annex F and Annex G, respectively, to this proxy statement. Except where otherwise indicated, the description below reflects Noble-Switzerland’s articles of association and by-laws as those documents will be in effect upon completion of the Transaction. We encourage you to read those documents carefully.

Capital Structure

Immediately after the Transaction, Noble-Switzerland will only have one class of shares outstanding, registered shares with a par value per share equal to the lesser of (1) 5.00 Swiss francs and (2) 30% of the fair market value of a Noble-Cayman ordinary share calculated on the basis of the closing price of such a share on the New York Stock Exchange on the date the Transaction becomes effective plus a share premium, converted into Swiss francs and rounded down to the nearest whole number. Unless otherwise indicated, in this proxy statement we have assumed a par value of 5.00 Swiss francs per Noble-Switzerland share upon consummation of the Transaction. Accordingly, all references to “voting rights” in this “Description of Noble-Switzerland Shares” will mean the voting rights of Noble-Switzerland’s registered shares with a par value per share determined as described above, unless another class of shares is subsequently created. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of Noble-Switzerland’s registered shares with a par value per share determined as described above.

Issued Share Capital.  Immediately prior to the Transaction, the registered share capital of Noble-Switzerland will amount to 100,000 Swiss francs, comprised of 10,000,000 registered shares with a par value of 0.01 Swiss francs per share. In the Transaction, Noble-Switzerland will issue one registered share for each Noble-Cayman ordinary share. Prior to such issuance, the registered shares with a par value of 0.01 Swiss francs per share will be consolidated into registered shares with a par value per share determined as described above. In addition, Noble-Switzerland will issue, through an exchange agent, 15 million Treasury Shares to Noble-Cayman for future use to satisfy our obligation to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes. Upon completion of the Transaction, the registered share capital of Noble-Switzerland is expected to be approximately 1.4 billion Swiss francs (assuming a par value of 5.00 Swiss francs per share), comprised of approximately 279 million registered shares with a par value per share determined as described above, including the Treasury Shares (15 million shares) and the Formation Shares (20,000 shares, assuming a par value of 5.00 Swiss francs per share) held by Noble-Cayman.

Authorized Share Capital.  Upon completion of the Transaction, Noble-Switzerland’s articles of association will authorize the board of directors to issue new registered shares at any time during a two-year period and thereby increase the share capital, without obtaining additional shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which is expected to be approximately 700 million Swiss francs (assuming a par value of 5.00 Swiss francs per share), or approximately 139 million registered shares. After the expiration of the initial two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if such authorization has been approved by shareholders. Each such authorization may last for up to two years.

The board of directors determines the time of the issuance, the issuance price, the manner in which the new registered shares have to be paid in, the date from which the new registered shares carry the right to dividends and, subject to the provisions of Noble-Switzerland’s articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of Noble-Switzerland.

In an authorized capital increase, Noble-Switzerland shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preemptive rights in certain circumstances. For further details on these circumstances, see “— Preemptive Rights and Preferential Subscription Rights.”

Conditional Share Capital.  Upon completion of the Transaction, Noble-Switzerland’s articles of association will provide for a conditional capital that, following the effectiveness of the Transaction, will allow the board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 139 million registered shares) without obtaining additional shareholder approval. These registered shares may be issued through:

•	the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued by Noble-Switzerland, one of its subsidiaries, or any of their respective predecessors; or

•	options or other share-based awards to directors, employees or other persons providing services to Noble-Switzerland or one of its subsidiaries.

In connection with the issuance of bonds, notes, warrants or other financial instruments convertible into or exercisable or exchangeable for Noble-Switzerland registered shares, the board of directors is authorized to withdraw or limit the preferential subscription rights of shareholders in certain circumstances. See “— Preemptive Rights and Preferential Subscription Rights” below.

The preemptive rights of shareholders are excluded with respect to registered shares issued out of conditional share capital.

Other Classes or Series of Shares.  Under the Swiss Code, the board of directors of Noble-Switzerland may not create shares with increased voting powers without a resolution of the general meeting of shareholders passed by at least two thirds of the votes represented at such meeting and a majority of the par value of the registered shares represented. Under certain circumstances, the board of directors may create preferred shares with a resolution of the general meeting of shareholders passed by the majority of the votes allocated to the registered shares represented at a general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded). Any preferential rights of individual classes of shares must be set forth in the articles of association.

Preemptive Rights and Preferential Subscription Rights

Under the Swiss code, holders of Noble-Switzerland registered shares generally will have preemptive rights and preferential subscription rights to purchase newly issued securities of Noble-Switzerland. The shareholders may, by a resolution passed by at least two thirds of the votes represented at a general meeting and a majority of the par value of the registered shares represented, withdraw or limit the preemptive rights for important reasons (such as a merger or acquisition).

If a general meeting of shareholders has approved, by amendment of the articles of association, the creation of authorized or conditional capital, it may for important reasons delegate to the board of directors the decision whether to withdraw or limit the preemptive and preferential subscription rights, provided that the basic principles are set forth in its delegation. Noble-Switzerland’s articles of association provide for this delegation with respect to Noble-Switzerland’s authorized and conditional share capital in the circumstances described below. See “— Authorized Share Capital” and “— Conditional Share Capital.”

Authorized Share Capital.  The board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital for important reasons, including if:

•	the issue price of the registered shares is determined by reference to the market price;

•	the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of Noble-Switzerland;

•	the registered shares are issued in connection with the intended broadening of the shareholder constituency of Noble-Switzerland in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares of Noble-Switzerland on domestic or foreign stock exchanges;

•	in connection with a placement or sale of registered shares, the grant of an over-allotment option of up to 20% of the total number of registered shares to the initial purchasers or underwriters;

•	for the participation of directors, employees and other persons performing services for the benefit of Noble-Switzerland or one of its subsidiaries;

•	either (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital registered in the commercial register (excluding treasury shares) without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (2) for purposes of the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders.

Courts in Switzerland have not addressed whether certain of the reasons above qualify as important reasons under Swiss law.

Conditional Share Capital.  In connection with the issuance of bonds, notes, warrants or other financial instruments convertible into or exercisable or exchangeable for Noble-Switzerland registered shares, shareholders will not have preemptive rights with respect to registered shares issued from Noble-Switzerland’s conditional share capital, and the board of directors is authorized to withdraw or limit preferential subscription rights of shareholders with respect to such instruments for important reasons, including if the issuance is in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement. Courts in Switzerland have not addressed whether certain of these reasons qualify as important reasons under Swiss law.

If the board of directors limits or withdraws the preferential subscription rights:

•	the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

•	the conversion, exchange or exercise price, if any, for the instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

•	the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

Shareholders will not have preemptive rights or preferential subscription rights with respect to registered shares issued from Noble-Switzerland’s conditional share capital to directors, employees or other persons providing services to Noble-Switzerland or any of its subsidiaries. For more information on authorized and conditional capital, see “— Capital Structure” above.

Dividends

Under Swiss law, dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal year, or if the company has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Dividend payments out of the registered share capital (in other words, the aggregate par value of Noble-Switzerland’s registered share capital) are not allowed. Dividends may be paid from qualifying additional paid-in capital only following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). Noble-Switzerland may seek to reclassify its qualifying additional paid-in capital to freely distributable reserves as early as its first general meeting following completion of the Transaction. The affirmative vote of shareholders holding a majority of the shares represented at a general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded) must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Noble-Switzerland’s general reserves amount to less than 20% of the aggregate par value of Noble-Switzerland’s registered capital, then at least 5% of Noble-Switzerland’s annual profit must be retained as general reserves. The Swiss Code and Noble-Switzerland’s articles of association permit Noble-Switzerland to accrue additional general reserves. In addition, Noble-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Noble-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Noble-Switzerland’s articles of association. Dividends are due and payable upon the shareholders having passed a resolution approving the payment subject to the right of the shareholders to adopt a resolution providing for payment on a later date or dates. For information about deduction of withholding tax from dividend payments, see “Material Tax Considerations — Swiss Tax Considerations.”

Noble-Switzerland will be required under Swiss law to declare the amount available for any dividends and other capital distributions in Swiss francs. Noble-Switzerland intends to exchange such Swiss franc amounts into U.S. dollars and make any dividend payments to holders of Noble-Switzerland shares in U.S. dollars, unless the holders provide notice to our transfer agent, Computershare Trust Company, N.A. (“Computershare”), that they wish to receive dividend payments in Swiss francs. Computershare will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.

Noble-Switzerland has not paid any dividends since its formation.

Repurchases of Registered Shares

The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Noble-Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above under “— Dividends.” Also, the aggregate par value of all Noble-Switzerland registered shares held by Noble-Switzerland and its subsidiaries may not exceed 10% of the registered share capital. However, Noble-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the shares represented at the general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded). Repurchased registered shares held by Noble-Switzerland or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about Swiss withholding tax and share repurchases, see “Material Tax Considerations — Swiss Tax Considerations.”

Reduction of Share Capital

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Noble-Switzerland’s share capital registered in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the shares represented at the general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital registered in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

General Meetings of Shareholders

The general meeting of shareholders is Noble-Switzerland’s supreme corporate body. Ordinary and extraordinary shareholders’ meetings may be held. The following powers will be vested exclusively in the shareholders’ meeting:

•	adoption and amendment of Noble-Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	the allocation of profits shown on the balance sheet, in particular the determination of dividends;

•	discharge of the members of the board of directors and the persons entrusted with management from liability;

•	approval of a transaction with an interested shareholder (as defined in the articles of association); and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Noble-Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Under the Swiss Code and Noble-Switzerland’s articles of association, Noble-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of each fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term is expiring. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda, the proposals and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary shareholders’ meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere, except in cases where shareholders would be unduly hindered to participate in the meeting or Swiss law requires a resolution to be evidenced by a public deed.

Noble-Switzerland expects to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and to announce the date of the general meeting of shareholders prior to the record date.

An extraordinary general meeting of Noble-Switzerland may be called upon the resolution of the board of directors, the chairman of the board of directors, the chief executive officer, the president or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by one or more shareholders holding an aggregate of at least 10% of the share capital recorded in the commercial register specifying, among other things, the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and statutory reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

One or more shareholders representing at least 10% of the share capital recorded in the commercial register or holders of registered shares in an aggregate par value of at least one million Swiss francs have the right to request that an item be included on the agenda of a general meeting of shareholders. Noble-Switzerland’s articles of association require that a shareholder desiring to submit an item to be included on the agenda (other than a nomination for a director) for consideration by the shareholders at any annual general meeting must give written notice of such intent, which notice must be received by the secretary of Noble-Switzerland no less than 60 nor more than 120 days in advance of the meeting. Each such request must include the information specified in Noble-Switzerland’s articles of association.

Any shareholder may nominate one or more directors for election. Any shareholder desiring to nominate directors for consideration by the shareholders at any general meeting must give written notice of such intent. Any such notice with respect to an annual general meeting must be received by the secretary of Noble-Switzerland no later than 90 days in advance of the meeting and any notice with respect to an extraordinary general meeting must be received by the secretary of Noble-Switzerland on the seventh day following the notice of such meeting of shareholders. Each such notice must include the information specified in Noble-Switzerland’s articles of association.

A general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting in accordance with the statutory requirements.

Noble-Switzerland’s annual report and auditor’s report must be made available for inspection by the shareholders at Noble-Switzerland’s place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

Each Noble-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Noble-Switzerland’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Except as described below, Noble-Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

To be able to exercise voting rights, holders of the shares must apply to us for enrollment in our share register as shareholders with voting rights. Registered holders of shares may obtain the form of application from our transfer agent. The form of application includes a representation that the holder is holding shares for his own account. Certain exceptions exist for nominees. The board of directors will register Cede & Co., as nominee of The Depository Trust Company (“DTC”), with voting rights with respect to shares held in “street name” through DTC.

Pursuant to Noble-Switzerland’s articles of association, shareholders who “Own” (as defined in the articles of association) shares representing 15% or more of Noble-Switzerland’s share capital registered in the commercial register (excluding treasury shares) will be limited to voting one vote less than 15% of the share capital registered in the commercial register (excluding treasury shares). The board of directors may waive this restriction.

A shareholder will only be registered as a shareholder with voting rights to the extent that shareholder’s shares constitute less than 15% of the share capital registered in the commercial register (excluding treasury shares). In furtherance of this limitation, the board of directors is authorized at any time to request from any person which discloses publicly, including in any filing with the SEC, or to Noble-Switzerland that it beneficially owns 15% or more of the shares of Noble-Switzerland (excluding treasury shares), that such person provide information with respect to all of its shares that it beneficially owns which are being held by brokers, nominees or other persons on its behalf. The board of directors is authorized to exempt Cede & Co. and other nominees from these requirements.

If the board of directors refuses to register a shareholder as a shareholder with voting rights, the board will notify the shareholder of such refusal within 20 days of the receipt of the application. Furthermore, the board may cancel, with retroactive application, the registration of a shareholder with voting rights if the initial registration was on the basis of false information in the shareholder’s application. Shareholders registered without voting rights may not participate in or vote at Noble-Switzerland’s shareholders’ meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting.

Legal entities that are linked to one another through capital, voting rights, management or in any other manner, as well as all natural persons or legal entities achieving an understanding or forming a syndicate or otherwise acting in concert to circumvent the limitation on registration, are considered one shareholder or nominee.

Treasury shares, whether owned by Noble-Switzerland or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

With respect to the election of directors, each holder of registered shares entitled to vote at the general meeting has, subject to the limitations described above, the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as have been nominated to be elected as directors. Noble-Switzerland’s articles of association do not provide for cumulative voting for directors.

Pursuant to Noble-Switzerland’s articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the shares represented and voting at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or Noble-Switzerland’s articles of association. Noble-Switzerland’s articles of association provide that directors shall be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. The acting chair may direct that elections be held by use of an electronic voting system.

The Swiss Code and/or Noble-Switzerland’s articles of association require the affirmative vote of at least two thirds of the shares represented at a general meeting and a majority of the par value of such shares to approve the following matters:

•	the amendment to or the modification of the purpose of Noble-Switzerland;

•	the creation of shares with increased voting rights;

•	the restriction on the transferability of shares and any modification or removal of such restriction;

•	the restriction on the exercise of the right to vote and any modification or removal of such restriction;

•	an authorized or conditional increase of the share capital (other than increases permitted by the articles of association);

•	an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind or for purposes of an acquisition of assets or (3) the granting of special privileges upon a capital increase;

•	the limitation on or withdrawal of preemptive rights or preferential subscription rights;

•	the relocation of the registered office of Noble-Switzerland;

•	the dissolution of Noble-Switzerland;

•	the merger by way of absorption of another company, to the extent required under Noble-Switzerland’s articles of association or by statutory law; and

•	changes to the supermajority vote requirements listed above.

The same supermajority voting requirements apply to resolutions in relation to transactions among companies based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Swiss Merger Act”), including a merger, demerger or conversion of a company (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale by Noble-Switzerland of “all or substantially all of its assets.” See “— Compulsory Acquisitions; Appraisal Rights.”

Noble-Switzerland’s articles of association require the affirmative vote of at least two thirds of the shares entitled to vote at a general meeting whether or not represented at such meeting (the “Total Voting Shares”) to approve the following matters:

•	the removal of a serving member of the board of directors;

•	changes to the requirements of shareholders to provide advance notice of items to be included on the agenda for a general meeting, including the requirements related to nominations for election of directors;

•	changes to certain proceedings and procedures at general meetings;

•	changes to quorum requirements;

•	changes to the number of members of the board of directors;

•	changes to the classification of the board of directors;

•	changes to the indemnification provisions for directors and officers; and

•	changes to supermajority vote requirements listed above.

Noble-Switzerland’s articles of association require the affirmative vote of holders of the number of registered shares of Noble-Switzerland equal to the sum of (A) two thirds of the Total Voting Shares, plus (B) a number of registered shares entitled to vote at the general meeting that is equal to one third of the number of shares entitled to vote held by an interested shareholder, for Noble-Switzerland to engage in any business combination with an interested shareholder (as those terms are defined in Noble-Switzerland’s articles of association).

Quorum for General Meetings

The presence of shareholders, in person or by proxy, holding at least a majority of the Total Voting Shares, is a quorum for the transaction of most business. However, shareholders present, in person or by proxy, holding at least two thirds of the Total Voting Shares is the required quorum at a general meeting to consider or adopt a resolution to remove a director or to amend, vary, suspend the operation of or cause any of the following provisions of Noble-Switzerland’s articles of association to cease to apply:

•	Article 12(f) — which relates to business combinations with interested shareholders;

•	Article 20 — which relates to proceedings and procedures at general meetings;

•	Article 21 — which sets forth the level of shareholder approval required for certain matters;

•	Article 22 — which sets forth the quorum at a general meeting required for certain matters, including the removal of a member of the board of directors; and

•	Articles 23, 24 and 25 — which relate to the election and appointment of directors.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Although not explicitly stated in the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares. With respect to the right to inspect the share register with regard to the shares of other shareholders, the inspection right and the related procedure is disputed among legal scholars. We believe that shareholders must approve the disclosure of their identity before other shareholders are permitted to inspect the share register under such circumstances. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of a general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Noble-Switzerland.

Special Investigation

Generally, if the shareholders’ inspection and information rights as outlined above have been exercised and prove to be insufficient, any shareholder may propose to a general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. Such shareholder is not required to comply with the advance notice requirements described above in “— General Meetings of Shareholders” because this matter is not required to be included in the agenda. However, if a shareholder wishes to call an extraordinary general meeting and propose that specific facts be examined by a special commissioner in a special investigation, the shareholder must comply with the requirements to call an extraordinary general meeting and the advance notice requirements described above in “— General Meetings of Shareholders.” If one or more shareholders desires to call an extraordinary general meeting of shareholders to consider the proposal, the shareholders must hold an aggregate of at least 10% of the share capital recorded in the commercial register. See “— General Meetings of Shareholders.” If the general meeting of shareholders approves the proposal, Noble-Switzerland or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at Noble-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the proposal, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that corporate bodies or the founders of Noble-Switzerland infringed the law or Noble-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Noble-Switzerland and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are binding on all shareholders are governed by the Swiss Merger Act. A statutory merger or demerger requires that at least two thirds of the votes represented at the general meeting of shareholders and the majority of the par value of registered shares represented vote in favor of the transaction. Under the Swiss Merger Act, a “demerger” may take two forms:

•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Swiss Merger Act receives the necessary shareholder approvals as described above, all shareholders would be compelled to participate in the transaction. See “— Voting.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to companies limited by shares, such as Noble-Switzerland, the Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Swiss Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation within two months upon the shareholders’ resolution in favor of the transaction.

In addition, under Swiss law, the sale by Noble-Switzerland of “all or substantially all of its assets” may require a resolution of the general meeting of shareholders passed by holders of at least two thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Anti-Takeover Provisions

Noble-Switzerland’s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and its policies, and the ability of the board of directors to negotiate with any potential acquirer terms that are more favorable to shareholders. These provisions may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Noble-Switzerland’s articles of association.

The articles of association provide that Noble-Switzerland’s board of directors will be divided into three classes serving staggered three-year terms and that directors may only be removed by shareholders at a meeting at which at least two thirds of the Total Voting Shares are represented and by a vote of at least two thirds of the Total Voting Shares. Noble-Switzerland’s articles of association provide that, in general, absent the approval of holders of the number of registered shares of Noble-Switzerland equal to the sum of (A) two thirds of the Total Voting Shares, plus (B) a number of registered shares entitled to vote at the general meeting that is equal to one third of the number of shares entitled to vote held by the interested shareholder, Noble-Switzerland may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

The shareholder approval requirement for business combinations with interested shareholders does not apply in some cases, including if:

•	Noble-Switzerland’s board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction in which the shareholder becomes an interested shareholder; or

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Total Voting Shares at the time the transaction commenced.

As defined in Noble-Switzerland’s articles of association, an interested shareholder generally includes any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the share capital registered in the commercial register (excluding treasury shares) or (2) is an affiliate or associate of the company and owned 15% or more of the share capital registered in the commercial register (excluding treasury shares) at any time within the previous three years.

In addition, the Noble-Switzerland by-laws include “fair price provisions” that require the approval of at least 80% of the Total Voting Shares before Noble-Switzerland may enter into certain “business combinations” with an “interested shareholder” unless:

•	the business combination is approved by a majority of the disinterested members of the board of directors; or

•	the aggregate amount of cash and the fair market value of the consideration other than cash to be received by the shareholders in the business combination meets certain specified threshold minimum standards, and certain specified events have occurred or failed to occur, as applicable.

For purposes of the fair price provisions, “business combination” is broadly defined to include mergers and consolidations of Noble-Switzerland or its subsidiaries with an interested shareholder or any other person that is or would be an interested shareholder after such transaction; a sale, exchange or mortgage of assets having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; the issuance or transfer of securities in Noble-Switzerland or its subsidiaries having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; the adoption of a plan of liquidation or dissolution proposed by any interested shareholder or any affiliate of an interested shareholder; and any reclassification of securities or other transaction which has the effect, directly or indirectly, of increasing the number of shares beneficially owned by any interested shareholder or any affiliate of an interested shareholder. For purposes of the fair price provisions, “interested shareholder” is generally defined as a person who, together with any affiliates of that person, beneficially owns, directly or indirectly, 5% or more of the Total Voting Shares.

Swiss law generally does not prohibit business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Upon completion of the Transaction, Noble-Switzerland’s articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares of up to 50% of the share capital registered in the commercial register and to limit or withdraw the preemptive rights of the existing shareholders in various circumstances, including (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital registered in the commercial register (excluding treasury shares) without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (2) for purposes of the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders.

Courts in Switzerland have not addressed whether certain of the provisions related to interested shareholders contained in the articles of association are valid under Swiss law.

In addition, shareholders who “Own” (as defined in the articles of association) shares representing 15% or more of Noble-Switzerland’s share capital registered in the commercial register (excluding treasury shares) will be limited to voting one vote less than 15% of the share capital registered in the commercial register (excluding treasury shares), which could make it more difficult for a third party to acquire us without the consent of our board of directors.

For other provisions that could be considered to have an anti-takeover effect, see “— Preemptive Rights and Preferential Subscription Rights” and “— General Meetings of Shareholders.”

Legal Name; Formation; Fiscal Year; Registered Office; Notices and Announcements

The legal and commercial name of Noble-Switzerland is Noble Corporation. Noble-Switzerland’s articles of association were adopted on December 4, 2008 at the incorporation meeting, and Noble-Switzerland was incorporated on December 10, 2008. Noble-Switzerland is domiciled in Baar, Canton of Zug, Switzerland, and operates under the Swiss Code as a share corporation (Aktiengesellschaft). Noble-Switzerland is registered in the commercial register of the Canton of Zug with the registration number CH-170.3.032.929-5. Noble-Switzerland’s fiscal year is the calendar year.

The address of Noble-Switzerland’s registered office is Noble Corporation, Dorfstrasse 19A, 6340 Baar, Canton of Zug, Switzerland, and the telephone number at that address is +41-(0)41-761-6555.

Notices and announcements by Noble-Switzerland to its shareholders will be sent by ordinary mail to the most recent address of the shareholder or authorized recipient in the share register. The official means of publication of Noble-Switzerland is the Swiss Official Gazette of Commerce.

Corporate Purpose

Currently, Noble-Switzerland is a subsidiary of Noble-Cayman. Upon completion of the Transaction, Noble-Switzerland will become the new holding company of the Noble group. The purpose of Noble-Switzerland will be to acquire, hold, manage, exploit and sell, directly or indirectly, participations in Swiss and foreign businesses, in particular, but without limitation, in businesses that are involved in the exploration for and production of natural resources, such as offshore contract drilling of oil and natural gas wells, labor contract drilling services and engineering and consulting services, and to provide financing for this purpose. Noble-Switzerland may set up branch offices and subsidiaries in Switzerland and abroad and may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad. Noble-Switzerland may provide any kind of financial assistance, including guarantees, to and for Noble group companies. Noble-Switzerland may engage in any type of commercial activity that is directly or indirectly related to its purpose and take any measures it determines appropriate to promote the purpose of Noble-Switzerland, or that are connected with the purpose.

Members of the Board of Directors

Upon consummation of the Transaction, Noble-Switzerland expects to have the same directors as Noble-Cayman: Michael A. Cawley, Lawrence J. Chazen, Luke R. Corbett, Julie H. Edwards, Marc E. Leland, Jack E. Little, Mary P. Ricciardello and David W. Williams.

Auditor

PricewaterhouseCoopers AG, Canton of Zug, Switzerland, has been appointed as Noble-Switzerland’s Swiss statutory auditor, and PricewaterhouseCoopers LLP in the United States has been appointed as Noble-Switzerland’s independent registered public accounting firm.

Duration; Dissolution; Rights upon Liquidation

Noble-Switzerland’s duration is unlimited. Under the Swiss Code, Noble-Switzerland may be dissolved at any time upon a resolution of the general meeting of shareholders passed by at least two thirds of the shares represented at such meeting and a majority of the par value of such shares. Dissolution by court order is possible if Noble-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Noble-Switzerland’s share capital, or if in the course of incorporation, legal provisions or provisions of the articles of association have been disregarded, and the interests of the creditors or shareholders have been severely jeopardized or infringed thereby. Under the Swiss Code, unless otherwise provided for in the articles of association, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, with due regard to the preferential rights of individual classes of shares, and subject to Swiss withholding tax requirements.

Uncertificated Shares

Noble-Switzerland is authorized to issue registered shares in certificated or uncertificated form. Noble-Switzerland currently issues registered shares in uncertificated, book-entry form.

Stock Exchange Listing

Upon the completion of the Transaction, we expect that the registered shares will be listed on the New York Stock Exchange and trade under the symbol “NE.”

No Sinking Fund

The registered shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The registered shares to be issued in the Transaction will be duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

The registered shares are not convertible into shares of any other class or series or subject to redemption either by Noble-Switzerland or the holder of the shares.

Transfer and Registration of Shares

No restrictions apply to the transfer of Noble-Switzerland registered shares. Noble-Switzerland’s share register will initially be kept by Computershare, which acts as transfer agent and registrar. The share register reflects only record owners of Noble-Switzerland shares. Swiss law does not recognize fractional share interests.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your rights as a shareholder of Noble-Cayman are governed by Cayman Islands corporate law and Noble-Cayman’s memorandum and articles of association. If the Transaction is consummated, you will become a shareholder of Noble-Switzerland, and your rights will be governed by Swiss corporate law and Noble-Switzerland’s articles of association and by-laws.

Many of the principal attributes of Noble-Cayman’s ordinary shares and Noble-Switzerland’s registered shares will be similar. However, there are differences between your rights under Swiss corporate law and under the corporate statutory and common law of the Cayman Islands, which is modeled on certain provisions of the corporate statutory law of England and Wales and in respect of which the corporate common law of England and Wales provides interpretive guidance. In addition, there are differences between Noble-Cayman’s memorandum and articles of association and Noble-Switzerland’s articles of association and by-laws. Furthermore, the counterparts of some provisions that are included in Noble-Cayman’s articles of association are included in Noble-Switzerland’s by-laws. Noble-Switzerland’s board of directors will be able to amend the provisions in the by-laws without shareholder approval, which Noble-Cayman’s board of directors is currently unable to do with respect to any provisions in the Noble-Cayman memorandum and articles of association.

The following discussion summarizes material changes in your rights resulting from the Transaction. This summary is not complete and does not set forth all of the differences between Swiss corporate law and Cayman Islands corporate law affecting companies and their shareholders or all the differences between Noble-Cayman’s memorandum and articles of association and Noble-Switzerland’s articles of association and by-laws. This summary is subject to the complete text of the relevant provisions of the Swiss Code of Obligations (the “Swiss Code”), particularly articles 620 through 763 of the Swiss Code, the Swiss Merger Act, the Swiss Federal Act on Private International Law, the Companies Law (as amended) of the Cayman Islands (the “Companies Law”), Noble-Cayman’s memorandum and articles of association and Noble-Switzerland’s articles of association and by-laws. We encourage you to read those laws and documents. Noble-Switzerland’s articles of association and by-laws are attached to this proxy statement as Annex F and Annex G, respectively. For information as to how you can obtain Noble-Cayman’s memorandum and articles of association, see “Where You Can Find More Information.”

Capitalization

Noble-Cayman.  As of the date of this proxy statement, Noble-Cayman’s authorized share capital is US $55,000,000, divided into 400,000,000 ordinary shares, par value US $0.10 per share, and 15,000,000 preferred shares, par value US $1.00 per share. The preferred shares are “blank check” shares, and the board of directors of Noble-Cayman may designate and create the preferred shares and determine the respective rights and restrictions of such shares. The board of directors of Noble-Cayman may authorize the issuance of additional ordinary shares and preferred shares up to the amount of the authorized capital without obtaining additional shareholder approval.

Noble-Switzerland.  Upon completion of the Transaction, the registered share capital of Noble-Switzerland is expected to be approximately 1.4 billion Swiss francs (assuming a par value of 5.00 Swiss francs per share), comprised of approximately 279 million registered shares with a par value per share equal to the lesser of (1) 5.00 Swiss francs and (2) 30% of the fair market value of a Noble-Cayman ordinary share calculated on the basis of the closing price of such a share on the New York Stock Exchange on the date the Transaction becomes effective plus a share premium, converted into Swiss francs and rounded down to the nearest whole number. Under the Swiss Code, the board of directors of Noble-Switzerland may not create shares with increased voting powers without a resolution of the general meeting of shareholders passed by at least two thirds of the votes represented at such meeting and a majority of the par value of the registered shares represented. Under certain circumstances, the board of directors may create preferred shares with a resolution of the general meeting of shareholders passed by the majority of the votes allocated to the shares represented at a general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded). Any preferential rights of individual classes of shares must be set forth in the articles of association. Immediately after the Transaction, Noble-Switzerland will only have one class of shares outstanding, so all references to “voting rights” in this “Comparison of Rights of Shareholders” will mean the voting rights of Noble-Switzerland’s registered shares with a par value per share determined as described above, unless another class of shares is subsequently created. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of Noble-Switzerland’s registered shares with a par value per share determined as described above.

Upon completion of the Transaction, Noble-Switzerland’s articles of association will authorize the board of directors to issue new registered shares at any time during a two-year period and thereby increase the share capital, without obtaining additional shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which is expected to be approximately 700 million Swiss francs (assuming a par value of 5.00 Swiss francs per share), or approximately 139 million registered shares. After the expiration of the initial two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if such authorization has been approved by shareholders. Each such authorization may last for up to two years.

In an authorized capital increase, Noble-Switzerland shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preemptive rights in certain circumstances. For further details on these circumstances, see “— Preemptive Rights and Preferential Subscription Rights.”

Upon completion of the Transaction, Noble-Switzerland’s articles of association will provide for a conditional capital that, following the effectiveness of the Transaction, will allow the board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 139 million registered shares) without obtaining additional shareholder approval. These registered shares may be issued through:

•	the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued by Noble-Switzerland, one of its subsidiaries, or any of their respective predecessors; or

•	options or other share-based awards to directors, employees or other persons providing services to Noble-Switzerland or one of its subsidiaries.

In connection with the issuance of bonds, notes, warrants or other financial instruments convertible into or exercisable or exchangeable for Noble-Switzerland registered shares, the board of directors is authorized to withdraw or limit the preferential subscription rights of shareholders in certain circumstances. See “— Preemptive Rights and Preferential Subscription Rights” below.

The preemptive rights of shareholders are excluded with respect to registered shares issued out of conditional share capital.

Preemptive Rights and Preferential Subscription Rights

Noble-Cayman.  Holders of Noble-Cayman ordinary shares do not have any preemptive or preferential right to purchase any securities of Noble-Cayman. As a result, the board of directors may authorize the issuance of securities without offering the securities to each holder of Noble-Cayman ordinary shares, including issuances that could discourage a takeover or other transaction as described below under “— Other Anti-Takeover Measures.”

Noble-Switzerland.  Holders of Noble-Switzerland registered shares generally will have preemptive rights to purchase newly issued securities of Noble-Switzerland. The shareholders may, by a resolution passed by at least two thirds of the votes represented at a general meeting and the majority of the par value of the registered shares represented, withdraw or limit the preemptive rights for important reasons (such as a merger or acquisition).

If a general meeting of shareholders has approved, by amendment of the articles of association, the creation of authorized or conditional capital, it may for important reasons delegate to the board of directors the decision whether to withdraw or limit the preemptive and preferential subscription rights, provided that the basic principles are set forth in its delegation. Noble-Switzerland’s articles of association provide for this delegation with respect to Noble-Switzerland’s authorized and conditional share capital in the circumstances described below.

The board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital for important reasons, including if:

•	the issue price of the registered shares is determined by reference to the market price;

•	the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of Noble-Switzerland;

•	the registered shares are issued in connection with the intended broadening of the shareholder constituency of Noble-Switzerland in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares of Noble-Switzerland on domestic or foreign stock exchanges;

•	in connection with a placement or sale of registered shares, the grant of an over-allotment option of up to 20% of the total number of registered shares to the initial purchasers or underwriters;

•	for the participation of directors, employees and other persons performing services for the benefit of Noble-Switzerland or one of its subsidiaries; or

•	either (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital registered in the commercial register (excluding treasury shares) without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (2) for purposes of the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders.

Courts in Switzerland have not addressed whether certain of the reasons above qualify as important reasons under Swiss law.

In connection with the issuance of bonds, notes, warrants or other financial instruments convertible into or exercisable or exchangeable for Noble-Switzerland registered shares, shareholders will not have preemptive rights with respect to registered shares issued from Noble-Switzerland’s conditional share capital, and the board of directors is authorized to withdraw or limit preferential subscription rights of shareholders with respect to such instruments for important reasons, including if the issuance is in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement. Courts in Switzerland have not addressed whether certain of the reasons above qualify as important reasons under Swiss law.

If the board of directors limits or withdraws the preferential subscription rights:

•	the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

•	the conversion, exchange or exercise price, if any, for the instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

•	the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

Shareholders will not have preemptive rights or preferential subscription rights with respect to registered shares issued from Noble-Switzerland’s conditional share capital to directors, employees or other persons providing services to Noble-Switzerland or any of its subsidiaries. For more information on authorized and conditional capital, see “— Capitalization” above.

Distributions and Dividends; Repurchases and Redemptions

Noble-Cayman.  Noble-Cayman is not required to present proposed dividends to its shareholders for approval or adoption. Under Cayman Islands law, the board of directors of Noble-Cayman may declare the payment of dividends to the ordinary shareholders out of Noble-Cayman’s:

•	profits available for distribution; or

•	a “share premium account,” which represents the excess of the price paid to Noble-Cayman on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid-in capital.

However, no dividends may be paid if, after payment, Noble-Cayman would not be able to pay its debts as they come due in the ordinary course of business.

Under the Companies Law, shares of a Cayman Islands company may, if its articles of association so provide, be redeemed or repurchased out of profits of the company, out of the proceeds of a new issuance of shares made for that purpose or out of capital (including the share premium account), provided that the company has the ability to pay its debts as they come due in the ordinary course of business. Redeemed or repurchased shares automatically have the status of authorized but unissued shares and may be subsequently issued in accordance with Noble-Cayman’s memorandum and articles of association.

Under Noble-Cayman’s articles of association, Noble-Cayman may purchase any issued ordinary shares in the circumstances and on the terms as are agreed by Noble-Cayman and the holder of the shares, whether or not Noble-Cayman has made a similar offer to all or any other holder of ordinary shares. Noble-Cayman’s ordinary shares are not redeemable.

Noble-Switzerland.  Under Swiss law, dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal year, or if the company has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Dividend payments out of the registered share capital (in other words, the aggregate par value of Noble-Switzerland’s registered share capital) are not allowed. Dividends may be paid from qualifying additional paid-in capital only following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). Noble-Switzerland may seek to reclassify its qualifying additional paid-in capital to freely distributable reserves as early as its first general meeting following completion of the Transaction. The affirmative vote of shareholders holding a majority of the shares represented at a general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded) must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Noble-Switzerland’s general reserves amount to less than 20% of the aggregate par value of Noble-Switzerland’s registered capital, then at least 5% of Noble-Switzerland’s annual profit must be retained as general reserves. The Swiss Code and Noble-Switzerland’s articles of association permit Noble-Switzerland to accrue additional general reserves. In addition, Noble-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Noble-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Noble-Switzerland’s articles of association. Dividends are due and payable upon the shareholders having passed a resolution approving the payment subject to the right of the shareholders to adopt a resolution providing for payment on a later date or dates. For information about deduction of withholding tax from dividend payments, see “Material Tax Considerations — Swiss Tax Considerations.”

The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Noble-Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above. Also, the aggregate par value of all Noble-Switzerland registered shares held by Noble-Switzerland and its subsidiaries may not exceed 10% of the registered share capital. However, Noble-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the shares represented at the general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded). Repurchased registered shares held by Noble-Switzerland or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax and share repurchases, see “Material Tax Considerations — Swiss Tax Considerations.”

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Noble-Switzerland’s share capital registered in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the shares represented at the general meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital registered in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

Noble-Switzerland will be required under Swiss law to declare the amount available for any dividends and other capital distributions in Swiss francs. Noble-Switzerland intends to exchange such Swiss franc amounts into U.S. dollars and make any dividend payments to holders of Noble-Switzerland shares in U.S. dollars, unless the holders provide notice to our transfer agent, Computershare, that they wish to receive dividend payments in Swiss francs. Computershare will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.

Shareholder Approval of Business Combinations

Noble-Cayman.  Cayman Islands law provides for a procedure known as a “scheme of arrangement” that allows for business combinations and other transactions that are binding on all shareholders. A scheme of arrangement is effected by the relevant Cayman Islands company applying for the consent of the Cayman Islands court to seek, and subsequently obtaining, the approval of holders of ordinary shares (1) representing a majority in number of the shareholders present and voting on the scheme of arrangement, whether in person or by proxy, and (2) representing 75% or more in value of the ordinary shares present and voting on the scheme of arrangement, whether in person or by proxy, in each case excluding any shares held by the acquiring party. If a scheme of arrangement receives the approval of shareholders of a company and is subsequently sanctioned by the Cayman Islands court, all holders of ordinary shares of the company will be bound by the terms of the scheme of arrangement. Noble’s Cayman Islands counsel, Maples and Calder, has advised that where the statutory procedures have been complied with, the Cayman Islands court is likely to sanction such a scheme of arrangement that has been approved by the requisite votes of shareholders in the absence of bad faith, fraud or unequal treatment of shareholders.

Cayman Islands companies may also engage in a business combination through the direct acquisition by an acquirer of the share capital of the Cayman Islands company. The Companies Law provides that when an offer is made for ordinary shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of those shares accept the offer, the offeror may, for two months after that four-month period, require the remaining ordinary shareholders to transfer their ordinary shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince a Cayman Islands court to order otherwise.

In addition, Noble-Cayman’s articles of association provide that, in order for it to sell, lease or exchange all or substantially all of its property and assets, other than in transactions with entities it controls, it must first obtain:

•	approval by the board of directors; and

•	approval of the holders of at least a majority of the issued shares generally entitled to vote.

Although Noble-Cayman’s articles of association contain the provision described above, Cayman Islands law does not impose a separate shareholder approval requirement for a sale of all or substantially all of a company’s assets.

Noble-Switzerland.  Business combinations and other transactions that are binding on all shareholders are governed by the Swiss Merger Act. A statutory merger or demerger requires that at least two thirds of the votes represented at the general meeting of shareholders and the majority of the par value of registered shares represented vote in favor of the transaction. Under the Swiss Merger Act, a “demerger” may take two forms:

•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Swiss Merger Act receives the necessary shareholder approvals as described above, all shareholders would be compelled to participate in the transaction. See “— Voting Rights.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to companies limited by shares, such as Noble-Switzerland, the Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Swiss Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation. For more information, see “— Appraisal Rights and Compulsory Acquisitions.”

In addition, under Swiss law, the sale by Noble-Switzerland of “all or substantially all of its assets” may require a resolution of the general meeting of shareholders passed by holders of at least two thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Special Vote Required for Combinations with Interested Shareholders

Noble-Cayman.  Noble-Cayman’s articles of association provide that, in general, Noble-Cayman may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

The prohibition on business combinations with interested shareholders does not apply in some cases, including if:

•	Noble-Cayman’s board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction in which the shareholder becomes an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of Noble-Cayman at the time the transaction commenced; or

•	the board of directors and the holders of at least two thirds of the outstanding voting shares of Noble-Cayman, excluding shares owned by the interested shareholder, approve the business combination on or after the time of the transaction in which the person became an interested shareholder.

As defined in Noble-Cayman’s articles of association, an interested shareholder generally includes any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the issued shares of the company or (2) is an affiliate or associate of the company and owned 15% or more of the issued shares of the company at any time within the previous three years.

Although Noble-Cayman’s articles of association contain the provisions described above, under Cayman Islands law there is generally no prohibition on business combinations with interested shareholders.

Noble-Switzerland.  Noble-Switzerland’s articles of association include a provision that corresponds to the business combination provision in Noble-Cayman’s articles of association. The provision in Noble-Switzerland’s articles of association provides that, subject to exceptions that in substance correspond to the exceptions in the business combination provision in Noble-Cayman’s articles of association, absent the approval of holders of the number of registered shares of Noble-Switzerland equal to the sum of (A) two thirds of the Total Voting Shares, plus (B) a number of registered shares entitled to vote at the general meeting that is equal to one third of the number of shares entitled to vote held by the interested shareholder, Noble-Switzerland may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

Although Noble-Switzerland’s articles of association contain the provisions described above, Swiss law generally does not prohibit business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Fair Price to Shareholders in Business Combinations

Noble-Cayman.  Noble-Cayman’s articles of association include “fair price provisions” that require the approval of at least 80% of the voting shares before Noble-Cayman may enter into certain “business combinations” with an “interested shareholder” unless:

•	the business combination is approved by a majority of the disinterested members of the board of directors; or

•	the aggregate amount of cash and the fair market value of the consideration other than cash to be received by the shareholders in the business combination meets certain specified threshold minimum standards, and certain specified events have occurred or failed to occur, as applicable.

For purposes of the fair price provisions, “business combination” is broadly defined to include mergers and consolidations of Noble-Cayman or its subsidiaries with an interested shareholder or any other person that is or would be an interested shareholder after such transaction; a sale, exchange or mortgage of assets having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; the issuance or transfer of securities in Noble-Cayman or its subsidiaries having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; the adoption of a plan of liquidation or dissolution proposed by any interested shareholder or any affiliate of an interested shareholder; and any reclassification of securities or other transaction which has the effect, directly or indirectly, of increasing the number of shares beneficially owned by any interested shareholder or any affiliate of an interested shareholder. For purposes of the fair price provisions, “interested shareholder” is generally defined as a person who, together with any affiliates of that person, beneficially owns, directly or indirectly, 5% or more of the combined voting power of the then issued and outstanding shares of Noble-Cayman.

Noble-Switzerland.  The fair price provisions in Noble-Switzerland’s by-laws are substantially similar to those in Noble-Cayman’s articles of association.

Other Anti-Takeover Measures

Noble-Cayman.  Noble-Cayman does not have a shareholder rights plan, but Noble-Cayman believes a shareholder rights plan could be implemented under Cayman Islands law. The Noble-Cayman board of directors adopted a board policy on shareholder rights plans, which provides that before adopting a shareholder rights plan in the future, the board of directors would seek prior shareholder approval of the plan unless, due to timing constraints or other reasons, a majority of independent directors determines that it would be in the best interests of Noble-Cayman and its shareholders to adopt a plan before obtaining shareholder approval. If a shareholder rights plan is so adopted without prior shareholder approval, the plan must either be ratified by shareholders or must expire, without being renewed or replaced, within one year.

The board of directors of Noble-Cayman is also authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it determines fit. The board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preferred shares are outstanding as of the date of this proxy statement.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preemptive Rights and Preferential Subscription Rights” and “— Special Vote Required for Combinations with Interested Shareholders” above, see “— Election of Directors; Staggered Terms of Directors,” “— Removal of Directors,” “— Extraordinary Meetings of Shareholders,” “— Director Nominations; Proposals of Shareholders” and “— Amendment of Governing Documents” below.

Noble-Switzerland.  Noble-Switzerland does not have a shareholder rights plan. Rights plans generally discriminate in the treatment of shareholders by imposing restrictions on any shareholder who exceeds a level of ownership interest without the approval of the board of directors. Anti-takeover measures such as rights plans that are implemented by the board of directors would generally be restricted under Swiss corporate law by the principle of equal treatment of shareholders and the general rule that new shares may only be issued based on a shareholders’ resolution. However, upon completion of the Transaction, Noble-Switzerland’s articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares of up to 50% of the share capital registered in the commercial register and to limit or withdraw the preemptive rights of the existing shareholders in various circumstances, including (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital registered in the commercial register (excluding treasury shares) without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (2) for purposes of the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders. Courts in Switzerland have not addressed whether such limitations or withdrawals are permitted under Swiss law.

In addition, shareholders who “Own” (as defined in the articles of association) shares representing 15% or more of the share capital registered in the commercial register (excluding treasury shares) will be limited to voting one vote less than 15% of the share capital registered in the commercial register (excluding treasury shares), which could make it more difficult for a third party to acquire us without the consent of our board of directors.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preemptive Rights and Preferential Subscription Rights” and “— Special Vote Required for Combinations with Interested Shareholders” above, see “— Election of Directors; Staggered Terms of Directors,” “— Removal of Directors,” “— Extraordinary Meetings of Shareholders,” “— Director Nominations; Proposals of Shareholders” and “— Amendment of Governing Documents” below.

Appraisal Rights and Compulsory Acquisitions

Noble-Cayman.  Neither Cayman Islands law nor Noble-Cayman’s articles of association specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under “— Shareholder Approval of Business Combinations,” a minority shareholder may apply to the court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. Noble-Cayman has been advised that the court is unlikely to grant any relief to the minority shareholder in the absence of bad faith, fraud, unequal treatment of shareholders or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out or otherwise prejudicing minority shareholders.

Noble-Switzerland.  In case of a statutory merger or demerger subject to Swiss law, the Swiss Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation. The action for review must be filed within two months of the date of publication of the shareholders’ approval of the merger or demerger. The court’s decision will apply to all parties who are in a similar position as the requesting shareholder. The costs of the proceedings must be assumed by the acquiror.

Election of Directors; Staggered Terms of Directors

Noble-Cayman.  Noble-Cayman’s articles of association generally provide that the number of directors of Noble-Cayman will consist of not less than three directors, the exact number to be set from time to time by a majority of the whole board of directors. The board currently has eight directors. The Companies Law does not contain provisions specifically related to classified boards of directors. However, Noble-Cayman’s articles of association provide for a classified board of directors.

With respect to the election of directors, each holder of ordinary shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him. The directors are divided into three classes, with only one class being up for election each year. Directors are elected by a plurality of the votes cast in the election. Neither the Companies Law nor Noble-Cayman’s articles of association provide for cumulative voting for the election of directors.

Noble-Switzerland.  Noble-Switzerland’s articles of association provide that the number of directors of Noble-Switzerland will consist of not less than three and no more than nine directors. The exact number may be proposed to the shareholders’ meeting from time to time by the board of directors. Directors may only be elected by the shareholders at a general meeting. Upon completion of the Transaction, if approved as presented in this proxy statement, Noble-Switzerland will have the same directors as Noble-Cayman.

Noble-Switzerland’s articles of association provide for a classified board of directors. At each annual general meeting, each class of directors whose term then expires will be elected to hold office for a three-year term.

With respect to the election of directors, each holder of registered shares entitled to vote at the general meeting has, subject to the limitations on shareholders who Own (as defined in the articles of association) shares representing 15% or more of the share capital registered in the commercial register (excluding treasury shares), in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. Noble-Switzerland’s articles of association do not provide for cumulative voting for directors.

Noble-Switzerland’s articles of association further provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.

Under the Swiss Code, board members may at any time, with or without cause and with immediate effect, resign from office.

Vacancies on Board of Directors

Noble-Cayman.  Noble-Cayman’s articles of association provide that a vacancy or a newly created directorship may only be filled by the decision of a majority of the remaining directors or, if not so filled, by the shareholders at the next general meeting called for that purpose.

Noble-Switzerland.  The Swiss Code provides that a vacancy or a newly created directorship as proposed by Noble-Switzerland’s board of directors may only be filled upon approval by shareholders at a general meeting.

Removal of Directors

Noble-Cayman.  Noble-Cayman’s articles of association generally provide that directors can be removed from office, only for cause, by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote in the election of directors. The board of directors does not have the power to remove directors. “Cause” is defined as (1) the willful and continuous failure of a director substantially to perform such director’s duties to Noble-Cayman (other than any failure resulting from incapacity due to physical or mental illness) or (2) the willful engaging by a director in gross misconduct materially and demonstrably injurious to Noble-Cayman.

Noble-Switzerland.  Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Noble-Switzerland’s articles of association. Noble-Switzerland’s articles of association provide that directors may only be removed by shareholders at a meeting at which at least two thirds of the Total Voting Shares are represented and by a vote of at least two thirds of the Total Voting Shares.

Duties of the Board of Directors

Noble-Cayman.  The Companies Law does not specify the duties of directors. Judicial precedent in the Cayman Islands has defined the duties of a director generally as being the observance of general standards of loyalty, good faith, and the avoidance of a conflict of duty and self-interest. In the absence of a developed body of Cayman Islands law in this regard, the principles outlined by English and Commonwealth common law are highly persuasive in the Cayman Islands courts. More specifically, the duties of a director of a Cayman Islands company may be summarized as follows:

•	a duty to act in what the directors bona fide consider to be the best interests of the company (and in this regard it should be noted that what is in the best interests of the group (if any) of companies to which the company belongs is not necessarily in the best interests of the company). The interests of the company and the shareholders are distinct. However, in practical terms, there is often an overlap between the interests of the company and its shareholders as a whole;

•	a duty to exercise their powers for the purposes for which they are conferred;

•	a duty of trusteeship of the company’s assets;

•	the duty, where possible, to avoid conflicts of interest and of duty;

•	a duty to disclose personal interest in contracts involving the company;

•	a duty not to make secret profits from the directors’ office; and

•	a duty to act with skill and care.

In recent years the English and Commonwealth common law authorities have moved towards an objective test for the standard of skill and care that should be exercised by directors. It is likely that the Cayman Islands courts will follow these authorities. As a result, the standard of care required to be met by the director of a Cayman Islands company is that of a reasonably diligent person having both (1) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to that company, and (2) the specific knowledge, skill and experience that such director actually has. While the standard of care includes a minimum objective standard based upon the functions given to the director in question, the standard may be raised where the director in question has more knowledge, skill and experience than would normally be expected. In addition, and based on a growing body of judicial precedent in England and the Commonwealth, the responsibilities of directors require that they take reasonable steps to place themselves in a position to guide and monitor the management of the company without relying blindly on the judgment of others. However, the duty of care is not absolute and it is still proper for directors to delegate management functions, especially in large companies such as Noble-Cayman.

Noble-Switzerland.  A director of a Swiss company is bound to performance standards as specified in the Swiss Code, including an obligation to act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association and in the best interest of the company. A director is generally disqualified from participating in a decision that directly affects him. A director must generally safeguard the interest of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The test for the duty of care is primarily objective: a director is required to apply the care a reasonable person would apply under the same circumstances. To some extent, particular skills and functions of a board member may be taken into consideration. The members of the board of directors of Noble-Switzerland are liable to Noble-Switzerland, its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties.

To the extent that the Swiss Code allows the delegation by the board of directors to executive management, and such delegation is actually made by virtue of Noble-Switzerland’s articles of association and by-laws, the responsibility of the board of directors is limited to the due election, instruction and supervision of the executive management.

Indemnification of Directors and Officers; Insurance

Noble-Cayman.  Cayman Islands law does not limit the extent to which a company may indemnify its directors and officers except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy. Noble-Cayman’s articles of association contain detailed provisions regarding indemnification. Additionally, Noble-Cayman has entered into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under Noble-Cayman’s articles of association. These indemnity agreements generally provide that Noble-Cayman will indemnify the director and officer parties and will advance expenses to the fullest extent permitted by law.

Based on advice from our Cayman Islands counsel, we believe that an indemnity for negligence generally will be enforceable under Cayman Islands law. Similarly, an indemnity for acts or omissions by directors or officers in the performance of their duties that may be considered to be grossly negligent will probably be enforceable. It is unlikely that a Cayman Islands court will enforce an indemnity for willful neglect or willful default by a director or officer in the performance of his duties, particularly with respect to matters evidencing bad faith on the part of the relevant director or officer. Indemnity for actions by directors or officers that are considered fraudulent or otherwise criminal will not, except in certain very limited circumstances, be enforceable.

Cayman Islands law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers.

Noble-Switzerland.  We believe, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that, under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Noble-Switzerland’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Noble-Switzerland to the fullest extent allowed by law. Under Noble-Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Noble-Switzerland plans to obtain such insurance from one or more third party insurers or captive insurance companies. Noble-Switzerland also plans to enter into indemnification agreements with each of its directors and executive officers, upon the completion of the Transaction, that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements will provide that Noble-Switzerland will indemnify and advance expenses to each such director and executive officer to the extent described above. The agreements will provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification.

Limitation on Director Liability

Noble-Cayman.  Cayman Islands law in some circumstances permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “— Indemnification of Directors and Officers; Insurance.” In summary, a Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy. Noble-Cayman’s articles of association provide that the directors will have no personal liability to Noble-Cayman or its shareholders for monetary damages for breach of fiduciary duty as a director, except for:

•	breaching the duty of loyalty to Noble-Cayman or its shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; or

•	any transaction from which a director derived an improper personal benefit.

Noble-Switzerland.  Swiss law does not permit a company to exempt any member of its board of directors from any liability for damages suffered by the company, the shareholders or the company’s creditors caused by intentional or negligent violation of that director’s duties. The board members (although they may be only nominees) and the officers of the company are, to the extent of their wrongdoing, liable to the company, the shareholders and the creditors for damage caused by violation of their duties. Within the past few years, there has been a substantial increase in the number of court actions against directors of Swiss companies on the basis that they neglected to supervise management diligently. However, the general meeting of shareholders may pass a resolution discharging the members of the board of directors from liability for certain limited actions. Such release is effective only for facts that are known or have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution. The right of remaining shareholders to claim damages on behalf of the company expires six months after such resolution has passed.

Directors’ Conflicts of Interest

Noble-Cayman.  As a matter of the common law applied in the Cayman Islands, the director of a Cayman Islands company should seek to avoid placing himself in a position where there is a conflict, or a possible conflict, between the duties he owes to the company and either his personal interest or other duties that he owes to a third party, and if a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the company, he must declare the nature and extent of that interest to the other directors at the first opportunity. The duty to avoid conflicting interests extends to contracts with the company, the use of information or opportunities that come to him by virtue of his directorship and actions competing with the company.

Matters that have been authorized by the directors generally or authorized by the provisions of the company’s articles of association will not result in a breach of this common law duty of a director to avoid conflicts of interest.

Noble-Switzerland.  Swiss law does not have a general provision on conflicts of interest. However, under the Swiss Code a director must safeguard the interests of the company and adhere to a duty of loyalty and a duty of care. This requirement generally disqualifies a director from participating in decisions directly affecting him. Breach of these principles may also entail personal liability of a director to the company. In addition, the Swiss Code requires a director to return to the company payments made to the director if such payments are not made on an arm’s length basis and if the recipient of the payment acted in bad faith. Moreover, other benefits of the company must be returned by a director to the extent that such benefits are obviously disproportionate to the consideration and to the economic situation of the company. A five year limitation period generally applies to a director’s obligation to return any such payments or benefits.

Shareholders’ Suits

Noble-Cayman.  The Cayman Islands courts permit derivative suits by shareholders; however, the consideration of those suits has been limited. In this regard, the Cayman Islands courts ordinarily would be expected to follow relevant English and Commonwealth precedent, and therefore permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only:

•	in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company;

•	where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or

•	where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it;

and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may be permitted to bring an action in his own name against a Cayman Islands company, director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

Noble-Switzerland.  Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose on the company all costs the plaintiff incurred in prosecuting the action.

Shareholders who suffer a direct loss due to an intentional or negligent breach of a director’s or senior officer’s duties may sue in their personal capacity for monetary compensation.

Shareholder Consent to Action Without Meeting

Noble-Cayman.  Cayman Islands law and Noble-Cayman’s articles of association provide that shareholders may take action requiring either an ordinary or special resolution without a meeting only by unanimous written consent.

Noble-Switzerland.  Swiss corporate law does not permit shareholders to act by written consent in lieu of a general meeting of shareholders.

Annual Meetings of Shareholders

Noble-Cayman.  Under Noble-Cayman’s articles of association, a general meeting of shareholders is required to be held at least annually. Noble-Cayman’s articles of association provide that at the annual meeting elections will be held for directors whose terms have expired and such other business may be transacted as may properly be brought before such meeting. That meeting can be held anywhere.

Noble-Switzerland.  Under the Swiss Code and Noble-Switzerland’s articles of association, Noble-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of each fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term is expiring. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere, except in cases where shareholders would be unduly hindered to participate in the meeting or Swiss law requires a resolution to be evidenced by a public deed.

Extraordinary Meetings of Shareholders

Noble-Cayman.  Under Noble-Cayman’s articles of association, an extraordinary general meeting of Noble-Cayman may be called only by a majority of the board of directors of Noble-Cayman, the chairman of the board of directors, the chief executive officer or the president.

Noble-Switzerland.  An extraordinary general meeting of Noble-Switzerland may be called upon the resolution of the board of directors, the chairman of the board of directors, the chief executive officer, the president or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by one or more shareholders holding an aggregate of at least 10% of the share capital recorded in the commercial register specifying, among other things, the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and statutory reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures. One or more shareholders representing at least 10% of the share capital recorded in the commercial register or holders of registered shares in an aggregate par value of at least one million Swiss francs have the right to request that an item be included on the agenda of a general meeting of shareholders. See “— Director Nominations; Proposals of Shareholders” for more information.

Record Dates for Shareholder Meetings

Noble-Cayman.  Noble-Cayman’s articles of association provide that the record date for any general shareholder meeting may be at most 60 days prior to that meeting.

Noble-Switzerland.  Noble-Switzerland expects to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and to announce the date of the general meeting of shareholders prior to the record date.

Director Nominations; Proposals of Shareholders

Noble-Cayman.  Noble-Cayman’s articles of association require that a shareholder desiring to nominate directors for consideration by the shareholders at any annual general meeting must give written notice of such intent, which notice must be received by the secretary of Noble-Cayman no later than 90 days in advance of the meeting. Noble-Cayman’s articles of association require that a shareholder desiring to submit a proposal (other than a nomination for a director) for consideration by the shareholders at any annual general meeting must give written notice of such intent, which notice must be received by the secretary of Noble-Cayman no less than 60 nor more than 120 days in advance of the meeting.

Noble-Switzerland.  One or more shareholders representing at least 10% of the share capital recorded in the commercial register or holders of registered shares in an aggregate par value of at least one million Swiss francs have the right to request that an item be included on the agenda of a general meeting of shareholders. Noble-Switzerland’s articles of association require that a shareholder desiring to submit an item to be included on the agenda (other than a nomination for a director) for consideration by the shareholders at any annual general meeting must give written notice of such intent, which notice must be received by the secretary of Noble-Switzerland no less than 60 nor more than 120 days in advance of the meeting. Each such request must include the information specified in Noble-Switzerland’s articles of association.

Any shareholder may nominate one or more directors for election. Any shareholder desiring to nominate directors for consideration by the shareholders at any general meeting must give written notice of such intent. Any such notice with respect to an annual general meeting must be received by the secretary of Noble-Switzerland no later than 90 days in advance of the meeting and any notice with respect to an extraordinary general meeting must be received by the secretary of Noble-Switzerland on the seventh day following the notice of such meeting of shareholders. Each such notice must include the information specified in Noble-Switzerland’s articles of association.

Adjournment of Shareholder Meetings

Noble-Cayman.  Noble-Cayman’s articles of association provide that, in the absence of a quorum, the holders of a majority of the votes entitled to be cast by the shareholders, present in person or represented by proxy, may adjourn the meeting from time to time. When a general meeting is adjourned for 30 days or more, a new notice of meeting is required.

Noble-Switzerland.  A general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting in accordance with the statutory requirements.

Voting Rights

Noble-Cayman.  The holders of ordinary shares of Noble-Cayman are entitled to one vote per share.

There are no limitations imposed by Cayman Islands law or Noble-Cayman’s articles of association on the right of nonresident shareholders to hold or vote their ordinary shares.

The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence in person or by proxy of holders of a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. The rights attaching to outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank in any respect prior to or equivalent with those shares.

Under Cayman Islands law, some matters, such as altering the memorandum or the articles, changing the name of a company, voluntarily winding up a company or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of the holders of two thirds of the shares voted at a general meeting or approved in writing by all shareholders entitled to vote at a general meeting of the company.

Noble-Switzerland.  Each Noble-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Noble-Switzerland’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Except as described below, Noble-Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

To be able to exercise voting rights, holders of the shares must apply to us for enrollment in our share register as shareholders with voting rights. Registered holders of shares may obtain the form of application from our transfer agent. The form of application includes a representation that the holder is holding shares for his own account. Certain exceptions exist for nominees. The board of directors will register Cede & Co., as nominee of DTC, with voting rights with respect to shares held in “street name” through DTC.

Pursuant to Noble-Switzerland’s articles of association, shareholders who “Own” (as defined in the articles of association) shares representing 15% or more of Noble-Switzerland’s share capital registered in the commercial register (excluding treasury shares) will be limited to voting one vote less than 15% of the share capital registered in the commercial register (excluding treasury shares). The board of directors may waive this restriction.

A shareholder will only be registered as a shareholder with voting rights to the extent that shareholder’s shares constitute less than 15% of the share capital registered in the commercial register (excluding treasury shares). In furtherance of this limitation, the board of directors is authorized at any time to request from any person which discloses publicly, including in any filing with the SEC, or to Noble-Switzerland that it beneficially owns 15% or more of the shares of Noble-Switzerland (excluding treasury shares), that such person provide information with respect to all of its shares that it beneficially owns which are being held by brokers, nominees or other persons on its behalf. The board of directors is authorized to exempt Cede & Co. and other nominees from these requirements.

If the board of directors refuses to register a shareholder as a shareholder with voting rights, the board will notify the shareholder of such refusal within 20 days of the receipt of the application. Furthermore, the board may cancel, with retroactive application, the registration of a shareholder with voting rights if the initial registration was on the basis of false information in the shareholder’s application. Shareholders registered without voting rights may not participate in or vote at Noble-Switzerland’s shareholders’ meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting.

Treasury shares, whether owned by Noble-Switzerland or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Pursuant to the Swiss Code, registered shareholders have the exclusive right to determine the following matters:

•	adoption and amendment of Noble-Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	the allocation of profits shown on the balance sheet, in particular the determination of dividends;

•	discharge of the members of the board of directors and the persons entrusted with management from liability;

•	approval of a transaction with an interested shareholder (as defined in the articles of association); and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Noble-Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Pursuant to Noble-Switzerland’s articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the shares represented and voting at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or Noble-Switzerland’s articles of association. Noble-Switzerland’s articles of association provide that directors shall be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. See “— Election of Directors; Staggered Terms of Directors” for a discussion of voting for the election of directors. The acting chair may direct that elections be held by use of an electronic voting system.

The Swiss Code and/or Noble-Switzerland’s articles of association require the affirmative vote of at least two thirds of the shares represented at a general meeting and a majority of the par value of such shares to approve the following matters:

•	the amendment to or the modification of the purpose of Noble-Switzerland;

•	the creation of shares with increased voting rights;

•	the restriction on the transferability of shares and any modification or removal of such restriction;

•	the restriction on the exercise of the right to vote and any modification or removal of such restriction;

•	an authorized or conditional increase of the share capital (other than increases permitted by the articles of association);

•	an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind or for purposes of an acquisition of assets or (3) the granting of special privileges upon a capital increase;

•	the limitation on or withdrawal of preemptive rights or preferential subscription rights;

•	the relocation of the registered office of Noble-Switzerland;

•	the dissolution of Noble-Switzerland;

•	the merger by way of absorption of another company, to the extent required under Noble-Switzerland’s articles of association or by statutory law; and

•	changes to the supermajority vote requirements listed above.

The same supermajority voting requirements apply to resolutions in relation to transactions among companies based on the Swiss Merger Act, including a merger, demerger or conversion of a company (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale by Noble-Switzerland of “all or substantially all of its assets.” See “— Appraisal Rights and Compulsory Acquisitions” and “— Shareholder Approval of Business Combinations.”

Noble-Switzerland’s articles of association require the affirmative vote of at least two thirds of the Total Voting Shares to approve the following matters:

•	the removal of a serving member of the board of directors;

•	changes to the requirements of shareholders to provide advance notice of items to be included on the agenda for a general meeting, including the requirements related to nominations for elections of directors;

•	changes to certain proceedings and procedures at general meetings;

•	changes to quorum requirements;

•	changes to the number of members of the board of directors;

•	changes to the classification of the board of directors;

•	changes to the indemnification provisions for directors and officers; and

•	changes to supermajority vote requirements.

Noble-Switzerland’s articles of association require the affirmative vote of holders of the number of registered shares of Noble-Switzerland equal to the sum of (A) two thirds of the Total Voting Shares, plus (B) a number of registered shares entitled to vote at the general meeting that is equal to one third of the number of shares entitled to vote held by an interested shareholder, for Noble-Switzerland to engage in any business combination with an interested shareholder (as those terms are defined in Noble-Switzerland’s articles of association).

Amendment of Governing Documents

Noble-Cayman.  Under the Companies Law, Noble-Cayman’s memorandum and articles of association may only be amended by a special resolution of its shareholders. Some amendments to Noble-Cayman’s articles of association require for a quorum the presence of shareholders holding at least 95% of the shares entitled to vote at the meeting. Noble-Cayman’s board of directors may not effect amendments to Noble-Cayman’s memorandum or articles of association on its own. See “— Quorum Requirements” below. Cayman Islands law does not have the concept of by-laws or similar documents, such as by-laws.

Noble-Switzerland.  Under the Swiss Code and Noble-Switzerland’s articles of association, Noble-Switzerland’s articles of association may only be amended by a resolution of its shareholders at a general meeting and in the form of a public deed. See “— Voting Rights.” Some amendments to Noble-Switzerland’s articles of association require for a quorum the presence of at least two thirds of the Total Voting Shares. Other than on the basis of an authorization of the general meeting of shareholders, Noble-Switzerland’s board of directors may not effect amendments to Noble-Switzerland’s articles of association on its own.

Under Noble-Switzerland’s articles of association, the board of directors may pass and amend by-laws. Under Swiss law, shareholders may not pass or amend by-laws but may pass resolutions amending the articles of association to effectively supersede provisions in the by-laws.

Quorum Requirements

Noble-Cayman.  The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting is a quorum for the transaction of most business. However, pursuant to Noble-Cayman’s articles of association, different quorums are required in some cases to approve a change in Noble-Cayman’s articles of association.

Shareholders present, in person or by proxy, holding at least 95% of the issued shares entitled to vote at a meeting is the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or cause any of the following provisions of Noble-Cayman’s articles of association to cease to apply:

•	Articles 31 through 49 — which relate to the convening of, and proceedings and procedures at, general meetings;

•	Articles 52 through 60 — which relate to the election, appointment and classification of directors;

•	Articles 62 and 63 — which require shareholders to approve certain business combinations with interested shareholders (with the exceptions described below); or

•	Article 64 — which requires shareholders to approve the sale, lease or exchange of all or substantially all of Noble-Cayman’s property or assets.

However, shareholders present, in person or by proxy, holding a majority of the issued shares entitled to vote at the meeting will constitute a quorum if:

•	in the case of a special resolution to amend, vary, suspend the operation of or disapply Articles 31-49, 52-60 or 64 of the articles of association, a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution; and

•	in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 62 of the articles of association, the favorable recommendation is made by a majority of the disinterested directors, meaning those directors who are unaffiliated with and are not nominees of the interested shareholder and were directors prior to the time the interested shareholder became an interested shareholder; or

•	in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 63 of the articles of association, other than a special resolution referred to in the next full paragraph below, a favorable board of directors’ recommendation is made at a time when a majority of the board of directors then in office were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

In addition, shareholders present, in person or by proxy, holding a majority of the issued shares entitled to vote at a meeting also will constitute the required quorum to consider or adopt a special resolution to delete Article 63 of the articles of association if:

•	the resolution will not be effective until 12 months after it is passed by shareholders; and

•	the restrictions in Article 63 of the articles of association will otherwise continue to apply to any business combination between Noble-Cayman and any person who became an interested shareholder on or prior to the passing of the resolution.

The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leaves less than a quorum.

Noble-Switzerland.  The presence of shareholders, in person or by proxy, holding at least a majority of the Total Voting Shares is a quorum for the transaction of most business. However, shareholders present, in person or by proxy, holding at least two thirds of the Total Voting Shares is the required quorum at a general meeting to consider or adopt a resolution to remove a director or to amend, vary, suspend the operation of or cause any of the following provisions of Noble-Switzerland’s articles of association to cease to apply:

•	Article 12(f) — which relates to business combinations with interested shareholders;

•	Article 20 — which relates to proceedings and procedures at general meetings;

•	Article 21 — which sets forth the level of shareholder approval required for certain matters;

•	Article 22 — which sets forth the quorum at a general meeting required for certain matters, including the removal of a member of the board of directors; and

•	Articles 23, 24 and 25 — which relate to the election and appointment of directors.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records; Special Investigation

Noble-Cayman.  Shareholders of a Cayman Islands company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges). However, Noble-Cayman’s articles of association provide that any shareholder may inspect Noble-Cayman’s books and records for any proper purpose. Noble-Cayman’s directors are required, in their sole discretion, to determine whether a stated purpose is a proper purpose. The board of directors of Noble-Cayman may establish procedures or conditions regarding these inspection rights for the following purposes:

•	protecting the interests of Noble-Cayman;

•	protecting the confidentiality of the information contained in those books and records;

•	the convenience of Noble-Cayman; or

•	protecting any other interest of Noble-Cayman that the board of directors deems proper.

While in principle a Cayman Islands court may order an examination of the affairs of a Cayman Islands company, Cayman Islands law does not generally provide for the equivalent of a special investigation under Swiss law.

Noble-Switzerland.  Although not explicitly stated in the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares. With respect to the right to inspect the share register with regard to the shares of other shareholders, the inspection right and the related procedure is disputed among legal scholars. We believe that shareholders must approve the disclosure of their identity before other shareholders are permitted to inspect the share register under such circumstances. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of a general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Noble-Switzerland.

Generally, if the shareholders’ inspection and information rights as outlined above have been exercised and prove to be insufficient, any shareholder may propose to a general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. Such shareholder is not required to comply with the advance notice requirements described above in “— General Meetings of Shareholders” because this matter is not required to be included in the agenda. However, if a shareholder wishes to call an extraordinary general meeting and propose that specific facts be examined by a special commissioner in a special investigation, the shareholder must comply with the requirements to call an extraordinary general meeting and the advance notice requirements described above in “— General Meetings of Shareholders.” If one or more shareholders desires to call an extraordinary general meeting of shareholders to consider the proposal, the shareholders must hold an aggregate of at least 10% of the share capital recorded in the commercial register. See “— Extraordinary Meetings of Shareholders.” If the general meeting of shareholders approves the proposal, Noble-Switzerland or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at Noble-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the proposal, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that corporate bodies or the founders of Noble-Switzerland infringed the law or Noble-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Noble-Switzerland and only in exceptional cases to the petitioners.

Transfer and Registration of Shares

Noble-Cayman.  Noble-Cayman’s board of directors may, in its discretion and without assigning any reason, decline to register any transfer of any share (subject to any New York Stock Exchange rules governing share transfers). Noble-Cayman’s articles of association expressly provide for the issuance of fractional shares.

Noble-Switzerland.  No restrictions apply to the transfer of Noble-Switzerland registered shares. Noble-Switzerland’s share register will initially be kept by Computershare, which acts as transfer agent and registrar. The share register reflects only record owners of Noble-Switzerland shares. Swiss law does not recognize fractional share interests.

Rights upon Liquidation

Noble-Cayman.  Noble-Cayman’s articles of association provides that, upon the liquidation of Noble-Cayman, after creditors have been paid the full amounts owing to them and the holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, then the holders of Noble-Cayman’s ordinary shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with Noble-Cayman. The assets received by the holders of Noble-Cayman ordinary shares in liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Noble-Switzerland.  Noble-Switzerland’s duration is unlimited. Under the Swiss Code, Noble-Switzerland may be dissolved at any time upon a resolution of the general meeting of shareholders passed by at least two thirds of the votes represented at a general meeting and an absolute majority of the par value of the registered shares represented. Dissolution by court order is possible if Noble-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Noble-Switzerland’s share capital, or if in the course of incorporation, legal provisions or provisions of the articles of association have been disregarded, and the interests of the creditors or shareholders have been severely jeopardized or infringed thereby. Under the Swiss Code, unless otherwise provided for in the articles of association, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, with due regard to the preferential rights of individual classes of shares, and subject to Swiss withholding tax requirements.

Enforcement of Civil Liabilities Against Foreign Persons

Noble-Cayman.  Maples and Calder, our Cayman Islands legal counsel, has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States nor any relevant treaty in place. However, the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Noble-Switzerland.  Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law or if the judgment was rendered by a court located at the domicile of the defendant;

•	the judgment of such foreign court has become final and non-appealable;

•	no reason for refusal in the sense of Article 27 Swiss Federal Act on Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, the international requirements according to treaties, legal precedent and similar requirements.

THE MEETING OF MEMBERS

We are furnishing this proxy statement to our members in connection with the solicitation of proxies by Noble-Cayman’s board of directors for use at a meeting of Noble-Cayman members to consider the Transaction and any adjournment of the meeting. We are first mailing this proxy statement and accompanying form of proxy to members beginning on or about          , 2009.

Time, Place and Date

The meeting of the members will be held on          , 2009 at          , local time, at          .

Purpose of the Meeting

At the meeting, Noble-Cayman’s board of directors will ask the members to vote to approve:

•	the Transaction, which will be effected by the Schemes of Arrangement, in connection with the Agreement and Plan of Merger, Reorganization and Consolidation, pursuant to which:

■	Noble-Cayman will merge with merger sub, with Noble-Cayman surviving;

■	holders of Noble-Cayman ordinary shares will receive, through an exchange agent, one share of Noble-Switzerland in exchange for each ordinary share of Noble-Cayman that they hold and, as a result, will become shareholders of Noble-Switzerland;

■	Noble-Cayman will receive, through the exchange agent, 15 million shares of Noble-Switzerland for future use to satisfy our obligations to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes; and

■	Noble-Switzerland will assume certain employee benefit plans that are sponsored by Noble-Cayman and amend such plans to permit the issuance or delivery of Noble-Switzerland shares thereunder, rather than Noble-Cayman shares, including treasury shares of Noble-Switzerland;

•	a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Transaction; and

•	other business as may properly come before the meeting or any adjournment thereof.

Noble-Cayman’s board of directors has approved the Transaction and the adjournment proposals and recommends that you vote “FOR” both of the proposals.

Record Date; Voting Rights; Vote Required for Approval

The board has fixed the close of business on          , 2009 as the record date for the meeting of members.

Only holders of record of Noble-Cayman ordinary shares on the record date are entitled to notice of and to vote at the meeting or any adjournment of the meeting. You will not be the holder of record of shares that you hold in “street name.” Instead, the depository (for example, Cede & Co.) or other nominee will be the holder of record of such shares.

On the record date for the meeting of members, approximately        Noble-Cayman ordinary shares were issued and entitled to be voted at the meeting. Each Noble-Cayman ordinary share entitles the holder to one vote.

There is no formal quorum requirement for a meeting of members convened to consider the terms of a scheme of arrangement under Cayman Islands law. Nonetheless, we will not petition the Grand Court of the Cayman Islands to sanction the Transaction unless members holding a majority of the outstanding Noble-Cayman ordinary shares are present in person or by proxy at the meeting of members (or any adjournments of the meeting of members), which number of members would constitute a quorum for most purposes under Noble-Cayman’s articles of association. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Assuming the presence of the required quorum, the Transaction must be approved by a majority in number of the holders of Noble-Cayman ordinary shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Noble-Cayman ordinary shares present and voting on the proposal, whether in person or by proxy.

Assuming the presence of the required quorum, the adjournment proposal requires the affirmative vote of holders of Noble-Cayman ordinary shares representing at least a majority of the Noble-Cayman shares present in person or by proxy at the meeting and entitled to vote on the matter.

Our directors and executive officers have indicated that they intend to vote their shares in favor of both of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned approximately   percent of the outstanding Noble-Cayman ordinary shares.

Proxies and Voting Instruction Cards

A proxy card is being sent to each member as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. We may accept your proxy by any form of communication permitted by Cayman Islands law and Noble-Cayman’s articles of association. Members of record who do not hold their shares through a bank, broker or nominee may grant a proxy to vote on the Internet at http://www.proxyonline.com or by telephone by calling the number listed on the proxy card or voting direction form. Please have your proxy card or voting direction form in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card or voting instruction card in the envelope provided. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

A voting instruction card is being sent to participants in the Savings Plan for whom ordinary shares are credited to their account under the Savings Plan. If you were such a participant in the Savings Plan on the record date, you may instruct the trustee of the Savings Plan how to vote by telephone, via the Internet, or by marking the voting instruction card appropriately, executing it in the space provided and returning it to Noble-Cayman. To be effective, a voting instruction card must be received by Noble-Cayman prior to the beginning of voting at the meeting of members.

If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and have not clearly indicated your votes, your shares will be voted “FOR” both of the proposals. If any other matters properly come before the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in accordance with their best judgment, unless authority to do so is withheld in the proxy.

You may abstain on either or both of the proposals by marking “ABSTAIN” with respect to either or both of the proposals.

Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are not permitted to exercise their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” The Transaction proposal is a non-routine matter under New York Stock Exchange rules.

An abstention or broker non-vote on the Transaction proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the Transaction proposal has received the required approval by a majority in number of the holders of the Noble-Cayman ordinary shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the ordinary shares present and voting on the proposal, whether in person or by proxy.

Abstentions and “broker non-votes” on the adjournment proposal have the effect of a vote against the proposal.

You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to the Corporate Secretary of Noble-Cayman;

•	properly submitting a later-dated proxy by telephone or via the Internet;

•	properly completing and executing a later-dated proxy card and delivering it to the Corporate Secretary of Noble-Cayman at or before the meeting; or

•	appearing at the meeting, notifying the Corporate Secretary of Noble-Cayman and voting in person.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of the board of directors of Noble-Cayman. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by Noble-Cayman. In addition to solicitation by mail, Noble-Cayman will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Noble-Cayman will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. Noble-Cayman has retained           for a fee of $           , plus expenses, to aid in the solicitation of proxies from its members and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its meeting, Noble-Cayman or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Noble-Cayman members (including any beneficial owners of such shares that give voting instructions to a custodian or clearing house that subsequently votes on the proposal) who vote either for or against the proposal or who the Grand Court is satisfied have a substantial economic interest in the Schemes of Arrangement should note that they are entitled to appear in person or by counsel at the Grand Court hearings at           on          , 2009 at which Noble-Cayman will seek the sanction of the Transaction to support or oppose the applications. In addition, the Grand Court has wide discretion to hear from interested parties. Noble-Cayman has agreed that it will not object to the participation by any member in the Grand Court hearing on the grounds that such person does not have a substantial economic interest in the relevant shares or that any member did not vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only persons who, to the knowledge of Noble-Cayman, may be deemed to be beneficial owners, as of November 30, 2008, of more than 5% of Noble-Cayman’s ordinary shares.

	Shares	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Class(1)

FMR LLC(2)	19,376,682	7.35%
82 Devonshire Street
Boston, Massachusetts 02109
Barclays Global Investors, NA(3)	15,703,795	5.95%
45 Fremont Street
San Francisco, California 94105

(1)	The percentage indicated is based on the 263,783,638 issued and outstanding ordinary shares as of November 30, 2008.

(2)	Based on a Schedule 13G (Amendment No. 12) filed by FMR LLC with the SEC on February 14, 2008. The filing is made jointly with Edward C. Johnson 3d and Fidelity Management & Research Company. FMR LLC reports sole investment power with respect to all such ordinary shares and sole voting power with respect to 2,490,582 ordinary shares.

(3)	Based on a Schedule 13G filed with the SEC on February 6, 2008 by Barclays Global Investors, NA (“Barclays”), Barclays Global Fund Advisors (“BG Fund”), Barclays Global Investors, LTD (“BGI LTD”), Barclays Global Investors Japan Trust and Banking Company Limited (“BGI Trust”), Barclays Global Investors Japan Limited (“BGI Japan”), Barclays Global Investors Canada Limited (“BGI Canada”), Barclays Global Investors Australia Limited (“BGI Australia”) and Barclays Global Investors (Deutschland) AG (“BGI Germany”). Barclays reports sole voting power with respect to 8,742,637 ordinary shares and sole dispositive power with respect to 10,422,739 ordinary shares; BG Fund reports sole voting and dispositive power with respect to 2,894,892 ordinary shares; BGI LTD reports sole voting power with respect to 1,426,636 ordinary shares and sole dispositive power with respect to 1,607,743 ordinary shares; BGI Japan reports sole voting and dispositive power with respect to 621,694 ordinary shares; and BGI Canada reports sole voting and dispositive power with respect to 156,727 ordinary shares. Each of BGI Trust, BGI Australia and BGI Germany reported no beneficial ownership. The address for Barclays and BG Fund is 45 Fremont Street, San Francisco, California 94105; the address for BGI LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England; the address for BGI Trust and BGI Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-0012, Japan; the address for BGI Canada is Brookfield Place 161 Bay Street, Suite 2500, Toronto, Canada, Ontario M5J 2S1; the address for BGI Australia is Level 43, Grosvenor Place, 225 George Street, Sydney Australia NSW 1220; and the address for BGI Germany is Apianstrasse 6, D-85774 Unterfohring, Germany.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how many ordinary shares each of our directors, each of the named executive officers expected to be included in the summary compensation section in the proxy statement for our 2009 annual general meeting of members and all directors and executive officers as a group owned as of [December 31], 2008.

	Ordinary Shares Beneficially Owned(1)
Name	Number of Shares(2)	Percent of Class(3)

Directors
Michael A. Cawley(4)	1,857,105	—
Lawrence J. Chazen	53,782	—
Luke R. Corbett	88,266	—
Julie H. Edwards	40,634	—
Marc E. Leland	147,560	—
Jack E. Little	124,228	—
Mary P. Ricciardello	59,506	—
David W. Williams	428,561	—
Named Executive Officers (excluding any Director above) and Group	1,455,604	—
Robert Campbell	62,737	—
Thomas L. Mitchell	252,119	—
Julie J. Robertson	1,033,519	—
William A. Sears	77,229	—
All directors and named executive officers as a group (12 persons)(5)	4,225,246	1.59%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2)	Includes shares attributable to ordinary shares not outstanding but subject to options exercisable at December 31, 2008 or within 60 days thereafter, as follows: Mr. Cawley — 77,000 shares; Mr. Chazen —18,000 shares; Mr. Corbett — 58,000 shares; Ms. Edwards — 20,000 shares; Mr. Leland — 70,000 shares; Mr. Little — 83,000 shares; Ms. Ricciardello — 28,000 shares; Mr. Williams — 102,114 shares; Mr. Campbell — 20,302 shares; Mr. Mitchell — 71,632 shares; Ms. Robertson — 538,241 shares; and Mr. Sears — 77,000 shares.

(3)	The percent of class shown is less than one percent unless otherwise indicated.

(4)	Includes 1,749,278 ordinary shares beneficially owned by the Noble Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee of the Noble Foundation may be deemed to beneficially own, and have voting and investment power with respect to, the 1,749,278 ordinary shares held by the Noble Foundation. As one of the members of the board of trustees of the Noble Foundation, Mr. Cawley represents sufficient voting power on the Noble Foundation’s board of trustees to determine voting or investment decisions with respect to the 1,749,278 ordinary shares. Mr. Cawley disclaims any pecuniary interest in the 1,749,278 ordinary shares.

(5)	Includes 1,163,289 ordinary shares not outstanding but subject to options exercisable at December 31, 2008 or within 60 days thereafter and 1,749,278 ordinary shares beneficially owned by the Noble Foundation. See footnotes (3) and (4) above.

MARKET PRICE AND DIVIDEND INFORMATION

Noble-Cayman’s ordinary shares are listed and traded on the New York Stock Exchange under the symbol “NE.” On July 27, 2007, Noble-Cayman’s board of directors approved what is commonly referred to in the United States as a “two-for-one stock split” of Noble-Cayman’s ordinary shares effected in the form of a 100 percent stock dividend to members of record on August 7, 2007. The stock dividend was distributed on August 28, 2007 when members of record were issued one additional ordinary share for each ordinary share held. The total number of ordinary shares authorized for issuance and the par value per ordinary share were unchanged by this stock split. All share and per share amounts presented here and throughout this proxy statement, unless otherwise noted, have been adjusted to reflect this stock split.

The following table sets forth for the periods indicated the high and low sales prices and dividends declared and paid per ordinary share.

			Dividends
			Declared
	High	Low	and Paid

2008
Fourth quarter (through December 19, 2008	$43.62	$19.23	$0.04
Third quarter	67.12	39.89	0.04
Second quarter(1)	68.99	48.50	0.79
First quarter	58.09	40.40	0.04
2007
Fourth quarter	$57.64	$46.21	$0.04
Third quarter	54.29	43.48	0.04
Second quarter	49.52	39.19	0.02
First quarter	40.78	33.81	0.02
2006
Fourth quarter	$41.16	$29.26	$0.02
Third quarter	38.63	30.46	0.02
Second quarter	43.08	31.23	0.02
First quarter	42.48	34.51	0.02

(1)	A special dividend of $0.75 per share was paid in May 2008.

On December 18, 2008, the last full trading day before we announced the Transaction, Noble-Cayman ordinary shares closed at $22.35 per share. Members are encouraged to obtain recent stock quotes for Noble-Cayman ordinary shares.

We intend to file an application with the New York Stock Exchange to list the Noble-Switzerland shares that holders of Noble-Cayman ordinary shares will receive in the Transaction. Following completion of the Transaction, we expect that Noble-Switzerland shares will trade on the New York Stock Exchange under the symbol “NE.”

Noble began paying a quarterly cash dividend effective in the first quarter of 2005. The declaration and payment of dividends following the completion of the Transaction will be subject to shareholder approval, and the amount of any future dividends will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by our board of directors and restrictions imposed by Swiss law. For more information on dividends and certain restrictions imposed by Swiss law following the completion of the Transaction, see “The Transaction — Dividends and Distributions in Relation to Reductions in Par Capital,” “Description of Noble-Switzerland Shares — Dividends,” “— Repurchases of Registered Shares” and “Material Tax Considerations — Swiss Tax Considerations — Consequences to Shareholders of Noble-Switzerland Subsequent to the Transaction.”

On          , 2009, there were           ordinary shares of Noble-Cayman outstanding held by           member accounts of record.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Noble Corporation as of December 31, 2007 and December 31, 2006, and for each of the years in the three-year period ended December 31, 2007, incorporated in this proxy statement by reference to Noble Corporation’s Current Report on Form 8-K dated November 18, 2008, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement by reference to the Annual Report on Form 10-K of Noble Corporation for the year ended December 31, 2007, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas, will pass upon certain U.S. federal income tax consequences of the Transaction. PricewaterhouseCoopers AG, Zurich, Switzerland, will pass upon certain Swiss tax consequences of the Transaction.

FUTURE SHAREHOLDER PROPOSALS

Shareholder Proposals in the Proxy Statement.  Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2009 annual general meeting, your proposal must have been received at our principal executive offices in the United States at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478 by no later than November 26, 2008. However, if the date of the 2009 annual general meeting changes by more than 30 days from the anniversary of the 2008 annual general meeting (for purposes of determining the 2009 deadline, the last annual general meeting of Noble-Cayman), the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings.  If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Noble-Switzerland’s articles of association, if the Transaction has become effective, or Noble-Cayman’s articles of association, if the Transaction has not become effective.

Noble-Switzerland’s and Noble-Cayman’s articles of association provide generally that, if you desire to propose any business at an annual meeting, you must give us written notice not less than 60 nor more than 120 days in advance of the annual meeting. Your notice must set forth:

•	your name and address as the same appear in our records;

•	the class and number of shares of Noble-Cayman or Noble-Switzerland, as the case may be, that you own; and

•	a clear and concise statement of the proposal and your reasons for supporting it.

If you desire to nominate directors at an annual meeting, you must give us written notice not less than 90 days in advance of the meeting. If you desire to nominate directors at an extraordinary general meeting at which the board of directors has determined that directors will be elected, you must give us written notice by the close of business on the seventh day following our public disclosure of the meeting date. Notice must set forth:

•	your name and address and the name and address of the person or persons to be nominated;

•	a representation that you are a holder of record of our shares entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to nominate the person or persons specified;

•	a description of all arrangements or understandings between you and each nominee you proposed and any other person or persons under which the nomination or nominations are to be made by you;

•	any other information regarding each nominee you proposed that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	the consent of each nominee to serve as a director if so elected.

The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with these procedures.

You may obtain a copy of the articles of association of Noble-Cayman or, following the Transaction, Noble-Switzerland, in which these procedures are set forth, upon written request to Julie J. Robertson, Executive Vice President and Corporate Secretary, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more members reside if they appear to be members of the same family. Each member continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information members receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more members reside, you will likely be receiving only one proxy statement unless any member at that address has given the broker contrary instructions. However, if any such beneficial member residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial member that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that member should contact their broker or send a request to Julie J. Robertson, Executive Vice President and Corporate Secretary, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone number (281) 276-6100. We will deliver, promptly upon written or oral request to the general counsel, a separate copy of this proxy statement to a beneficial member at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

Noble-Cayman is subject to the informational requirements of the U.S. Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Noble-Cayman’s SEC filings also are available to the public from commercial document retrieval services and at the World Wide Web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning Noble-Cayman at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Noble-Cayman’s web site is located at http://www.noblecorp.com. Noble-Cayman’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Noble-Cayman’s web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

The SEC allows Noble-Cayman to “incorporate by reference” information into this proxy statement, which means that Noble-Cayman can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that Noble-Cayman previously filed with the SEC. These documents contain important information about Noble-Cayman. Information that Noble-Cayman files later with the SEC will automatically update and supersede this information.

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

•	Current Report on Form 8-K filed on January 3, 2008 (excluding any portions thereof that are deemed to be furnished and not filed);

•	Current Report on Form 8-K filed on April 17, 2008;

•	Current Report on Form 8-K filed on May 6, 2008;

•	Current Report on Form 8-K filed on May 16, 2008;

•	Current Report on Form 8-K filed on November 18, 2008;

•	Current Report on Form 8-K filed on November 21, 2008;

•	Current Report on Form 8-K filed on December 19, 2008;

•	Current Report on Form 8-K filed on December 22, 2008; and

•	The description of our ordinary shares contained in our Registration Statement on Form 8-A filed on April 26, 2002, as amended by Amendment No. 1 on Form 8-A/ A filed on March 14, 2003 and Amendment No. 2 on Form 8-A/ A filed on June 10, 2005.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the meeting of members.

Documents incorporated by reference are available from us without charge, excluding exhibits unless we specifically have incorporated by reference an exhibit in this proxy statement. You may obtain without charge a copy of documents that we incorporate by reference in this proxy statement by requesting them in writing or by telephone at the following address:

Julie J. Robertson
Executive Vice President and Secretary
Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
(281) 276-6100

In order to ensure timely delivery of these documents, you should make such request by          , 2009.

You should rely only on the information contained in or incorporated by reference in this proxy statement. We have not authorized anyone else to provide you with different information. The information contained or incorporated by reference in this proxy statement is accurate only as of the date thereof (unless the information specifically indicates that another date applies), or in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this proxy statement. Our business, financial condition, results of operations and prospects may have changed since such dates.

Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

Annex A

AGREEMENT AND PLAN OF MERGER, REORGANIZATION AND CONSOLIDATION

among

NOBLE CORPORATION,
a company organized under the laws of the Cayman Islands,

NOBLE CORPORATION,
a Swiss corporation,

and

NOBLE CAYMAN ACQUISITION LTD.,
a company organized under the laws of the Cayman Islands

Dated as of December 19, 2008

AGREEMENT AND PLAN OF MERGER,
REORGANIZATION AND CONSOLIDATION

AGREEMENT AND PLAN OF MERGER, REORGANIZATION AND CONSOLIDATION (this “Agreement”) dated as of December 19, 2008 among Noble Corporation, a company organized under the laws of the Cayman Islands (“Noble-Cayman”), Noble Corporation, a Swiss corporation and a direct, wholly-owned subsidiary of Noble-Cayman (“Noble-Switzerland”), and Noble Cayman Acquisition Ltd., a company organized under the laws of the Cayman Islands and a direct, wholly-owned subsidiary of Noble-Switzerland (“merger sub”).

R E C I T A L S

WHEREAS, the Boards of Directors of each of Noble-Cayman, Noble-Switzerland and merger sub have determined that it is in the best interests of their respective members and shareholders, as applicable, to enter into a merger, reorganization and consolidation transaction (the “Transaction”) by way of schemes of arrangement under Section 86 of the Companies Law (2007 Revision) of the Cayman Islands (the “Companies Law”) whereby the corporate structure of Noble-Cayman and its subsidiary companies will be reorganized such that Noble-Switzerland will become the parent holding company of Noble-Cayman as a result of (i) the merger of merger sub with and into Noble-Cayman, with Noble-Cayman as the surviving company, and (ii) upon a capital increase of Noble-Switzerland, the issuance of shares of Noble-Switzerland to the holders of Noble-Cayman ordinary shares outstanding immediately prior to the Effective Time (as defined below);

WHEREAS, the Boards of Directors of each of Noble-Cayman, Noble-Switzerland and merger sub have approved the Transaction, upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding ordinary share, par value $0.10 per share, of Noble-Cayman (a “Noble-Cayman Share”), effectively will be exchanged (the “Exchange”) for one registered share of Noble-Switzerland, each at Par Value (as defined below) (a “Noble-Switzerland Share”);

WHEREAS, the Transaction requires the affirmative vote of a majority in number of the holders of Noble-Cayman Shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Noble-Cayman Shares present and voting on the proposal, whether in person or by proxy; and

WHEREAS, the Exchange is intended to qualify as an exchange under Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “U.S. Treasury Regulations”), and as an exchange made in pursuance of a plan of reorganization, within the meaning of Section 368(a) of the Code and related U.S. Treasury Regulations, and this Agreement is intended to constitute a plan of reorganization within the meaning of Section 368 of the Code and related U.S. Treasury Regulations;

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE TRANSACTION BY WAY OF SCHEMES OF ARRANGEMENT

Section 1.1 The Transaction. In the Transaction, as a result of the operation of the Companies Law and the schemes of arrangement described in Section 1.2, and simultaneously at the Effective Time, all of the assets, undertakings and liabilities of merger sub will, in accordance with Section 87 of the Companies Law, become the assets, undertakings and liabilities of Noble-Cayman, and merger sub will cease its separate legal existence for all purposes. Noble-Cayman shall be the surviving entity following the Transaction (sometimes hereinafter referred to as the “Surviving Entity”), becoming a direct, wholly-owned subsidiary of Noble-Switzerland.

Section 1.2 Schemes of Arrangement; Effective Time. As soon as practicable after the date hereof and in accordance with this Agreement, Noble-Cayman and merger sub will (i) issue petitions seeking the sanction of the Transaction and cause applications to be made to the Grand Court of the Cayman Islands (the “Court”) requesting the Court to summon such meetings of the holders of the Noble-Cayman Shares and the holder of the ordinary shares of merger sub as the Court may direct and (ii) convene such meetings to obtain the approval required under Section 86(2) of the Companies Law and, subject to such approval being obtained, (A) seek the sanction of the Transaction pursuant to Section 86 of the Companies Law on the hearing of the petitions and (B) file such other documents as are required to be duly filed with the Court to effect the Transaction. As soon as practicable after the date of this Agreement and in accordance with this Agreement, Noble-Cayman and merger sub will take any and all actions necessary to effect the Transaction. Noble-Switzerland shall undertake to the Court that, at or promptly after the Effective Time, it shall issue, subject to the provisions of this Agreement, the Noble-Switzerland Shares pursuant to Section 3.1(b). As soon as practicable following the satisfaction or waiver (subject to applicable laws) of the conditions set forth in this Agreement (other than conditions that by their nature can be satisfied only at the Effective Time, as defined below, but subject to the satisfaction or waiver of these conditions), if this Agreement is not terminated prior thereto as provided in Section 6.1, Noble-Cayman and merger sub shall cause the orders of the Court sanctioning the Transaction pursuant to Section 86 of the Companies Law and making such facilitating orders as are appropriate pursuant to Section 87(2) of the Companies Law (the “Court Orders”) to be filed with the Registrar of Companies of the Cayman Islands. The Transaction shall become effective at the time of the filing of the Court Orders (the “Effective Time”).

ARTICLE II

CHARTER DOCUMENTS,
DIRECTORS AND OFFICERS OF
THE SURVIVING ENTITY AND NOBLE-SWITZERLAND

Section 2.1 Memorandum of Association of Surviving Entity. The Memorandum of Association of the Surviving Entity as of the Effective Time shall be substantially in the form of the Memorandum of Association of merger sub as of the date of this Agreement; provided, that the Memorandum of Association may be amended as appropriate to permit the required issuance of Noble-Cayman Shares in the Transaction.

Section 2.2 Articles of Association of Surviving Entity. The Articles of Association of the Surviving Entity as of the Effective Time shall be substantially in the form of the Articles of Association of merger sub as of the date of this Agreement.

Section 2.3 Directors of Surviving Entity. Each director of Noble-Cayman immediately prior to the Effective Time shall be a director of the Surviving Entity from and after the Effective Time, until the earlier of his death, resignation or removal or until his successor is duly elected and qualified, as the case may be.

Section 2.4 Officers of Surviving Entity. The officers of Noble-Cayman immediately prior to the Effective Time shall be the officers of the Surviving Entity from and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.5 Articles of Association of Noble-Switzerland. Prior to the Effective Time, the Articles of Association of Noble-Switzerland shall be amended and restated substantially in the form set forth in Exhibit A attached hereto.

Section 2.6 By-Laws of Noble-Switzerland. Prior to the Effective Time, the By-Laws of Noble-Switzerland shall be substantially in the form set forth in Exhibit B attached hereto.

Section 2.7 Directors of Noble-Switzerland. Each director of Noble-Cayman immediately prior to the Effective Time shall be a director of Noble-Switzerland from and after the Effective Time, with each such person being allocated to one of the three classes into which the Board of Directors of Noble-Switzerland is divided in accordance with Noble-Switzerland’s Articles of Association so that the membership of such classes corresponds with the membership of the classes into which the Board of Directors of Noble-Cayman was divided in accordance with Noble-Cayman’s Articles of Association, until the earlier of his death, resignation or removal or until his successor is duly elected and qualified, as the case may be.

Section 2.8 Officers of Noble-Switzerland. The officers of Noble-Cayman immediately prior to the Effective Time shall be the officers of Noble-Switzerland from and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE III

EXCHANGE AND ISSUANCE OF SHARES

Section 3.1 Exchange of Shares and Issuance of Shares in the Transaction.

(a) At the Effective Time, by virtue of the Transaction, each holder of Noble-Cayman Shares outstanding immediately prior to the Effective Time shall have the right to receive one validly issued, fully paid and non-assessable (i.e., fully paid-up) Noble-Switzerland Share in exchange for each Noble-Cayman Share. Each such Noble-Cayman Share shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of Noble-Cayman Shares shall thereafter cease to have any rights with respect to such Noble-Cayman Shares, except the right to receive, without interest, (i) Noble-Switzerland Shares in accordance with this Section 3.1 and (ii) any dividends or other distributions on Noble-Cayman Shares with a record date prior to the Effective Time that remain unpaid at the Effective Time, it being agreed that Noble-Cayman shall remain obligated to make any such dividend payment or other distribution.

(b) At the Effective Time, upon cancellation of the Noble-Cayman Shares in accordance with Section 3.1(a), Noble-Cayman shall issue, through an exchange agent, to Noble-Switzerland as a contribution in kind to the capital increase of Noble-Switzerland validly issued, fully paid and non-assessable ordinary shares, par value $0.10 per share, of Noble-Cayman with the rights set out in the Memorandum of Association and the Articles of Association of the Surviving Entity, respectively, in a number equal to the number of Noble-Cayman Shares outstanding immediately prior to the Effective Time (the “New Noble-Cayman Shares”), and Noble-Switzerland shall, promptly after the Effective Time, issue, through the exchange agent, against such contribution in kind validly issued, fully paid and non-assessable (i.e., fully paid-up) Noble-Switzerland Shares, whereby:

(i) a number of Noble-Switzerland Shares shall be issued, through the exchange agent, to the holders of Noble-Cayman Shares outstanding immediately prior to the Effective Time such that each such outstanding Noble-Cayman Share will be exchanged for one Noble-Switzerland Share; and

(ii) 15 million Noble-Switzerland Shares shall be issued, through the exchange agent, to Noble-Cayman for future use to satisfy obligations to deliver Noble-Switzerland Shares in connection with Awards (as defined below) granted under the Stock Plans (as defined below) and other general corporate purposes, and the holders of Noble-Cayman Shares outstanding immediately prior to the Effective Time shall waive all claims and rights they may have with respect to such shares and authorize the exchange agent to contribute such shares to Noble-Cayman.

The Noble-Switzerland Shares will be issued in uncertificated book-entry form. The exchange of the New Noble-Cayman Shares for the Noble-Switzerland Shares as set forth in this Section 3.1(b) shall be made in the context of a capital increase of Noble-Switzerland in accordance with a contribution in kind agreement in a form mutually agreed upon by Noble-Cayman and Noble-Switzerland. In connection with the Transaction, the 10,000,000 shares of Noble-Switzerland, par value 0.01 Swiss francs per share, outstanding immediately prior to the Transaction and owned by Noble-Cayman, will be consolidated into a number of Noble-Switzerland Shares (rounding down to the nearest whole number) equal to 100,000 Swiss francs divided by the Par Value (as defined below), and remain outstanding and owned by Noble-Cayman after the completion of the Transaction.

(c) At the Effective Time, by virtue of the Transaction, all options or awards issued, or benefits available or based on, Noble-Cayman Shares then outstanding (individually, an “Award” and collectively, the “Awards”) under the plans listed on Exhibit C attached hereto (collectively, the “Stock Plans”) shall remain outstanding and, after the Effective Time, be deemed to provide for the issuance or purchase of, or otherwise relate to, the Noble-Switzerland Shares. Each Award that is a stock option shall be assumed by Noble-Switzerland in such a manner that Noble-Switzerland would be a corporation “assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code, were Section 424 of the Code applicable to such Award, without regard to the requirements of Treasury Regulation Section 1.424-1(a)(5)(iii). Each Award assumed by Noble-Switzerland shall be exercisable, issuable or available upon the same terms and conditions as under the applicable Stock Plan and the applicable award agreement issued thereunder, except that upon the exercise, issuance or availability of such Awards, Noble-Switzerland Shares shall be issuable or available in lieu of Noble-Cayman Shares. The number of Noble-Switzerland Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Effective Time. All Awards issued pursuant to the Stock Plans after the Effective Time shall entitle the holder thereof to purchase or receive Noble-Switzerland Shares in accordance with the terms of the Stock Plans.

(d) At or after the Effective Time, Noble-Cayman shall pay from funds on hand any dividends or other distributions with a record date prior to the Effective Time that may have been declared or made by Noble-Cayman on the Noble-Cayman Shares that remain unpaid at the Effective Time, and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Noble-Cayman of the Noble-Cayman Shares that were outstanding immediately prior to the Effective Time.

(e) At the Effective Time, each ordinary share, par value $1.00 per share, of merger sub outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and shall cease to exist.

(f) At the Effective Time, the par value per Noble-Switzerland Share (the “Par Value”) shall be the lesser of (i) 5.00 Swiss francs and (ii) 30 percent of the fair market value of a Noble-Cayman Share calculated on the basis of the closing price of such a share on the New York Stock Exchange on the date that the Transaction becomes effective plus a share premium, the final amount of which, if any, will be determined on the date of the consummation of the Transaction based on a number of factors, including the volatility and price of the Noble-Cayman Shares, and must be confirmed by a statutory auditor, converted into Swiss francs at the then existing exchange rate between Swiss francs and U.S. dollars, as determined in good faith by Noble-Cayman, and rounded down to the nearest whole number.

Section 3.2 No Appraisal Rights.  None of the members of Noble-Cayman has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

ARTICLE IV

EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

Section 4.1 Effect of the Transaction on Employee Benefit and Compensation Plans and Agreements. At the Effective Time, certain employee benefit and compensation plans and agreements of Noble-Cayman and its subsidiaries as listed on Schedule 4.1, together with any other plan and agreement of Noble-Cayman and its subsidiaries as determined by the management of Noble-Cayman in its sole discretion (together, the “Assumed Plans”) shall be assumed by and become plans and agreements of Noble-Switzerland. To the extent any Assumed Plan provides for the issuance or purchase of, or otherwise relates to, Noble-Cayman Shares, then, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Noble-Switzerland Shares. Such amendments deemed necessary or appropriate by Noble-Cayman and Noble-Switzerland to effect the Transaction and related transactions, including to facilitate the assignment to Noble-Switzerland of the Assumed Plans, shall be adopted and entered into with respect to the Assumed Plans and the Stock Plans and the delivery of treasury shares of Noble-Switzerland in satisfaction of any

Awards under the Stock Plans. The Noble-Cayman member approval of the Transaction shall also be deemed to satisfy any requirement of member approval of such amendments of the Assumed Plans and the Stock Plans and the assumption by Noble-Switzerland of the Assumed Plans.

Section 4.2 Change of Control Agreements. Noble-Switzerland shall assume Noble-Cayman’s guarantee obligations of those certain “change of control” agreements that are in effect as of the Effective Time between subsidiaries of Noble-Cayman and certain of their executive officers and key employees. In connection with such assumption, such “change of control” agreements shall be amended as deemed necessary or appropriate by Noble-Cayman and Noble-Switzerland to (i) effect the Transaction and related transactions and (ii) provide that the agreements shall become effective after a “change of control” of Noble-Switzerland rather than a “change of control” of Noble-Cayman.

Section 4.3 New Indemnity Agreements. Noble-Switzerland shall offer to enter into indemnity agreements (the “New Indemnity Agreements”) with each executive officer and director of Noble-Switzerland who, immediately prior to the Effective Time, is a party to an indemnity agreement with Noble-Cayman (each an “Old Indemnity Agreement”) and, to the extent permitted by Swiss law, the terms and conditions of the New Indemnity Agreements shall be identical in all material respects to those set forth in the Old Indemnity Agreements.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions To Each Party’s Obligation To Effect The Transaction. The respective obligation of each party to effect the Transaction is subject to the satisfaction or waiver of the following conditions:

(a) The Transaction shall have been adopted and approved by the affirmative vote of a majority in number of the holders of Noble-Cayman Shares present and voting on the Transaction, whether in person or by proxy, representing 75% or more in value of the Noble-Cayman Shares present and voting on the Transaction, whether in person or by proxy.

(b) The Transaction shall have been adopted and approved by the holder of the ordinary shares of merger sub.

(c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Transaction.

(d) The Noble-Switzerland Shares to be issued in connection with the Transaction shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

(e) The increase of Noble-Switzerland’s share capital through contribution in kind by Noble-Cayman in connection with the Transaction and the Articles of Association of Noble-Switzerland, substantially in the form set forth in Exhibit A attached hereto, shall each have been registered in the commercial register in the Canton of Zug, Switzerland.

(f) The Court Orders shall have been filed with the Registrar of Companies of the Cayman Islands and shall be effective.

(g) Any consents, waivers or amendments relating to any indebtedness of Noble-Cayman or any subsidiary of Noble-Cayman, and any consents, waivers or amendments relating to any contracts to which Noble-Cayman or any subsidiary of Noble-Cayman is a party, that are sought by Noble-Cayman or any subsidiary of Noble-Cayman, shall have been obtained.

(h) Noble-Cayman shall have received an opinion from Baker Botts L.L.P., in form and substance reasonably satisfactory to Noble-Cayman, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations—U.S. Federal Income Tax Considerations” in the proxy statement of Noble-Cayman distributed to members of Noble-Cayman in connection with the meeting of members to consider and vote upon the Transaction.

(i) Noble-Cayman shall have received an opinion of PricewaterhouseCoopers AG, in form and substance reasonably satisfactory to Noble-Cayman, dated as of the date of the Effective Time, confirming the matters discussed under “Material Tax Considerations— Swiss Tax Considerations” in such proxy statement.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the members of Noble-Cayman of matters presented in connection with this Agreement, by action of the Board of Directors of Noble-Cayman.

Section 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Noble-Cayman, Noble-Switzerland or merger sub.

Section 6.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with this Agreement by the members of Noble-Cayman; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such members until such further approval has been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.4 Waiver. At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII

COVENANTS

Section 7.1 Rule 16b-3 Approval. Noble-Cayman and Noble-Switzerland shall take all such steps as may be required to cause the transactions contemplated by Section 3.1 hereof and any other dispositions of Noble-Cayman equity securities (including derivative securities with respect thereto) or acquisitions of Noble-Switzerland equity securities (including derivative securities with respect thereto) in connection with this Agreement by each individual who (a) is a director or officer of Noble-Cayman or (b) at the Effective Time, will become a director or officer of Noble-Switzerland, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 7.2 Indemnification.

(a) From and after the Effective Time, the Surviving Entity and Noble-Switzerland shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an executive officer or director of Noble-Cayman (or any subsidiary thereof) and each person who served at the request of Noble-Cayman as a director, executive officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an “Action”), (i) the Surviving Entity and Noble-Switzerland shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Entity or Noble-Switzerland, as the case may be, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and upon receipt of any undertaking required by applicable law, and (ii) the Surviving Entity and Noble-Switzerland will cooperate in the defense of any such matter; provided, however, neither the Surviving Entity nor Noble-Switzerland shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided, further, that the Surviving Entity and Noble-Switzerland shall not be obligated pursuant to this Section 7.2 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interest between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

(b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any Action, in the articles of association of Noble-Cayman and similar organizational documents of its subsidiaries with respect to matters occurring through the Effective Time, shall survive the Transaction and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted within such period shall continue until the disposition or resolution of such Action.

(c) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have (i) under the Articles of Association of Noble-Cayman, (ii) under similar organizational documents of its subsidiaries or the laws of its subsidiaries’ jurisdictions of organization, (iii) under separate indemnification agreements or (iv) otherwise. The provisions of this Section 7.2 shall survive the consummation of the Transaction and expressly are intended to benefit each of the Indemnified Parties.

(d) In the event the Surviving Entity, Noble-Switzerland or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Entity or Noble-Switzerland, as the case may be, shall assume the obligations set forth in this Section 7.2.

Section 7.3 Agreements of Rule 144 Affiliates. Prior to the Effective Time, Noble-Cayman shall cause to be prepared and delivered to Noble-Switzerland a list identifying all persons who, within 90 days prior to the Effective Time, Noble-Cayman believes may be deemed to be “affiliates” of Noble-Cayman, as that term is used in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) (such persons, the “Rule 144 Affiliates”). Noble-Switzerland shall be entitled to place restrictive legends on any Noble-Switzerland Shares received by such Rule 144 Affiliates. Noble-Cayman shall use its best efforts to cause each person who is identified as a Rule 144 Affiliate in such list to deliver to Noble-Switzerland, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 144 Affiliate will not sell, pledge, transfer or otherwise dispose of any Noble-Switzerland Shares issued to such Rule 144 Affiliate pursuant to the Transaction, except pursuant to an effective registration statement or in compliance with Rule 144 or pursuant to an exemption from the registration requirements of the Securities Act. In the case of a disposition pursuant to such an exemption, any such Rule 144 Affiliate shall deliver to the Company an opinion of counsel satisfactory to the Company that such disposition is so exempt.

Section 7.4 Guarantee. At or immediately prior to the Effective Time, Noble-Switzerland agrees to guarantee or assume such existing indebtedness or other obligations of Noble-Cayman, including but not limited to obligations under credit facilities of Noble-Cayman, as Noble-Cayman and Noble-Switzerland shall mutually agree.

Section 7.5 Merger Sub. Merger sub was formed solely to accomplish the Transaction and has not engaged and will not engage in any activities other than those necessary to accomplish the Transaction.

Section 7.6 Entity Classification Elections. Neither Noble-Cayman nor merger sub will take any action, including making an election under U.S. Treasury Regulation Section 301.7701-3 to be treated as disregarded as an entity separate from its owner for U.S. federal tax purposes.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the right of Noble-Cayman members to receive Noble-Switzerland Shares after the Effective Time as described in Section 3.1(b) (a claim with respect to which may not be made unless and until the Effective Time shall have occurred) and the provisions of Sections 4.2, 4.3 and 7.2 (the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

Section 8.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

Section 8.3 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Transaction or to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Section 8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Section 8.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 8.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, Noble-Cayman, Noble-Switzerland and merger sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

NOBLE CORPORATION,
a company organized under the laws of the Cayman
Islands

By:	/s/ David W. Williams
     David W. Williams
     Title: Chairman, President and
     Chief Executive Officer

NOBLE CORPORATION,
a Swiss corporation

By:	/s/ Alan Hay
     Alan Hay
     Title: Director

NOBLE CAYMAN ACQUISITION LTD.,
a company organized under the laws of the Cayman
Islands

By:	/s/ Thomas L. Mitchell
     Thomas L. Mitchell
     Title: Director

Annex B-1

THE NOBLE CORPORATION SCHEME IN THE GRAND COURT OF THE CAYMAN ISLANDS	Cause No. [ ] of 2009 IN THE MATTER OF NOBLE CORPORATION and IN THE MATTER OF THE COMPANIES LAW (2007 REVISION)

SCHEME OF ARRANGEMENT
(under section 86 of the Companies Law (2007 Revision) of the Cayman Islands)

BETWEEN:

NOBLE CORPORATION (an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registered number 115769)

and

THE SCHEME SHAREHOLDER
(as hereinafter defined)

and

NOBLE-SWITZERLAND
(as hereinafter defined)

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PART I

PRELIMINARY

Recitals

DEFINITIONS

A. In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

Agreement and Plan of Merger, Reorganization and Consolidation	The Agreement and Plan of Merger, Reorganization and Consolidation among the Company, Noble-Switzerland and Noble Acquisition dated as of December 19, 2008.

Allowed Proceeding	Any Proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

Business Day	Any day on which banks are open for business in New York, Zurich and the Cayman Islands.

Companies Law	The Companies Law (2007 Revision) of the Cayman Islands.

Company	Noble Corporation, an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registered number 115769.

Effective Time	The date and time at which an office copy of the Order of the Grand Court sanctioning this Scheme and the Noble Acquisition Scheme and making such facilitating orders as are appropriate pursuant to Section 87(2) of the Companies Law shall have been delivered to the Registrar of Companies in the Cayman Islands for registration, at which time this Scheme and the Noble Acquisition Scheme shall become effective.

Grand Court	The Grand Court of the Cayman Islands.

Latest Practicable Date	[ ] 20 , being the latest date upon which it was practicable to ascertain certain information contained herein.

Noble Acquisition	Noble Cayman Acquisition Ltd., an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registered number 221022.

Noble Acquisition Scheme	The scheme of arrangement between (1) Noble Acquisition, (2) the holder of its ordinary shares and (3) the Company, in its present form or with or subject to any modifications, additions or conditions that are consented to by Noble Acquisition and that the Grand Court may approve or impose.

Noble-Cayman Ordinary Share	One ordinary share of US$0.10 par value in the capital of the Company.

Noble Options	Options to acquire Noble-Cayman Ordinary Shares under the Company’s stock plans.

Noble Restricted Share Awards	Noble-Cayman Ordinary Shares reserved for issuance under the Company’s stock plans.

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Noble-Switzerland	Noble Corporation, a corporation incorporated under the laws of Switzerland, with its registered office in Baar, Canton of Zug, Switzerland, and with registered number CH-170.3.032.929-5.

Noble-Switzerland Registered Share	Registered shares in the capital of Noble-Switzerland.

Proceeding	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.

Prohibited Proceeding	Any Proceeding against the Company, Noble Acquisition, or Noble-Switzerland or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

Proxy Statement	The Proxy Statement of the Company on Schedule 14A initially filed on December [ ], 2008 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934 and in connection with this Scheme and the Noble Acquisition Scheme representing the explanatory statement issued pursuant to Order 102, rule 21 of the Grand Court Rules and including a notice of the Scheme Meeting.

Record Date	The close of business (New York time) on [ ] 20 .

Register of Members	The Company’s register of members kept in accordance with section 40 of the Companies Law.

Scheme	This scheme of arrangement in respect of the Company under section 86 of the Companies Law in its present form or with or subject to any modifications, additions or conditions that are consented to by the Company and that the Grand Court may approve or impose.

Scheme Consideration	One Noble-Switzerland Registered Share to be issued and allotted by Noble-Switzerland in exchange for each Scheme Share held immediately prior to the Effective Time by a Scheme Shareholder.

Scheme Meeting	The meeting of the holders of Noble-Cayman Ordinary Shares proposed to be convened at the direction of the Grand Court at which the Scheme will be voted upon or any postponement or adjournment thereof.

Scheme Shareholders	The holders of Noble-Cayman Ordinary Shares appearing on the Register of Members immediately prior to the Effective Time.

Scheme Shares	All the Noble-Cayman Ordinary Shares in issue immediately prior to the Effective Time.

Treasury Shares	15 million fully paid-up Noble-Switzerland Registered Shares to be issued and allotted, through an exchange agent, to the Company.

US$	United States dollars, the lawful currency of the United States of America.

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INTERPRETATION

B. In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(1) references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

(2) references to a “person” include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

(3) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(4) references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5) the singular includes the plural and vice versa and words importing one gender shall include all genders;

(6) headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(7) to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

THE COMPANY

C. The Company was incorporated with limited liability and registered by continuation in the Cayman Islands on February 12, 2002 as an exempted limited liability company with registered number 115769.

D. On the Latest Practicable Date the Company had an authorised share capital of US$55,000,000 divided into 400,000,000 ordinary shares of US$0.10 par value each (Noble-Cayman Ordinary Shares) and 15,000,000 preferred shares of US$1.00 par value each in the capital of the Company, of which [     ] Noble-Cayman Ordinary Shares have been issued and are fully paid up or credited as fully paid up, and the remainder remain unissued. No preferred shares have been issued.

OUTSTANDING NOBLE OPTIONS AND NOBLE RESTRICTED SHARE AWARDS

E. On the Latest Practicable Date there were in aggregate (1) [     ] outstanding Noble Options of which [     ] have vested and may be exercised in full or in part and (2) [     ] outstanding unvested Noble Restricted Share Awards.

At the effective time, all Noble Options, Noble Restricted Share Awards and other awards issued, or benefits available or based on, Noble-Cayman Ordinary Shares then outstanding under the plans listed on Exhibit C attached to the Agreement and Plan of Merger, Reorganization and Consolidation shall remain outstanding and, after the Effective Time, be deemed to provide for the issuance or purchase of, or otherwise relate to, the Noble-Switzerland Registered Shares.

THE PURPOSE OF THIS SCHEME

F. The purpose of this Scheme is, in conjunction with the Noble Acquisition Scheme, to effect, through an exchange agent, the exchange of each issued Noble-Cayman Ordinary Share for one issued, fully paid and non-assessable (i.e., paid-up) Noble-Switzerland Registered Share and the issuance and allotment of the Treasury Shares to the Company pursuant to the terms of the Agreement and Plan of Merger, Reorganization and Consolidation and the contribution in kind agreement referred to therein. Upon the Effective Time each Noble-Cayman Ordinary Share issued and outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist. Pursuant to the Noble Acquisition Scheme, the Company shall issue and allot to Noble-Switzerland, through an exchange agent, one new Noble-Cayman Ordinary Share as

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consideration for each Noble-Switzerland Registered Share issued to Scheme Shareholders, plus the Treasury Shares. This Scheme is interdependent upon the Noble Acquisition Scheme and one shall not become effective without the other becoming effective.

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PART II

THE SCHEME

Application and effectiveness of this Scheme

1. The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on all Scheme Shareholders.

Effect of this Scheme

2. At the Effective Time all of the right, title and interest of Scheme Shareholders in Scheme Shares shall be subject to the arrangement implemented by the mechanisms set out in clause 3.

Compromise and Arrangement with the Scheme Shareholders

3. At the Effective Time, in consideration of the rights of Scheme Shareholders under this Scheme and in exchange for each Noble-Cayman Ordinary Share outstanding immediately prior to the Effective Time and notwithstanding any term of any relevant document, the following will occur:

(a) The Scheme Shares shall be repurchased and cancelled, and thereafter the holders thereof shall have the right to receive the Scheme Consideration.

(b) Noble-Switzerland shall issue and allot, through an exchange agent, the Scheme Consideration to the Scheme Shareholders.

(c) Noble-Switzerland shall issue and allot, through an exchange agent, the Treasury Shares to the Company.

(d) The Scheme Shareholders waive all claims and rights they may have with respect to Noble-Switzerland’s issuance of the Treasury Shares and authorize an exchange agent to contribute the Treasury Shares to the Company as contemplated by clause 3(c).

(e) Pursuant to the Noble Acquisition Scheme, the Company shall issue and allot to Noble-Switzerland, through an exchange agent, new fully paid Noble-Cayman Ordinary Shares as consideration for the Noble-Switzerland Registered Shares issued to Scheme Shareholders (with the Noble-Cayman Ordinary Shares and Noble-Switzerland Registered shares being issued on a one-for-one basis) and the Treasury Shares.

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PART III

IDENTIFICATION OF SHAREHOLDERS OF THE COMPANY FOR VOTING PURPOSES

Record Date

4. The holders of Noble-Cayman Ordinary Shares and the number of Noble-Cayman Ordinary Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as of the Record Date.

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PART IV

DISTRIBUTIONS

Distribution To Scheme Shareholders

5. Promptly following the Effective Time, Noble-Switzerland shall issue the Noble-Switzerland Registered Shares comprising the Scheme Consideration, through an exchange agent, to the Scheme Shareholders.

Rights of Scheme Shareholders

6. With effect from and including the Effective Time, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration and any unpaid dividends and distributions on Noble-Cayman Ordinary Shares as set forth in the Agreement and Plan of Merger, Reorganization and Consolidation. With effect from and including the Effective Time, all existing Scheme Shares shall be cancelled, and the Register of Members shall be updated to reflect such cancellation.

B-1-8

PART V

GENERAL SCHEME PROVISIONS

Effective Time and Notification to Scheme Shareholders

7. This Scheme shall become effective at the Effective Time.

8. Noble-Switzerland shall give notification of this Scheme having become effective by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission.

Stay of Prohibited Proceedings

9. None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time.

10. A Scheme Shareholder may commence an Allowed Proceeding against the Company or Noble-Switzerland after the Effective Time provided that it has first given the applicable party five Business Days’ prior notice in writing of its intention to do so.

Dividends

11. At or after the Effective Time, the Company shall pay any dividends or other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on the Noble-Cayman Ordinary Shares which remain unpaid at the Effective Time.

12. The Company shall pay in full all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Scheme Meeting and the costs of obtaining the sanction of the Grand Court and the costs of placing the notices required by this Scheme.

Modifications of this Scheme

13. The Company may, at any hearing before the Grand Court to sanction this Scheme, consent on behalf of all Scheme Shareholders to any modification of this Scheme or any terms or conditions which the Grand Court may think fit to approve or impose.

Notice

14. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 8 and 19 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post, to:

(a) in the case of the Company, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, marked for the attention of the Company Secretary;

(b) in the case of a Scheme Shareholder, its last known address according to the Company; and

(c) in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to the Company, or by fax its last known fax number according to the Company.

15. Any notice or other written communication to be given under this Scheme shall be deemed to have been served:

(a) if delivered by hand, on the first Business Day following delivery;

(b) if sent by post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting;

B-1-9

(c) if by fax, on the Business Day sent; and

(d) if by advertisement, on the date of publication.

16. In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

17. Save in the case of the notice, written communication or document required to be sent pursuant to clause 8, the accidental omission to send any notice, written communication or other document in accordance with clauses 14 to 16 or the non-receipt of any such notice by any Scheme Shareholder, shall not affect the provisions of this Scheme.

18. The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to any Scheme Shareholders which shall be posted at the risk of such Scheme Shareholders.

19. Any notice or other written communication that is required to be given to all or substantially all Scheme Shareholders shall be effective by distribution of the Proxy Statement to Scheme Shareholders, or by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission, which shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

20. When under any provision of this Scheme a matter is to be determined by the Company, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned. The Company may consent to any modification of this Scheme on behalf of its shareholders which the Grand Court may think fit to approve or impose.

Governing Law and Jurisdiction

21. At and with effect from the Effective Time, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the Scheme Shareholders hereby agree that the Courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any Proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Courts of the Cayman Islands, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of its Scheme Shareholders, whether contained in any contract or otherwise.

22. The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Expiry of the Scheme

23. Unless the Effective Time shall have occurred on or before [     ] or such later date, if any, as the Company may agree and the Grand Court may allow, this Scheme shall lapse.

Dated this [ ] day of [ ]	Maples and Calder

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Annex B-2

THE NOBLE CAYMAN ACQUISITION LTD. SCHEME

IN THE GRAND COURT OF THE CAYMAN ISLANDS          Cause No. [          ] of 2009

IN THE MATTER OF NOBLE CAYMAN ACQUISITION LTD.

and

IN THE MATTER OF THE COMPANIES LAW (2007 REVISION)

SCHEME OF ARRANGEMENT

(under sections 86 and 87 of the Companies Law (2007 Revision) of the Cayman Islands)

BETWEEN:

NOBLE CAYMAN ACQUISITION LTD. (an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registered number 221022)

and

THE SCHEME SHAREHOLDER
(as hereinafter defined)

and

NOBLE CORPORATION

B-2-1

PART I

PRELIMINARY

Recitals

DEFINITIONS

A. In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

The Agreement and Plan of Merger, Reorganization and Consolidation	The Agreement and Plan of Merger, Reorganization and Consolidation among the Company, Noble-Switzerland and Noble-Cayman dated as of December 19, 2008.

Allowed Proceeding	Any Proceeding by the Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

Business Day	Any day on which banks are open for business in New York, Zurich and the Cayman Islands.

Companies Law	The Companies Law (2007 Revision) of the Cayman Islands.

Company	Noble Cayman Acquisition Ltd., an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registered number 221022.

Effective Time	The date and time at which an office copy of the Order of the Grand Court sanctioning this Scheme and the Noble Scheme and making such facilitating orders as are appropriate pursuant to Section 87(2) of the Companies Law shall have been delivered to the Registrar of Companies in the Cayman Islands for registration, at which time this Scheme and the Noble Scheme shall become effective.

Grand Court	The Grand Court of the Cayman Islands.

Latest Practicable Date	[ ] 20 , being the latest date upon which it was practicable to ascertain certain information contained herein.

Noble Acquisition Ordinary Share	One ordinary share of US$1.00 par value in the capital of the Company.

Noble-Cayman	Noble Corporation, an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registered number 115769.

Noble-Cayman Ordinary Share	One ordinary share of US$0.10 par value in the capital of Noble-Cayman.

Noble Scheme	The scheme of arrangement between (1) Noble-Cayman, (2) the holders of Noble-Cayman Ordinary Shares and (3) Noble-Switzerland in its present form or with or subject to any modifications, additions or conditions that are consented to by Noble-Cayman and that the Grand Court may approve or impose.

Noble-Switzerland	Noble Corporation, a corporation incorporated under the laws of Switzerland, with its registered office in Baar, Canton of Zug, Switzerland, and with registered number CH-170.3.032.929-5.

Noble-Switzerland Registered Share	Registered shares in the capital of Noble-Switzerland.

B-2-2

Proceeding	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.

Prohibited Proceeding	Any Proceeding against Noble-Cayman or the Company or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

Proxy Statement	The Proxy Statement of Noble-Cayman on Schedule 14A initially filed on December [ ], 2008 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934 and in connection with the Noble Scheme and this Scheme representing the explanatory statement issued pursuant to Order 102, rule 21 of the Grand Court Rules.

Record Date	The close of business (New York time) on [ ] 20 .

Register of Members	The Company’s register of members kept in accordance with section 40 of the Companies Law.

Scheme	This scheme of arrangement in respect of the Company under sections 86 and 87 of the Companies Law in its present form or with or subject to any modifications, additions or conditions that are consented to by the Company and that the Grand Court may approve or impose.

Scheme Consideration	The Noble-Cayman Ordinary Shares to be issued and allotted by Noble-Cayman in respect of the Scheme Shares held immediately prior to the Effective Time by the Scheme Shareholder (in an amount equal to the number of Noble-Cayman Ordinary Shares outstanding immediately prior to the Effective Time credited as fully paid), as contemplated by the Agreement and Plan of Merger, Reorganization and Consolidation and the contribution in kind agreement referred to therein.

Scheme Meeting	The meeting (or written resolution) of the holder of Noble Acquisition Ordinary Shares proposed to be convened (or passed) at the direction of the Grand Court at which this Scheme will be voted upon or any adjournment thereof.

Scheme Shareholder	The holder of Noble Acquisition Ordinary Shares appearing on the Register of Members immediately prior to the Effective Time.

Scheme Shares	All the Noble Acquisition Ordinary Shares in issue immediately prior to the Effective Time.

Treasury Shares	15 million fully paid-up Noble-Switzerland Registered Shares to be issued and allotted, through an exchange agent, to Noble-Cayman.

US$	United States dollars, the lawful currency of the United States of America.

B-2-3

INTERPRETATION

B. In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(1) references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

(2) references to a “person” include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

(3) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(4) references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5) the singular includes the plural and vice versa and words importing one gender shall include all genders;

(6) headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(7) to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement, then the terms of this Scheme shall prevail.

THE COMPANY

C. The Company was incorporated with limited liability in the Cayman Islands on December 15, 2008 as an exempted limited liability company with registered number 221022.

D. On the Latest Practicable Date the Company had an authorised share capital of US$1,000.00 divided into 1,000 ordinary shares of US$1.00 nominal or par value each in the capital of the Company (Noble Acquisition Ordinary Shares), of which 100 shares have been issued and are fully paid up or credited as fully paid up (such shares having been issued at a subscription price of US$1.00 per share).

THE PURPOSE OF THIS SCHEME

E. The purpose of this Scheme is, in conjunction with the Noble Scheme, to effect a reorganization of Noble-Cayman and its subsidiaries through the merger by way of reconstruction and amalgamation of the Company with Noble-Cayman so that Noble-Cayman becomes a wholly owned subsidiary of Noble-Switzerland. Noble-Cayman shall issue and allot to Noble-Switzerland, through an exchange agent, new Noble-Cayman Ordinary Shares as consideration for the Noble-Switzerland Registered Shares issued to holders of Noble-Cayman Ordinary Shares (with the Noble-Cayman Ordinary Shares and Noble-Switzerland Registered shares being issued on a one-for-one basis) and the Treasury Shares. This Scheme is interdependent upon the Noble Scheme and one shall not become effective without the other becoming effective.

B-2-4

PART II

THE SCHEME

Application and effectiveness of this Scheme

1. The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on the Scheme Shareholder.

Merger of the Company and Noble-Cayman

2. For the purpose of giving effect to the merger and amalgamation of the undertakings of the Company and Noble-Cayman, at the Effective Time, Noble-Cayman shall acquire and amalgamate with its own undertaking the undertaking and all the property, assets and rights, real and personal, liabilities and obligations of every description and wherever situated of the Company, and by virtue of this Scheme and orders of the Grand Court made pursuant to Section 87 of the Companies Law the following will occur simultaneously:

(a) the undertaking and all the property, assets and rights of the Company as aforesaid shall vest in and become the undertaking, property, assets and rights of Noble-Cayman; and

(b) the liabilities and obligations of the Company as aforesaid shall become liabilities and obligations of and enforceable against Noble-Cayman;

(c) proceedings by or against the Company shall be continued by or against Noble-Cayman; and

(d) the Company will be dissolved without winding-up and its separate legal existence shall cease for all purposes.

Effect of this Scheme

3. At the Effective Time:

(a) all of the right, title and interest of the Scheme Shareholder in the Scheme Shares shall be subject to the arrangement implemented by the mechanisms set out in clauses 2 and 4; and

(b) the Scheme Shareholder shall receive in exchange for the Scheme Shares and through an exchange agent, the Scheme Consideration in accordance with this Scheme.

Compromise and Arrangement with the Scheme Shareholder

4. At the Effective Time, in consideration of the rights of the Scheme Shareholder under this Scheme and notwithstanding any term of any relevant document, the following shall occur:

(a) The Scheme Shares shall be exchanged, through an exchange agent, for the Scheme Consideration and such Noble-Cayman Ordinary Shares shall be so allotted to be credited as fully paid.

(b) Each exchanged Scheme Share shall be cancelled.

B-2-5

PART III

IDENTIFICATION OF SCHEME SHAREHOLDER

Record Date

5. The Scheme Shareholder and the number of Noble Acquisition Ordinary Shares that it holds for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as of the Record Date.

B-2-6

PART IV

EFFECT OF THE SCHEME

Cancellation of Scheme Shares; Right to Receive Scheme Consideration

6. With effect from and including the Effective Time, the holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to the Scheme Shares, except the right to receive the Scheme Consideration. With effect from and including the Effective Time, the Scheme Shares shall be cancelled, and the Register of Members shall be updated to reflect such cancellation.

B-2-7

PART V

GENERAL SCHEME PROVISIONS

Effective Time and Notification to Scheme Shareholder

7. This Scheme shall become effective at the Effective Time.

8. Noble-Switzerland shall give notification of this Scheme having become effective by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission.

Stay of Prohibited Proceedings

9. The Scheme Shareholder shall not commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time.

10. The Scheme Shareholder may commence an Allowed Proceeding against Noble-Cayman after the Effective Time provided that it has first given Noble-Cayman five Business Days’ prior notice in writing of its intention to do so.

Costs

11. The Company shall pay in full all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Scheme Meeting and the costs of obtaining the sanction of the Grand Court and the costs of placing the notices required by this Scheme.

Modifications of this Scheme

12. The Company may, at any hearing before the Grand Court to sanction this Scheme, consent on behalf of the Scheme Shareholder to any modification of this Scheme or any terms or conditions which the Grand Court may think fit to approve or impose.

Notice

13. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clause 8 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post, to:

(a) in the case of the Company or Noble-Cayman, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, marked for the attention of the Company Secretary; and

(b) in the case of the Scheme Shareholder, Noble Corporation, Dorfstrasse 19A, 6340 Baar, Canton of Zug, Switzerland.

14. Any notice or other written communication to be given under this Scheme shall be deemed to have been served:

(a) if delivered by hand, on the first Business Day following delivery;

(b) if sent by post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting;

(c) if by fax, on the Business Day sent; and

(d) if by advertisement, on the date of publication.

15. In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

B-2-8

16. Save in the case of the notice, written communication or document required to be sent pursuant to clause 8, the accidental omission to send any notice, written communication or other document in accordance with clauses 13 to 15 or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

17. The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

Exercise of Discretion

18. When under any provision of this Scheme a matter is to be determined by the Company or Noble-Cayman, then they will have discretion to interpret such matter under the Scheme in a manner that they consider fair and reasonable, and their decisions will be binding on all concerned. The Company may consent to any modification of this Scheme on behalf of the Scheme Shareholder which the Grand Court may think fit to approve or impose.

Governing Law and Jurisdiction

19. At and with effect from the Effective Time, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the Scheme Shareholder hereby agrees that the Courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any Proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholder irrevocably submits to the jurisdiction of the Courts of the Cayman Islands, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and the Scheme Shareholder, whether contained in any contract or otherwise.

20. The terms of this Scheme and the obligations imposed on the Company or Noble-Cayman hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Expiry of the Scheme

21. Unless the Effective Time shall have occurred on or before [     ] or such later date, if any, as the Company may agree and the Grand Court may allow, this Scheme shall lapse.

Dated this [ ] day of [ ]	Maples and Calder

B-2-9

Annex C

IN THE GRAND COURT OF THE CAYMAN ISLANDS

CAUSE NO. [          ] OF 2009

CAUSE NO. [          ] OF 2009

IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2007 REVISION)

AND IN THE MATTER OF NOBLE CORPORATION

AND IN THE MATTER OF SECTIONS 86 AND 87 OF THE COMPANIES LAW (2007 REVISION)

AND IN THE MATTER OF NOBLE CAYMAN ACQUISITION LTD.

THE HON [          ] (IN CHAMBERS)

[          ] THE [          ] DAY OF [          ] 2009

ORDER ON EX PARTE SUMMONSES

UPON THE APPLICATION of Noble Corporation (“Noble-Cayman”) and Noble Cayman Acquisition Ltd. (“Noble Acquisition”) by ex parte summonses dated [          ] 2009;

AND UPON HEARING Counsel for the Petitioners;

AND UPON READING the petitions herein (the “Petitions”), the First Affidavit of William Turcotte with exhibits and the First Affidavit of Gerald M. Spedale both sworn herein on [          ] 2009;

IT IS DECLARED that:  (a) the relevant class of persons the subject matter of the compromise and arrangement in the Noble Corporation Scheme of Arrangement as set forth in the Schedule to the said Petition (the “Noble-Cayman Scheme”) are the holders of Noble-Cayman Ordinary Shares (as that term is defined in the Noble Scheme (the “Noble-Cayman Shareholders”) as at the relevant time; and (b) the relevant class of persons the subject matter of the compromise and arrangement in the Noble Cayman Acquisition Ltd. Scheme of Arrangement set forth in the Schedule to the said Petition (the “Noble Acquisition Scheme”) are the holder(s) of Noble Acquisition Ordinary Shares (as that term is defined in the Noble Acquisition Scheme) (the “Noble Acquisition Shareholders”) as at the relevant time.

AND IT IS ORDERED that:

1. Noble Acquisition be permitted to dispense with the requirement to convene a meeting of the Noble Acquisition Shareholders as at the Record Date (as defined below) on the basis that its sole shareholder, Noble Corporation, a Swiss corporation, has undertaken that it will pass a written resolution approving the Noble Acquisition Scheme.

2. Noble-Cayman do convene a meeting (the “Noble-Cayman Scheme Meeting”) of the Noble-Cayman Shareholders as at the Record Date, such Noble-Cayman Scheme Meeting to be held at [          ] at [          ] local time on [          ] 2009, for the purpose of considering and if thought fit approving (with or without modification) the Noble-Cayman Scheme.

3. This Honourable Court appoint David W. Williams being a director of Noble-Cayman or failing him [          ], being a director of Noble-Cayman, or, failing him, any other director of Noble-Cayman to act as chairman of the Noble-Cayman Scheme Meeting (the “Chairman”).

4. The Petitions be set down to be heard at [     ] a.m. on [          ] 2009.

AND IT IS DIRECTED that:

5. At least 28 clear days before the day appointed for the Noble-Cayman Scheme Meeting a notice convening the Noble-Cayman Scheme Meeting in the form or substantially in the form of the notice exhibited at [          ] be inserted once each in the Cayman Islands Gazette and the U.S. and international editions of The Wall Street Journal.

6. At least 28 clear days before the day appointed for the Noble-Cayman Scheme Meeting a Notice convening the same and enclosing:

(a) a copy of the Noble-Cayman Scheme and the Noble Acquisition Scheme and a copy of the Proxy Statement (as defined in the Noble-Cayman Scheme), as is required to be furnished pursuant to the Grand Court Rules, Order 102, rule 21, in each case in the form or substantially in the form exhibited at [          ]; and

(b) a form of proxy for use at the Noble-Cayman Scheme Meeting in the form or substantially in the form exhibited at [          ] and the provisions to be made permitting Noble-Cayman Shareholders to vote, including by telephone, electronically or otherwise, be served by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the Noble-Cayman Shareholders holding such shares at the address shown on the register of members of the Company as at the Record Date, provided that (i) the accidental omission to serve any Noble-Cayman Shareholder with notice of the Noble-Cayman Scheme Meeting, or the non-receipt by any Noble-Cayman Shareholder of notice of the Noble-Cayman Scheme Meeting, shall not invalidate the proceedings at the Noble-Cayman Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents were delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

7. The form of proxy in the form or substantially in the form exhibited at [          ] and the provisions made permitting Noble-Cayman Shareholders to vote, including by telephone, electronically or otherwise, be approved for use at the Noble-Cayman Scheme Meeting.

8. The Chairman be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

9. The Chairman be at liberty to accept a faxed copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

10. Noble-Cayman be at liberty to set a record date (the “Record Date”) for determining the holders of Noble-Cayman Ordinary Shares entitled to receive notice of, and to vote at, the Noble-Cayman Scheme Meeting, of 2009.

11. In the case of joint registered holders of Noble-Cayman Ordinary Shares, the vote of the senior holder who tenders the vote shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in Noble-Cayman’s Register of Members.

12. The Chairman be at liberty to accept a form of proxy and the figure for which any Noble-Cayman Shareholder seeks to vote, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the Noble-Cayman Shareholder to vote.

13. Any person validly appointed as proxy for a Noble-Cayman Shareholder may attend and speak at the Noble-Cayman Scheme Meeting.

14. After the Noble-Cayman Scheme Meeting (or any adjournment thereof) has been held, Noble-Cayman shall cause to be published a notice (in the form or substantially exhibited at [     ]) advertising the date of hearing of the Petitions. The notice shall be published in the Cayman Islands Gazette and also in the U.S. and international editions of The Wall Street Journal not less than [10] days before the hearing of the Petitions.

15. Within seven days of the Noble-Cayman Scheme Meeting the Chairman do report the result of the Noble-Cayman Scheme Meeting to the Court.

DATED the [  ] day of [          ] 2009

FILED the [  ] day of [          ] 2009

Judge of the Grand Court

THIS ORDER is filed by Maples and Calder, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, attorneys-at-law for the Petitioners, whose address for service is care of their said Attorneys-at-Law.

Annex D

(COMPANY LOGO)

NOTICE OF NOBLE COURT MEETING

IN THE GRAND COURT OF THE CAYMAN ISLANDS

CAUSE NO [     ] OF 2009

IN THE MATTER OF NOBLE CORPORATION

AND IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2007 REVISION)

NOTICE IS HEREBY GIVEN that, by an order dated          , 2009 (the “Order”) made in the above matter, the Grand Court of the Cayman Islands (the “Grand Court”) has directed a meeting (the “Noble-Cayman Scheme Meeting”) to be convened of the holders of ordinary shares of Noble Corporation (“Noble-Cayman”) for the purpose of considering and, if thought fit, approving, with or without modification, a scheme of arrangement (the “Noble-Cayman Scheme ”) proposed to be made between Noble-Cayman and its Scheme Shareholders (as defined in the Noble-Cayman Scheme) and that the Noble-Cayman Scheme Meeting will be held on          , 2009 at          , local time, at the           at which place and time all such holders of ordinary shares of Noble-Cayman are requested to attend.

The Noble-Cayman Scheme is interdependent upon, a further scheme of arrangement between Noble Cayman Acquisition Ltd. and the holder of its ordinary shares (the “Noble Acquisition Scheme”).

Copies of the Noble-Cayman Scheme and the Noble Acquisition Scheme (together, the “Schemes”) and a copy of an explanatory statement explaining the effect of the Schemes are incorporated in the proxy statement of which this Notice forms part. A copy of the said proxy statement can also be obtained by the above-mentioned holders of ordinary shares of Noble-Cayman from Noble-Cayman’s proxy solicitor in the United States being          .

The above-mentioned holders of ordinary shares of Noble-Cayman as at the record date set by Noble-Cayman for the Noble-Cayman Scheme Meeting, being          , 2009, may vote in person at the Noble-Cayman Scheme Meeting or they may appoint one or more proxies, whether a member of Noble-Cayman or not, to attend and vote in their stead. A form of proxy for use at the Noble-Cayman Scheme Meeting is enclosed with the proxy statement of which this Notice forms part.

If such ordinary shares are held in joint names, then either the holder whose name appears first in the Register of Members of Noble-Cayman or each holder should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by a duly authorized officer.

It is requested that forms appointing proxies be lodged, by post, with Noble Corporation, c/o      , or that proxies are appointed via telephone or the Internet, in accordance with the instructions set out in the form of proxy, no later than the time appointed for the Noble-Cayman Scheme Meeting, but if forms are not so lodged or proxies not so appointed, forms may be handed to the chairman of the Noble-Cayman Scheme Meeting at the meeting.

D-1

By the Order, the Grand Court has appointed David W. Williams, a director of Noble-Cayman, or failing him [          ], also a director of Noble-Cayman, or failing him any other person who is a director of Noble-Cayman as at the date of the Order to act as the chairman of the Noble-Cayman Scheme Meeting and has directed the chairman of the Noble-Cayman Scheme Meeting to report the results thereof to the Grand Court.

The Noble-Cayman Scheme will be subject to a subsequent application seeking the sanction of the Grand Court which shall be heard at           on           2009 or as soon thereafter as it may be heard.

Dated the      day of           2009.

MAPLES AND CALDER
P.O. Box 309GT
Ugland House
South Church Street
George Town
Grand Cayman
Cayman Islands

Attorneys for Noble Corporation

D-2

Annex E

EXPECTED TIMETABLE

Description	Proposed Date

Record date for determining the Noble-Cayman members eligible to vote at the meeting of members	[ ], 2009
Proxy statement and proxy first mailed to Noble-Cayman members	On or about [ ], 2009
Latest time for submitting forms of proxy: via Internet or telephone	[ ] Houston time on [ ], 2009
via proxy card or voting instruction card	Must be received at any time prior to the commencement of the meeting of members of Noble-Cayman
Meeting of members of Noble-Cayman	[ , ] time on [ ], 2009
Court hearing to sanction the schemes of arrangement	[ , ] time on [ ], 2009
Anticipated effective time of the schemes of arrangement	As soon as practicable after the court hearing
Issuance of the Noble-Switzerland shares to the Noble-Cayman members	Promptly after the effective time of the schemes of arrangement

E-1

Annex F

Statuten der Noble Corporation mit Sitz in Baar	Articles of Association of Noble Corporation with registered office in Baar

I. Allgemeine Bestimmungen	I. General Provisions

Artikel 1: Firma, Sitz, Dauer	Article 1: Corporate Name, Registered Office, Duration

Unter der Firma Noble Corporation	Under the corporate name Noble Corporation

besteht eine Aktiengesellschaft (die “Gesellschaft”) gemäss Artikel. 620 ff. OR mit Sitz in Baar, Kanton Zug, Schweiz.	a company (the “Company”) exists pursuant to article 620 et seq. of the Swiss Code of Obligations (“CO”) with its registered office in Baar, Canton of Zug, Switzerland.

Artikel 2: Zweck	Article 2: Purpose

[1] Der Zweck der Gesellschaft ist der Erwerb, das Halten, die Verwaltung, die Verwertung und die Veräusserung von direkten und indirekten Beteiligungen an Unternehmen im In- und Ausland, insbesondere, Unternehmen, die in der Erkundung und Förderung von Bodenschätzen, wie der Erbringung von Dienstleistungen im Zusammenhang mit Offshore Bohrungen nach Öl und Naturgas, Dienstleistungen im Zusammenhang mit Arbeitsverträgen für Bohrdienstleistungen tätig sind, Ingenieur- und Beratungsdienstleistungen erbringen und die Finanzierung für solche Zwecke bereitstellen.	[1] The purpose of the Company is to acquire, hold, manage, exploit and sell, directly or indirectly, participations in Swiss and foreign businesses, in particular, but without limitation, in businesses that are involved in the exploration for and production of natural resources, such as offshore contract drilling of oil and natural gas wells, labor contract drilling services and engineering and consulting services, and to provide financing for this purpose.

[2] Die Gesellschaft kann Zweigniederlassungen und Tochtergesellschaften im In- und Ausland errichten und Grundstücke und gewerbliche Schutzrechte im In- und Ausland erwerben, halten, verwalten, hypothekarisch belasten und veräussern.	[2] The Company may set up branch offices and subsidiaries in Switzerland and abroad and may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

[3] Die Gesellschaft kann jede Art von finanzieller Unterstützung für und an Gruppengesellschaften gewähren, einschliesslich der Leistung von Garantien. Die Gesellschaft kann alle kommerziellen Tätigkeiten ausüben, welche direkt oder indirekt mit dem Zweck der Gesellschaft im Zusammenhang stehen, und alle Massnahmen ergreifen, die den Gesellschaftszweck angemessen zu fördern scheinen oder mit diesem im Zusammenhang stehen.	[3] The Company may provide any kind of financial assistance, including guarantees, to and for group companies. The Company may engage in any type of commercial activity that is directly or indirectly related to its purpose and take any measures it determines appropriate to promote the purpose of the Company, or that are connected with its purpose.

Artikel 3: Dauer	Article 3: Duration

Die Dauer der Gesellschaft ist unbeschränkt.	The duration of the Company is unlimited.

II. Aktienkapital	II. Share Capital

Artikel 4: Anzahl Aktien, Nominalwert, Art	Article 4: Number of Shares, Par Value, Type

Das Aktienkapital der Gesellschaft beträgt Schweizer Franken [●], eingeteilt in [●] voll liberierte Namenaktien. Jede Namenaktie hat einen Nennwert von Schweizer Franken [●] (jede Namenaktie nachfolgend bezeichnet als “Aktie” bzw. zusammen die “Aktien”).	The share capital of the Company is Swiss Francs [●] and is divided into [●] fully paid-up registered shares. Each registered share has a par value of Swiss Francs [●] (each such registered share hereinafter a “Share” and collectively the “Shares”).

Artikel 5: Anerkennung der Statuten	Article 5: Recognition of Articles

Jede Ausübung von Aktionärsrechten schliesst die Anerkennung der Gesellschaftsstatuten in der jeweils gültigen Fassung in sich ein.	Any exercise of shareholders’ rights automatically comprises recognition of the version of these Articles of Association in force at the time.

Artikel 6: Genehmigtes Aktienkapital	Article 6: Authorized Share Capital

[1] Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis spätestens zum [●], im Maximalbetrag von Schweizer Franken [●] durch Ausgabe von höchstens [●] vollständig zu liberierenden Aktien mit einem Nennwert von je Schweizer Franken [●] zu erhöhen. Eine Erhöhung des Aktienkapitals (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.	[1] The Board of Directors is authorized to increase the share capital no later than [●], by a maximum amount of Swiss Francs [●] by issuing a maximum of [●] fully paid-up Shares with a par value of Swiss Francs [●] each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then- existing shareholders of the Company, and (ii) in partial amounts, shall be permissible.

[2] Der Verwaltungsrat legt den Zeitpunkt der Ausgabe der neuen Aktien, deren Ausgabepreis, die Art der Liberierung , den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. die Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt worden sind, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.	[2] The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid-up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

[3] Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre aus wichtigen Gründen zu entziehen oder zu beschränken und Dritten zuzuweisen, insbesondere:	[3] The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties for important reasons, including:

(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder	(a) if the issue price of the new Shares is determined by reference to the market price; or

(b) für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder
(b) for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c) zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder
(c) for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d) für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder
(d) for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e) für die Beteiligung von:	(e) for the participation of:

i. Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung und Mitarbeitern, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (e)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken [●], eingeteilt in zehn Millionen vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken [●] nicht übersteigt; und
i. members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(i) shall not exceed Swiss Francs [●], divided into ten million fully paid-up Shares, with a par value of Swiss Francs [●]; and

ii. Vertragspartnern oder Beratern oder anderen Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung(e)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken [●], eingeteilt in eine Million vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken [●] nicht übersteigt; oder
ii. contractors or consultants of the Company or any of its group companies or any other persons performing services for the benefit of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(ii) shall not exceed Swiss Francs [●], divided into one million fully paid-up Shares, with a par value of Swiss Francs [●]; or

(f) wenn ein Aktionär oder eine Gruppe von in gemeinsamer Absprache handelnden Aktionären mehr als 15% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft (die eigenen Aktien der Gesellschaft davon ausgenommen) auf sich vereinigt hat, ohne den übrigen Aktionären ein vom Verwaltungsrat empfohlenes Übernahmeangebot zu unterbreiten; oder zur Abwehr eines unterbreiteten, angedrohten oder potentiellen Übernahmeangebotes, welches der Verwaltungsrat, nach Konsultation mit einem von ihm beigezogenen unabhängigen Finanzberater, den Aktionären nicht zur Annahme empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot in finanzieller Hinsicht gegenüber den Aktionären nicht als fair beurteilt hat.
(f) following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the Commercial Register (excluding treasury shares) without having submitted to the other shareholders a takeover offer recommended by the Board of Directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be fair to the shareholders from a financial point of view.

[4] Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 9 und 10 dieser Statuten.	[4] The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 9 and 10 of these Articles of Association.

Artikel 7: Bedingtes Aktienkaptial	Article 7: Conditional Share Capital

[1] Das Aktienkapital kann sich durch Ausgabe von höchstens [●] voll zu liberierenden Aktien im Nennwert von je Schweizer Franken [●] um höchstens Schweizer Franken [●] erhöhen durch:	[1] The share capital may be increased in an amount not to exceed Swiss Francs [●] through the issuance of up to [●] fully paid-up Shares with a par value of Swiss Francs [●] per Share through:

(a) die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien (nachfolgend die “Umwandlungsrechte”), welche Dritten oder Aktionären im Zusammenhang mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits begebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder ihrer Rechtsvorgänger eingeräumt werden (nachfolgend zusammen, “die mit Umwandlungsrechten verbundenen Obligationen”); dabei darf der Gesamtbetrag der ausgegebenen Aktien einen Betrag von Schweizer Franken [●], eingeteilt in [●] vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken [●] nicht übersteigen; und/oder
(a) the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the “Rights”) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one of its group companies, or any of their respective predecessors (hereinafter collectively, the “Rights- Bearing Obligations”); the total amount of Shares that may be issued under such Rights shall not exceed Swiss Francs [●], divided into [●] fully paid-up Shares with a par value of Swiss Francs [●] per Share; and/or;

(b) die Ausgabe von mit Umwandlungsrechten verbundenen Obligationen an:	(b) the issuance of Rights-Bearing Obligations granted to:

i. die Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung, Arbeitnehmer, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind; vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (b)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken [●], eingeteilt in fünf Millionen vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken [●] nicht übersteigt; oder
i. the members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (b)(i) shall not exceed Swiss Francs [●], divided into five million fully paid-up Shares, with a par value of Swiss Francs [●]; or

ii. Vertragspartner oder Berater oder andere Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (b)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken [●], eingeteilt in eine Million vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken [●] nicht übersteigt.
ii. contractors or consultants of the Company or any of its group companies or any other persons providing services to the Company or its group companies, always provided that the total amount of such Shares to be issued under this clause (b)(ii) shall not exceed Swiss Francs [●], divided into one million fully paid-up Shares, with a par value of Swiss Francs [●].

[2] Der Verwaltungsrat ist ermächtigt, die Vorwegzeichnungsrechte der Aktionäre im Zusammenhang mit der Ausgabe von mit Umwandlungsrechten verbundenen Obligationen durch die Gesellschaft oder eine ihrer Gruppengesellschaften aus wichtigen Gründen zu beschränken oder aufzuheben, falls (1) die Ausgabe zum Zwecke der Übernahme von Unternehmen, Unternehmensteilen, für Beteiligungen oder zum Zwecke der Finanzierung oder Refinanzierung derartiger Transaktionen oder (2) die Ausgabe auf nationalen oder internationalen Finanzmärkten oder im Rahmen einer Privatplatzierung erfolgt.	[2] The Board of Directors shall be authorized to withdraw or limit the preferential subscription rights in connection with the issuance by the Company, one of its group companies or any of their respective predecessors of Rights-Bearing Obligations for important reasons, including if (1) the issuance is for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions or (2) the issuance occurs in national or international capital markets or through a private placement.

[3] Wird das Vorwegzeichnungsrecht durch den Verwaltungsrat beschränkt oder aufgehoben, gilt Folgendes:	3 If the Board of Directors limits or withdraws the preferential subscription right, then the following shall apply:

(a) Die mit Umwandlungsrechten verbundenen Obligationen sind zu den jeweils marktüblichen Bedingungen auszugeben oder einzugehen; und	(a) the Rights-Bearing Obligations shall be issued or entered into at market conditions; and

(b) der Umwandlungs-, Tausch- oder sonstige Ausübungspreis der mit Umwandlungsrechten verbundenen Obligationen ist unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der mit Umwandlungsrechten verbundenen Obligationen festzusetzen; und
(b) the conversion, exchange or exercise price of the Rights-Bearing Obligations shall be set at market conditions prevailing at the date on which the Rights-Bearing Obligations are issued; and

(c) die Umwandlungsrechte sind höchstens während 30 Jahren ab dem jeweiligen Zeitpunkt der Ausgabe der betreffenden mit Umwandlungsrechten verbundenen Obligationen ausübbar.	(c) the Rights may only be exercised during a maximum period of 30 years from the date of the issuance of the relevant Rights- Bearing Obligation.

4 Im Zusammenhang mit der Ausübung von Umwandlungsrechten in Aktien, ist das Bezugsrecht der Aktionäre entsprechend den Bedingungen der mit Umwandlungsrechten verbundenen Obligationen ausgeschlossen. Zum Bezug der neuen Aktien, die bei Ausübung der Wandel-, Tausch- oder anderer Ausübungsrechte ausgegeben werden, sind die jeweiligen Inhaber der mit Umwandlungsrechten verbundenen Obligationen berechtigt. Die Bedingungen der mit Umwandlungsrechten verbundenen Obligationen sind unter Berücksichtigung von Artikel 7 Absatz 3 dieser Statuten durch den Verwaltungsrat festzulegen.	[4] The preemptive rights of the shareholders shall be excluded in connection with the conversion, exchange or exercise of such Rights into Shares pursuant to the terms of the relevant Rights-Bearing Obligation. The then current owners of such Rights-Bearing Obligation shall be entitled to subscribe for the new Shares issued upon conversion, exchange or exercise of the related Right. The conditions of the Rights-Bearing Obligations shall be determined by the Board of Directors, subject to Article 7 para. 3 of these Articles of Association.

[5] Das Vorwegzeichnungsrecht wie auch das Bezugsrecht der Aktionäre ist bei der Ausgabe von mit Umwandlungsrechten verbundenen Obligationen, oder bei Ausgabe neuer Aktien infolge Ausübung solcher Umwandlungsrechte gemäss Artikel 7 Absatz 1(b) dieser Statutenausgeschlossen. Die Ausgabe von Aktien oder mit Umwandlungsrechten verbundenen Obligationen an die in Artikel 7 Absatz 1(b) dieser Statuten genannten Personen erfolgt gemäss einem oder mehreren	[5] The preferential subscription rights and preemptive rights of the shareholders shall be excluded in connection with the issuance of any Rights-Bearing Obligations or, upon exercise of the Rights, the newly issued Shares pursuant to Article 7 para. 1(b) of these Articles of Association. Shares or Rights-Bearing Obligations may be issued to any of the persons referred to in Article 7 para. 1(b) of these Articles of Association in accordance with one or more benefit or incentive plans

Beteiligungsplänen der Gesellschaft. Die Ausgabe von Aktien an die in Artikel 7 Absatz 1(b) dieser Statuten genannten Personen kann zu einem Preis erfolgen, der unter dem Kurs der Börse liegt, an der die Aktien gehandelt werden, muss aber mindestens zum Nennwert erfolgen	of the Company. Shares may be issued to any of the persons referred to in Article 7 para. 1(b) of these Articles of Association at a price lower than the current market price quoted on any securities exchange on which the Shares are traded, but at least at par value.

[6] Die Aktien, welche über die Ausübung von Umwandlungsrechten erworben werden, unterliegen den Eintragungsbeschränkungen in das Aktienbuch gemäss Artikel 9 und 10 dieser Statuten.	[6] The Shares acquired through the exercise of Rights shall be subject to the limitations for registration in the share register pursuant to Articles 9 and 10 of these Articles of Association.

Artikel 8: Aktienzertifikate	Article 8: Share Certificates

[1] Ein Aktionär hat nur dann Anspruch auf die Ausgabe eines Aktienzertifikates, wenn der Verwaltungsrat die Ausgabe von Aktienzertifikaten beschliesst. Aktienzertifikate werden in der vom Verwaltungsrat festgelegten Form ausgegeben. Ein Aktionär kann jederzeit eine Bescheinigung über die Anzahl der von ihm gehaltenen Aktien verlangen.	1 A shareholder shall be entitled to a Share certificate only if the Board of Directors resolves that Share certificates shall be issued. Share certificates, if any, shall be in such form as the Board of Directors may determine. A shareholder may at any time request an attestation of the number of Shares held by it.

[2] Die Gesellschaft kann jederzeit auf die Ausgabe und Aushändigung von Zertifikaten verzichten und mit Zustimmung des Aktionärs ausgegebene Urkunden, die bei ihr eingeliefert werden, ersatzlos annullieren.	[2] The Company may dispense with the obligation to issue and deliver certificates, and may, with the consent of the shareholder, cancel without replacement issued certificates delivered to the Company.

[3] Nicht-verurkundete Aktien und die damit verbundenen Rechte können nur durch schriftliche Zession übertragen werden. Eine solche Zession bedarf zur Wirksamkeit gegenüber der Gesellschaft der Anzeige an die Gesellschaft. Werden nicht-verurkundete Aktien im Auftrag des Aktionärs von einem Transfer Agenten, einer Trust Gesellschaft, Bank oder einer ähnlichen Gesellschaft verwaltet (der “Transfer Agent”), so können diese Aktien und die damit verbundenen Rechte nur unter Mitwirkung des Transfer Agenten übertragen werden.	[3] Uncertificated Shares and the uncertificated rights deriving from them may only be transferred by written assignment, such assignment being valid only if the Company is notified. If uncertificated Shares are administered by a transfer agent, trust company, bank or similar entity (the “Transfer Agent”), such Shares and the rights deriving from them may be transferred only with the cooperation of the Transfer Agent.

[4] Werden nicht-verurkundete Aktien zugunsten von einer anderen Zivilrechtlichen Person als dem Transfer Agenten verpfändet, so ist zur Gültigkeit der Verpfändung eine Anzeige an den Transfer Agenten erforderlich.	4 If uncertificated Shares are pledged in favor of any Person other than the Transfer Agent, notification to such Transfer Agent shall be required for the pledge to be effective.

5 Für den Fall, dass die Gesellschaft beschliesst, Aktienzertifikate auszugeben und auszuhändigen, müssen die Aktienzertifikate die Unterschrift(en) von einem oder mehreren zeichnungsberechtigten Personen tragen. Mindestens eine dieser Personen muss ein Mitglied des Verwaltungsrates sein. Faksimile- Unterschriften sind erlaubt.	5 If the Company decides to issue and deliver Share certificates, the Share certificates shall bear the signature(s) of one or more duly authorized signatories of the Company, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

[6] Die Inhaber von Aktienzertifikaten haben der Gesellschaft den Verlust, Diebstahl, die Zerstörung oder Beschädigung von Zertifikaten unverzüglich zu melden.	[6] The holder of any Share certificate(s) shall immediately notify the Company of any loss, theft, destruction or mutilation of any such certificate(s); the Company

Die Gesellschaft kann an solche Inhaber gegen Aushändigung des beschädigten Zertifikates, oder gegen ausreichenden Nachweis eines Verlustes, Diebstahls oder der Zerstörung, neue Zertifikate ausgeben. Der Verwaltungsrat, ein von diesem eingesetzter Ausschuss, oder der Transfer Agent können in ihrem freien Ermessen vom Eigentümer des verlorenen, gestohlenen oder zerstörten Zertifikates, oder, im Fall einer Zivilrechtlichen Person, von deren gesetzlichem Vertreter verlangen, dass diese der Gesellschaft einen Schuldschein im Betrag und mit Sicherheiten ausgestaltet wie vom Verwaltungsrat, einem von diesem eingesetzten Ausschuss oder dem Transfer Agent verlangt übergibt, der es erlaubt, die Gesellschaft und den Transfer Agent für sämtliche Ansprüche zu entschädigen, die sich im Zusammenhang mit dem behaupteten Verlust, Diebstahl oder der Zerstörung eines solchen Zertifikates oder mit der Ausgabe eines neuen Zertifikates ergeben können.	may issue to such holder a new certificate upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the Transfer Agent, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such Person’s legal representative, to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said Transfer Agent against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

[7] Der Verwaltungsrat ist berechtigt, zusätzliche Regelungen und Anordnungen zu treffen, die er im Zusammenhang mit der Ausgabe und Übertragung von Zertifikaten über Aktien verschiedener Kategorien als zweckdienlich erachtet. Er kann im Zusammenhang mit der Ausgabe neuer Aktienzertifikate als Ersatz für verloren gegangene, gestohlene, zerstörte oder beschädigte Zertifikate geeignete Regelungen erlassen und Massnahmen ergreifen.	[7] The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing Shares of each class of the Company and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

[8] Die Gesellschaft kann in jedem Fall Aktienzertifikate ausgeben, die mehr als eine Aktie verkörpern.	[8] The Company may in any event issue Share certificates representing more than one Share.

Artikel 9: Aktienbuch, Rechtsausübung, Eintragungsbeschränkungen, Nominees	Article 9: Share Register, Restrictions on Registration, Nominees

[1] Die Gesellschaft selbst oder ein von ihr beauftragter Dritter führt ein Aktienbuch. Darin werden die Eigentümer und Nutzniesser der Aktien sowie Nominees mit Namen und Vornamen, Adresse und Staatsangehörigkeit (bei Rechtseinheiten mit Firma und Sitz) eingetragen. Ändert eine im Aktienbuch eingetragene Zivilrechtliche Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Solange dies nicht geschehen ist, gelten alle schriftlichen Mitteilungen der Gesellschaft an die im Aktienbuch eingetragenen Zivilrechtlichen Personen als rechtsgültig an die bisher im Aktienbuch eingetragene Adresse erfolgt.	[1] The Company shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (or the name and registered office for legal entities) of the owners and usufructuaries of the Shares as well as the nominees. A Person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to Persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

[2] Vorbehältlich Absatz 3 dieses Artikels 9, wird ein Erwerber von Aktien auf Gesuch als Aktionär mit Stimmrecht im Aktienbuch eingetragen, vorausgesetzt, dass ein solcher Erwerber auf Aufforderung durch die Gesellschaft ausdrücklich erklärt, die Aktien im eige	[2] Subject to para. 3 of this Article 9, an acquirer of Shares shall be recorded upon request in the share register as a shareholder with voting rights; provided, however, that any such acquirer upon request of the Company expressly declares to have acquired the

nen Namen und auf eigene Rechnung erworben zu haben. Vorbehältlich Absatz 3 dieses Artikels 9, kann der Verwaltungsrat Nominees, welche Aktien im eigenen Namen aber auf fremde Rechnung halten, als Aktionäre mit Stimmrecht im Aktienbuch der Gesellschaft eintragen. Der Verwaltungsrat kann Kriterien für die Zulassung solcher Nominees als Aktionäre mit Stimmrecht festlegen. Die an den Aktien wirtschaftlich Berechtigten, welche die Aktien über einen Nominee halten, üben Aktionärsrechte mittelbar über den Nominee aus.	Shares in its own name and for its own account. Subject to para. 3 of this Article 9, the Board of Directors may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record in the share register of the Company. The Board of Directors may set forth the relevant requirements for the acceptance of nominees as shareholders with voting rights. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee.

[3] Keine Zivilrechtliche Person soll mit 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) als Aktionär mit Stimmrecht im Aktienbuch eingetragen werden. Diese Eintragungsbeschränkung gilt auch für Zivilrechtliche Personen, die ihre Aktien teilweise oder insgesamt durch Nominees im Sinne dieses Artikels 9 halten. Der Verwaltungsrat ist befugt, Ausnahmen von der Eintragungsbeschränkung gemäss diesem Absatz 3 zuzulassen, einschliesslich der Registrierung von Clearing Nominees, für 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals. Zivilrechtlichen Personen, die 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) halten, werden für diesen überschiessenden Teil (d.h. für alle Aktien von mehr als 15% des im Handelsregister eingetragenen Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) abzüglich einer Aktie), als Aktionäre ohne Stimmrecht im Aktienbuch eingetragen. Darüber hinaus ist der Verwaltungsrat ermächtigt, jederzeit von jenen Zivilrechtlichen Personen, die öffentlich bekanntgeben, einschliesslich einer Eingabe an die U.S. Securities and Exchange Commission (die “SEC”) oder gegenüber der Gesellschaft, dass sie 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) halten, zu verlangen, dass sie Auskunft über sämtliche Aktien erteilen, die von Nominees oder von anderen Personen für sie gehalten werden.	3 A Person shall only be registered as a shareholder with voting rights to the extent such Person’s Shares constitute less than 15% of the share capital registered in the Commercial Register (excluding treasury shares). This limitation on registration also applies to Persons who hold some or all of their Shares through nominees pursuant to this Article 9. The Board of Directors is authorized to grant exceptions to the limitation on registration set forth in this para. 3, including to register Clearing Nominees of 15% and more. A Person Owning 15% or more of the share capital registered in the Commercial Register (excluding treasury shares) shall be entered in the share register as a shareholder without voting rights with respect to such Person’s Shares in excess of the aggregate of one Share less than 15% of the share capital registered in the Commercial Register (excluding treasury shares). In furtherance of the provisions of this para. 3, the Board of Directors is authorized at any time to request from any Person which discloses publicly, including in any filing with the U.S. Securities and Exchange Commission (the “SEC”), or to the Company that it Owns 15% or more of the share capital registered in the Commercial Register (excluding treasury shares), that such Person provide information with respect to all of the Shares it Owns that are being held by nominees or other Persons on its behalf.

[4] Zivilrechtliche Personen, die durch Kapital, Stimmrechte, Management oder in anderer Weise miteinander verbunden sind, einschliesslich Zivilrechtlicher Personen, die eine Übereinkunft getroffen oder ein Syndikat gegründet haben oder anderweitig in gemeinsamer Absprache handeln, um die Eintragungsbeschränkung gemäss diesem Artikel 9 Absatz 3 zu umgehen, werden als eine Zivilrechtliche Person im Sinne dieses Artikels 9 betrachtet.	[4] Persons that are linked to one another through capital, voting rights, management or in any other manner, as well as Persons achieving an understanding or forming a syndicate or otherwise acting in concert to circumvent the regulations concerning the limitation on registration set forth in para. 3 of this Article 9, shall be counted as one Person within the meaning of this Article 9.

[5] Sollte der Verwaltungsrat die Eintragung eines Aktionärs als Aktionär mit Stimmrecht ablehnen, muss dem Aktionär diese Ablehnung innerhalb von 20 Tagen nach Erhalt des Eintragungsgesuches mitgeteilt werden. Aktionäre, die nicht als Aktionäre mit Stimmrecht anerkannt wurden, sind als Aktionäre ohne Stimmrecht im Aktienbuch einzutragen.	5 If the Board of Directors refuses to register a shareholder as a shareholder with voting rights, it shall notify the shareholder of such refusal within 20 days upon receipt of the application. Non-recognized shareholders shall be entered in the share register as shareholders without voting rights.

[6] Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs dessen Eintragung im Aktienbuch als Aktionär mit Stimmrecht mit Rückwirkung auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist. Der Betroffene muss über die Streichung sofort informiert werden.	[6] After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.

[7] Sofern die Gesellschaft an einer Börse im Ausland kotiert ist, ist es der Gesellschaft mit Bezug auf den Regelungsgegenstand dieses Artikels 9 gestattet, die in der jeweiligen Rechtsordnung geltenden Vorschriften und Normierungen anzuwenden.	7 In case the Company is listed on any foreign stock exchange, the Company is permitted to comply with the relevant rules and regulations that are applied in that foreign jurisdiction with regard to the subject of this Article 9.

Artikel 10: Rechtsausübung	Article 10: Exercise of Rights

[1] Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.	[1] The Company shall only accept one representative per Share.

[2] Stimmrechte und die damit verbundenen Rechte können der Gesellschaft gegenüber von einem Aktionär, Nutzniesser der Aktien oder Nominee jeweils nur in dem Umfang ausgeübt werden, wie diese Zivilrechtliche Person mit Stimmrecht im Aktienbuch eingetragen ist.	[2] Voting rights and rights derived from them may be exercised in relation to the Company by a shareholder, usufructuary of Shares or nominee only to the extent that such Person is recorded in the share register with the right to exercise his voting rights.

III. Organe und Organisation der Gesellschaft	III. Corporate Bodies and Organization of the Company

Artikel 11: Gesellschaftsorgane	Article 11: Corporate Bodies

Die Organe der Gesellschaft sind:	The corporate bodies are:

(a) die Generalversammlung;	(a) the General Meeting of Shareholders;

(b) der Verwaltungsrat;	(b) the Board of Directors;

(c) die Revisionsstelle; und	(c) the auditor; and

(d) zusätzliche, durch den Verwaltungsrat im Rahmen des Organisationsreglements bestellte Gremien.	(d) additional bodies as may be established by the Board of Directors in accordance with the By-Laws.

A. Generalversammlung	A. General Meeting of the Shareholders

Artikel 12: Befugnisse	Article 12: Authority

[1] Die Generalversammlung ist das oberste Organ der Gesellschaft.	[1] The General Meeting of Shareholders is the supreme corporate body of the Company.

[2] Der Generalversammlung stehen die folgenden unübertragbaren Befugnisse zu:	[2] The following powers shall be vested exclusively in the General Meeting of Shareholders:

(a) die Festsetzung und Änderung der Statuten;	(a) the adoption and amendment of these Articles of Association;

(b) die Wahl der Mitglieder des Verwaltungsrates und der Revisionsstelle;	(b) the election of the members of the Board of Directors and the auditor;

(c) die Genehmigung des Jahresberichtes und der Konzernrechnung;	(c) the approval of the annual report and the consolidated financial statements of the Company;

(d) die Genehmigung der Jahresrechnung der Gesellschaft, sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;	(d) the approval of the annual statutory financial statements of the Company and the resolution on the allocation of profit shown on the annual statutory balance sheet, in particular the determination of any dividend;

(e) die Entlastung der Mitglieder des Verwaltungsrates und der übrigen mit der Geschäftsführung betrauten Zivilrechtlichen Personen;	(e) the grant of a release from liability to the members of the Board of Directors and the Persons entrusted with management;

(f) die Genehmigung des Zusammenschlusses mit einem Nahestehenden Aktionär nach Artikel 21 Absatz 3 (die jeweilige Definition findet sich unter Artikel 35 dieser Statuten); und	(f) the approval pursuant to Article 21 para. 3 of a Business Combination with an Interested Shareholder (as each such term is defined in Article 35 of these Articles of Association); and

(g) die Beschlussfassung über Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind, oder die vom Verwaltungsrat gemäss Artikel 716a OR der Generalversammlung zur Beschlussfassung vorgelegt werden.
(g) the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

Artikel 13: Ordentliche Generalversammlung	Article 13: Annual General Meeting

Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt. Spätestens zwanzig Kalendertage vor der ordentlichen Generalversammlung sind der Geschäftsbericht und der Revisionsbericht den Aktionären am Gesellschaftssitz zur Einsicht aufzulegen. Jeder Aktionär kann verlangen, dass ihm unverzüglich eine Ausfertigung des Geschäftsberichts und des Revisionsberichts ohne Kostenfolge zugesandt wird. Die im Aktienbuch eingetragenen Aktionäre werden über die Verfügbarkeit des Geschäftsberichts und des Revisionsberichts durch schriftliche Mitteilung unterrichtet. In der Einladung zur ordentlichen Generalversammlung wird auf die Verfügbarkeit des Geschäftsberichts und des Revisionsberichts hingewiesen.	The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The annual report and the auditor’s report shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the Annual General Meeting. Each shareholder is entitled to request prompt delivery of a copy of the annual report and the auditor’s report free of charge. Shareholders of record will be notified of the availability of the annual report and the auditor’s report in writing. Reference to the availability of the annual report and the auditor’s report shall be included in the notice of the Annual General Meeting.

Artikel 14: Ausserordentliche Generalversammlung	Article 14: Extraordinary General Meeting

[1] Ausserordentliche Generalversammlungen finden in den vom Gesetz vorgesehenen Fällen statt, insbeson	1 An Extraordinary General Meeting shall be held in the circumstances provided by law, in particular when

dere, wenn der Verwaltungsrat, der Verwaltungsratspräsident, der Chief Executive Officer oder der Company President es für notwendig oder angezeigt erachten oder die Revisionsstelle dies verlangt.	deemed necessary or appropriate by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, or if so requested by the auditor.

[2] Ausserdem muss der Verwaltungsrat, der Verwaltungsratspräsident, der Chief Executive Officer oder der Company President eine ausserordentliche Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn ein oder mehrere Aktionäre, welche zusammen mindestens zehn Prozent des im Handelsregister eingetragenen Aktienkapitals vertreten, dies verlangen, und unter der Voraussetzung, dass inhaltlich folgende Angaben gemacht werden:	2 An Extraordinary General Meeting shall further be convened by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, upon resolution of a General Meeting of Shareholders or if so requested by one or more shareholders who, in the aggregate, represent at least one- tenth of the share capital recorded in the Commercial Register, and who submit:

(a) (1) schriftliches, von dem Aktionär bzw. den Aktionären unterzeichnetes und die Verhandlungsgegenstände bezeichnendes Begehren, (2) die Anträge sowie (3) der Nachweis der erforderlichen Anzahl der im Aktienbuch eingetragenen Aktien; und
(a) (1) a written request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register; and

(b) weitere Informationen, die von der Gesellschaft nach den Regeln der SEC in einem sog. Proxy Statement aufgenommen und veröffentlicht werden müssen.	(b) such other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Artikel 15: Einberufung der Generalversammlung	Article 15: Notice of Shareholders’ Meetings

[1] Die ordentliche und die ausserordentliche Generalversammlung (einzeln und zusammen die “Generalversammlung”) wird durch den Verwaltungsrat, nötigenfalls durch die Revisionsstelle, spätestens 20 Kalendertage vor dem Tag der Generalversammlung einberufen.	[1] Notice of an Annual General Meeting or an Extraordinary General Meeting (individually and collectively the “General Meeting of Shareholders”) shall be given by the Board of Directors or, if necessary, by the auditor, at least twenty calendar days before the General Meeting of Shareholders is to take place.

[2] Die auf Verlangen eines Aktionärs durchzuführende ausserordentliche Generalversammlung ist durch den Verwaltungsrat innerhalb eines angemessenen Zeitraums seit Empfang des Begehrens auf Einberufung einer ausserordentlichen Generalversammlung einzuberufen.	2 In case of an Extraordinary General Meeting requested by a shareholder, the Board of Directors shall call such Extraordinary General Meeting within a reasonable time after such request.

[3] Die Einberufung erfolgt durch einmalige Bekanntmachung im Publikationsorgan der Gesellschaft gemäss Artikel 34 dieser Statuten. Für die Einhaltung der Einberufungsfrist ist der Tag der Veröffentlichung der Einberufung im Publikationsorgan massgeblich, wobei der Tag der Veröffentlichung nicht mitzuzählen ist. Die im Aktienbuch eingetragenen Aktionäre können zudem auf dem ordentlichen Postweg über die Generalversammlung informiert werden.	[3] Notice of the General Meeting of Shareholders shall be given by way of a single announcement in the official means of publication of the Company pursuant to Article 34 of these Articles of Association. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record may in addition be informed of the General Meeting of Shareholders by ordinary mail.

[4] Die Einberufung enthält die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrates und des oder der Aktionäre, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, und bei Wahlen die Namen des oder der zur Wahl vorgeschlagenen Kandidaten.	[4] The notice of a General Meeting of Shareholders shall specify the items on the agenda and the proposals of the Board of Directors and/or the shareholder(s) who requested that a General Meeting of Shareholders be held or an item be included on the agenda, and, in the event of elections, the name(s) of the candidate(s) that has or have been put on the ballot for election.

Artikel 16: Traktandierung; Nominierungen	Article 16: Agenda; Nominations

[1] Ein oder mehrere Aktionäre, die zusammen mindestens zehn Prozent des Aktienkapitals, oder eines oder mehrerer Aktionäre, die Aktien im Nennwert von 1 Million Schweizer Franken vertreten, können die Traktandierung eines Verhandlungsgegenstandes verlangen.	[1] One or more shareholders who, in the aggregate, represent at least one-tenth of the share capital recorded in the Commercial Register, or, alternatively, who represent Swiss Francs 1 million may request that an item be included on the agenda of a General Meeting of Shareholders.

[2] Das Traktandierungsbegehren muss spätestens 60, frühestens aber 120 Kalendertage vor der Generalversammlung an den Sekretär der Gesellschaft zugestellt werden. Jedes Gesuch muss den Namen und die Adresse des antragstellenden Aktionärs (so, wie er in den Gesellschaftsunterlagen aufgeführt ist), sowie eine eindeutige und präzise Formulierung des Verhandlungsgegenstandes enthalten. Darüberhinaus ist ein Nachweis über die erforderliche, im Aktienbuch der Gesellschaft eingetragene Aktionärseigenschaft beizulegen. Sofern der Vorsitzende der Generalversammlung feststellt, dass ein Verhandlungsgegenstand nicht ordnungsgemäss traktandiert wurde, so hat er diesen Verhandlungsgegenstand für nicht ordnungsgemäss traktandiert zu erklären und den Gegenstand von der Verhandlung auszuschliessen.	2 In order for an item to be included on the agenda for a General Meeting of Shareholders, a written request must be sent to the Secretary of the Company not less than 60 nor more than 120 calendar days prior to the meeting. Each such request must specify the name and address of the shareholder(s) who requested it (as the same appear in the Company’s records), and a clear and concise statement of the agenda item, and shall be accompanied by evidence of the required shareholdings recorded in the share register. If the chairman of a General Meeting of Shareholders determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order; and such business shall not be conducted at the meeting.

[3] Der Verwaltungsrat oder jeder zu der Wahl von Verwaltungsräten berechtigte Aktionär darf Nominierungen für die Wahl des Verwaltungsrates der Gesellschaft treffen. Jeder Aktionär, der im Rahmen der Generalversammlung zu der Wahl von Verwaltungsräten berechtigt ist, darf Personen für die Wahl des Verwaltungsrates nur dann vorschlagen, wenn die Absicht einer solchen Nominierung dem Sekretär der Gesellschaft in schriftlicher Form durch persönliches Überbringen, Brief, im Voraus bezahltes Porto, und unter den folgenden Voraussetzungen, angekündigt wurde: (a) 90 Tage vor Durchführung einer ordentlichen Generalversammlung, und (b) bei ausserordentlichen Generalversammlungen, bis spätestens zum Ende der ordentlichen Bürostunden am siebenten Arbeitstag nach der erstmaligen Bekanntgabe einer derartigen Versammlung. Jeder der Wahlvorschläge muss inhaltlich folgenden Anforderungen genügen: (i) Name und Adresse des Aktionärs, der ein oder mehrere Personen für die Wahl vorschlägt; (ii) ein Nachweis, dass der	[3] Nominations for the election of directors of the Company may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a General Meeting of Shareholders may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company not later than (a) with respect to an election to be held at an Annual General Meeting of Shareholders, 90 days in advance of such meeting, and (b) with respect to an election to be held at an Extraordinary General Meeting of Shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination of the person or persons to be nominated; (ii) a representation that the sharehol

Aktionär die Anteile hält, die ihn zu einer Wahl berechtigen und dass er beabsichtigt, an der Versammlung persönlich oder durch einen Vertreter teilzunehmen, um die vorgeschlagene Person zu nominieren, (iii) die Benennung aller Vereinbarungen und Übereinkünfte zwischen dem Aktionär und der von diesem nominierten Person und jedem Dritten (namentliche Nennung erforderlich), gemäss welchem eine Nominierung durch den Aktionär erfolgen soll; (iv) weitere Informationen über jede durch einen Aktionär nominierte Person, die von der Gesellschaft nach den Regeln der SEC in einem sog. Proxy Statement aufgenommen und hätte veröffentlicht werden müssen; und (v) die Erklärung der nominierten Person das Mandat als Verwaltungsrat anzunehmen für den Fall, dass die nominierte Person in diese Funktion gewählt wird. Der Vorsitzende kann, bei Nichteinhaltung der in diesem Absatz umschriebenen Vorgehensweise, die Anerkennung einer Nominierung verweigern.	der is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholders as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

4 Zu nicht gehörig angekündigten Verhandlungsgegenständen können keine Beschlüsse gefasst werden. Hiervon ausgenommen ist jedoch der Beschluss über den in einer Generalversammlung gestellten Antrag auf:	4 No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given, except for proposals made during a General Meeting of Shareholders to:

(a) Einberufung einer ausserordentlichen Generalversammlung; sowie	(a) convene an Extraordinary General Meeting; or

(b) Durchführung einer Sonderprüfung gemäss Artikel 697a OR.	(b) initiate a special investigation in accordance with article 697a CO.

[5] Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.	5 No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

Artikel 17: Vorsitz der Generalversammlung, Protokoll, Stimmenzähler	Article 17: Acting Chair, Minutes, Vote Counters

1 An der Generalversammlung führt der Verwaltungsratspräsident oder, bei dessen Verhinderung, der Vizepräsident oder eine andere vom Verwaltungsrat bezeichnete Person den Vorsitz.	1 At the General Meeting of Shareholders the Chairman of the Board of Directors or, in his absence, the Vice-Chairman or any other person designated by the Board of Directors, shall take the chair.

[2] Der Vorsitzende der Generalversammlung bestimmt den Protokollführer und die Stimmenzähler, die alle nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.	[2] The acting chair of the General Meeting of Shareholders shall appoint the secretary and the vote counters, none of whom need be shareholders. The minutes of the General Meeting of Shareholders shall be signed by the acting chair and the secretary.

[3] Dem Vorsitzenden der Generalversammlung stehen die notwendigen und erforderlichen Befugnisse und Kompetenzen für eine ordnungsgemässe Durchführung der Generalversammlung zu.	[3] The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.

Artikel 18: Recht auf Teilnahme, Vertretung der Aktionäre	Article 18: Right to Participation and Representation

Sofern die Statuten es vorsehen, ist jeder an einem bestimmten, durch den Verwaltungsrat vorgegebenen Stichtag, im Aktienbuch eingetragene Aktionär ist berechtigt, an der Generalversammlung teilzunehmen und an der Beschlussfassung mitzuwirken. Ein Aktionär kann sich an der Generalversammlung vertreten lassen, wobei der Vertreter nicht Aktionär sein muss. Der Verwaltungsrat kann die Einzelheiten über die Vertretung und Teilnahme an der Generalversammlung in Verfahrensvorschriften regeln.	Except as provided in these Articles of Association, each shareholder recorded in the share register on a specific qualifying day which may be designated by the Board of Directors shall be entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by proxies who need not be shareholders. The Board of Directors may issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules.

Artikel 19: Stimmrechte	Article 19: Voting Rights

[1] Sofern von Artikel 19 vorgesehen, berechtigt jede Aktie zu einer Stimme. Das Stimmrecht untersteht den Bedingungen von Artikel 9 und 10 dieser Statuten.	[1] Except as provided in this Article 19, each Share shall convey the right to cast one vote. The right to vote is subject to the conditions of Articles 9 and 10 of these Articles of Association.

[2] Vorbehaltlich der Absätze 3 und 4 dieses Artikels 19, für den Fall dass und sofern eine zivilrechtliche Person Aktien in einer Gesamtmenge von mindestens 15% des im Handelsregister registrierten Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) hält, ist die Stimmberechtigung dieser zivilrechtlichen Person an einer ordentlichen Generalversammlung auf 15% aller verliehenen Aktienstimmen des im Handelsregister registrierten Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) minus einer einzelnen Akteinstimme beschränkt.	[2] Subject to para. 3 and 4 of this Article 19, if and so long as the Shares Owned by any Person constitute 15% or more of the share capital registered in the Commercial Register (excluding treasury shares), such Person shall be entitled to cast votes at any General Meeting of Shareholders in the aggregate equal to one vote less than 15% of all the number of votes conferred by all the share capital registered in the Commercial Register (excluding treasury shares).

[3] Der Verwaltungsrat ist befugt, durch Anordnungen oder Vereinbarungen Zivilrechtlichen Personen die 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) halten, das Recht einräumen, für jede Generalversammlung ihre Stimmrechte auch über die 15% abzüglich einer Aktie hinaus ausüben zu können. Diese Befugnis umfasst auch die uneingeschränkte Gestattung der Stimmrechtsausübung in bezug auf Aktien, die für den Aktionär mittels Nominee oder Clearing Nominee gehalten werden, sowie die Gestattung der Stimmrechtsausübung in besonderen Fällen, insbesondere im Zusammenhang mit (aber nicht beschränkt auf) Übernahmen von Unternehmen oder Unternehmensteilen. Sofern der Verwaltungsrat keine abweichende Bestimmung trifft, finden die in diesem Artikel 19 Absatz 2 enthaltenen Stimmrechtsbeschränkungen keine Anwendung auf Clearing Nominees.	[3] The Board of Directors may by means of regulations or agreements allow Persons Owning 15% or more of the share capital registered in the Commercial Register (excluding treasury shares) to cast votes at any General Meeting of Shareholders in excess of the aggregate of one vote less than 15%, including without limitation to permit the exercise of voting rights in respect of Shares held on behalf of the Owner thereof by nominees or Clearing Nominees or to permit voting rights in special cases. Unless the Board of Directors determines otherwise, the voting limit contained in para. 2 of this Article 19 shall not apply to Clearing Nominees.

[4] Die in diesem Artikel 19 Absatz 2 enthaltenen Beschränkungen finden keinerlei Anwendung auf die Stimmrechtsausübung nach den statutarischen Bestimmungen betreffend Vertreter institutioneller Aktionäre.	[4] The limitation contained in para. 2 of this Article 19 shall not apply to the exercise of voting rights pursuant to the statutory rules on institutional shareholder representatives.

Artikel 20: Beschlüsse und Wahlen: Mehrheitserfordernisse	Article 20: Resolutions and Elections: Voting Requirements

[1] Die Generalversammlung fasst Beschlüsse und entscheidet Wahlen, soweit das Gesetz oder diese Statuten es nicht anders bestimmen, mit der relativen Mehrheit der abgegebenen Aktienstimmen (wobei Enthaltungen, Broker Nonvotes, leere oder ungültige Stimmen für die Bestimmung des Mehrs nicht berücksichtigt werden).	[1] Unless otherwise required by Swiss statutory law or these Articles of Association, the General Meeting of Shareholders shall take resolutions and decide elections upon a relative majority of the votes cast at the General Meeting of Shareholders (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).

[2] Die Generalversammlung entscheidet über die Wahl von Mitgliedern des Verwaltungsrates nach der Mehrheit der abgegebenen Stimmen. Danach gilt diejenige Person, welche die grösste Zahl der abgegebenen Aktienstimmen für einen Verwaltungsratssitz erhält, für den betreffenden Verwaltungsratssitz gewählt. Aktienstimmen gegen einen Kandidaten, Stimmenthaltungen, Broker Nonvotes, leere oder ungültige Stimmen haben für die Zwecke dieses Artikels 20 Absatz 2 keine Auswirkungen auf die Wahl von Mitgliedern des Verwaltungsrates.	[2] The General Meeting of Shareholders shall decide elections of members of the Board of Directors upon a plurality of the votes cast at the General Meeting of Shareholders. A plurality means that the individual who receives the largest number of votes for a board seat is elected to that board seat. Votes against any candidate, abstentions, broker nonvotes, blank or invalid ballots shall have no impact on the election of members of the Board of Directors under this Article 20 para. 2.

3 Für die Abwahl von amtierenden Mitgliedern des Verwaltungsrates gelten das Mehrheitserfordernis gemäss Artikel 21 Absatz 2(e) sowie das Präsenzquorum von Artikel 22 Absatz 2(a).	[3] For the removal of a serving member of the Board of Directors, the voting requirement set forth in Article 21 para. 2(e) and the presence quorum set forth in Article 22 para. 2(a) shall apply.

[4] Die Abstimmungen und Wahlen erfolgen offen, es sei denn, dass die Generalversammlung schriftliche Abstimmung respektive Wahl beschliesst oder der Vorsitzende der Generalversammlung dies anordnet. Der Vorsitzende der Generalversammlung kann Abstimmungen und Wahlen auch mittels elektronischem Verfahren durchführen lassen. Elektronische Abstimmungen und Wahlen sind schriftlichen Abstimmen und Wahlen gleichgestellt.	[4] Resolutions and elections shall be decided by a show of hands, unless a written ballot is resolved by the General Meeting of Shareholders or is ordered by the acting chair of the General Meeting of Shareholders. The acting chair may also hold resolutions and elections by use of an electronic voting system. Electronic resolutions and elections shall be considered equal to resolutions and elections taken by way of a written ballot.

[5] Der Vorsitzende der Generalversammlung kann eine offene Wahl oder Abstimmung immer durch eine schriftliche oder elektronische wiederholen lassen, sofern seiner Ansicht nach Zweifel am Abstimmungsergebnis bestehen. In diesem Fall gilt die vorausgegangene offene Wahl oder Abstimmung als nicht erfolgt.	[5] The chair of the General Meeting of Shareholders may at any time order that an election or resolution decided by a show of hands be repeated by way of a written or electronic ballot if he considers the vote to be in doubt. The resolution or election previously held by a show of hands shall then be deemed to have not taken place.

Artikel 21: Besonderes Stimmen Quorum	Article 21: Special Vote

[1] Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der an der Generalversammlung vertretenen Aktien sowie die absolute Mehrheit des vertretenen Aktiennennwertes, auf sich vereinigt, ist erforderlich für:	[1] The approval of at least two-thirds of the Shares represented at a General Meeting of Shareholders and the absolute majority of the par value of such Shares, shall be required for resolutions with respect to:

(a) Die Ergänzung oder Änderung des Gesellschaftszweckes gemäss Artikel 2 dieser Statuten;	(a) the amendment or modification of the purpose of the Company as described in Article 2 of these Articles of Association;

(b) die Einführung von Stimmrechtsaktien;	(b) the creation of shares with voting power greater than the Shares;

(c) die Beschränkung der Übertragbarkeit der Aktien und die Änderung oder Aufhebung einer solche Beschränkung;	(c) the restriction on the transferability of Shares and the modification or removal of such restriction;

(d) die Beschränkung der Ausübung des Stimmrechts und die Änderung oder Aufhebung einer solchen Beschränkung;	(d) the restriction on the exercise of the right to vote and the modification or removal of such restriction;

(e) eine Änderung des genehmigten oder bedingten Aktienkapitals, ausgenommen davon sind Aktienkapitalerhöhungen gemäss Artikel 6 Absatz 1 und Artikel 7 Absatz 1;	(e) a change to the authorized or conditional share capital, other than increases in share capital permitted by Article 6 para. 1 and Article 7 para. 1;

(f) die Kapitalerhöhung (i) aus Eigenkapital, (ii) gegen Sacheinlage oder zwecks Sachübernahme oder (iii) die Gewährung von besonderen Vorteilen;	(f) an increase in share capital through (i) the conversion of capital surplus, (ii) contribution in kind or for purposes of an acquisition of assets, or (iii) the granting of special privileges upon a capital increase;

(g) die Einschränkung oder Aufhebung des Bezugsrechts oder des Vorwegzeichnungsrechtes;	(g) the limitation on or withdrawal of preemptive or preferential subscription rights;

(h) die Verlegung des Sitzes der Gesellschaft;	(h) the relocation of the registered office of the Company;

(i) die Fusion im Wege der Absorption einer anderen Gesellschaft vorbehaltlich der zusätzlichen Voraussetzungen unter Artikel 21 Absatz 3 dieser Statuten und im Rahmen der gesetzlichen Vorgaben schweizerischen Rechts;
(i) subject to Article 21 para. 3 of these Articles of Association and as far as required by Swiss statutory law, the merger by way of absorption of another company;

(j) die Auflösung der Gesellschaft; und	(j) the dissolution of the Company; and

(k) jede Änderung dieses Artikels 21 Absatz 1.	(k) any change to this Article 21 para. 1.

[2] Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der Gesamtstimmen ist erforderlich für:	[2] The approval of at least two-thirds of the Total Voting Shares shall be required for:

(a) Jede Änderung von Artikel 16 dieser Statuten;	(a) any change to Article 16 of these Articles of Association;

(b) jede Änderung von Artikel 20 dieser Statuten;	(b) any change to Article 20 of these Articles of Association;

(c) jede Änderung dieses Artikels 21 Absatz 2;	(c) any change to this Article 21 para. 2;

(d) jede Änderung von Artikel 22, 23, 24 oder 25 dieser Statuten; und	(d) any change to Article 22, 23, 24 or 25 of these Articles of Association; and

(e) die Abwahl eines amtierenden Mitglieds des Verwaltungsrates.	(e) a resolution with respect to the removal of a serving member of the Board of Directors.

[3] Zusätzlich zu etwaigen benötigten Zustimmungserfordernissen ist ein Beschluss der Generalversammlung mit einer Mehrheit, die mindestens die Summe von: (i) zwei Drittel der Gesamtstimmen; zuzüglich (ii) einer Zahl von stimmberechtigten Aktien, die einem Drittel der von Nahestehenden Aktionären (wie in Artikel 35 dieser Statuten definiert) gehaltenen Aktienstimmen entspricht, auf sich vereinigt, erforderlich für (1) jeden Zusammenschluss der Gesellschaft mit einem Nahestehenden Aktionär innerhalb eines Zeitraumes von drei Jahren, seitdem diese Zivilrechtliche Person zu einem Nahestehenden Aktionär wurde, (2) jede Änderung von Artikel 12(f) dieser Statuten oder (3) jede Änderung von diesem Artikel 21 Absatz 3 dieser Statuten (einschliesslich der dazugehörigen Definitionen in Artikel 35 dieser Statuten). Das im vorangehenden Satz aufgestellte Zustimmungserfordernis ist jedoch nicht anwendbar falls:	3 In addition to any approval that may be required under applicable law, the approval of a majority at least equal to the sum of: (i) two-thirds of the Total Voting Shares; plus (ii) a number of Shares entitled to vote that is equal to one-third of the number of Shares entitled to vote held by Interested Shareholders (as defined in Article 35 of these Articles of Association), shall be required for the Company to (1) engage in any Business Combination with an Interested Shareholder for a period of three years following the time that such Person became an Interested Shareholder, (2) amend Article 12(f) of these Articles of Association or (3) amend this Article 21 para. 3 of these Articles of Association (including any of definitions pertaining thereto as set forth in Article 35 of these Articles of Association); provided, however, that the approval requirement in the preceding sentence shall not apply if:

(a) der Verwaltungsrat, bevor diese Zivilrechtliche Person zu einem Nahestehenden Aktionär wurde, entweder den Zusammenschluss oder eine andere Transaktion genehmigte, als Folge derer diese Person zu einem Nahestehenden Aktionär wurde;
(a) prior to such time that such Person became an Interested Shareholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such Person becoming an Interested Shareholder;

(b) nach Vollzug der Transaktion, als Folge derer diese Zivilrechtliche Person zu einem Nahestehenden Aktionär wurde, der Nahestehende Aktionär unmittelbar vor Beginn der betreffenden Transaktion mindestens 85% der Gesamtstimmen hält, wobei zur Bestimmung der Anzahl der allgemein stimmberechtigten Aktien (nicht jedoch zur Bestimmung der durch den Nahestehenden Aktionär gehaltenen Aktien) folgende Aktien nicht zu berücksichtigen sind: Aktien, (x) welche von Zivilrechtlichen Personen gehalten werden, die sowohl Verwaltungsrats- wie Geschäftsleitungsmitglieder sind, und (y) welche für Mitarbeiteraktienpläne reserviert sind, soweit die diesen Plänen unterworfenen Mitarbeiter nicht das Recht haben, unter Wahrung der Vertraulichkeit darüber zu entscheiden, ob Aktien, die dem betreffenden Mitarbeiteraktienplan unterstehen, in einem Übernahme- oder Austauschangebot angedient werden sollen oder nicht;
(b) upon consummation of the transaction which resulted in such Person becoming an Interested Shareholder, the Interested Shareholder Owned at least 85% of the Total Voting Shares at the time the transaction commenced, excluding for purposes of determining such number of Shares then in issue (but not for purposes of determining the Shares Owned by the Interested Shareholder), those Shares Owned (x) by Persons who are both members of the Board of Directors and officers of the Company and (y) by employee share plans in which employee participants do not have the right to determine confidentially whether Shares held subject to the plan will be tendered in a tender or exchange offer;

(c) eine Zivilrechtliche Person unbeabsichtigterweise zu einem Nahestehenden Aktionär wird und (x) das Eigentum an einer genügenden Anzahl Aktien sobald als möglich veräussert, so dass sie nicht mehr länger als Nahestehender Aktionär qualifiziert und (y) zu keinem Zeitpunkt während der drei dem Zusammenschluss zwischen der Gesellschaft und dieser Zivilrechtlichen Person unmittelbar vorangehenden Jahren als Nahestehender Aktionär gegolten hätte, ausgenommen aufgrund des unbeabsichtigten Erwerbs der Eigentümerschaft.
(c) a Person becomes an Interested Shareholder inadvertently and (x) as soon as practicable divests itself of Ownership of sufficient Shares so that such Person ceases to be an Interested Shareholder and (y) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Person, have been an Interested Shareholder but for the inadvertent acquisition of Ownership; or

(d) der Zusammenschluss vor Vollzug oder Verzicht auf und nach öffentlicher Bekanntgabe oder der nach diesem Abschnitt erforderlichen Mitteilung (was auch immer früher erfolgt) eine(r) beabsichtigten Transaktion vorgeschlagen wird, welche (i) eine der Transaktionen im Sinne des zweiten Satzes dieses Artikels 21 Absatz 3(d) darstellt; (ii) mit oder von einer Zivilrechtlichen Person abgeschlossen wird, die entweder während den letzten drei Jahren kein Nahestehender Aktionär war oder die mit der Genehmigung des Verwaltungsrates zu einem Nahestehenden Aktionär wurde; und (iii) von einer Mehrheit der dannzumal amtierenden Mitglieder des Verwaltungsrates (aber mindestens einem) genehmigt oder nicht abgelehnt wird, die entweder bereits Verwaltungsratsmitglieder waren, bevor in den drei vorangehenden Jahren irgendeine Zivilrechtliche Person zu einem Nahestehenden Aktionär wurde, oder die auf Empfehlung einer Mehrheit solcher Verwaltungsratsmitglieder als deren Nachfolger zur Wahl vorgeschlagen wurden. Die im vorangehenden Satz erwähnten beabsichtigen Transaktionen sind auf folgende beschränkt: (x) eine Fusion oder eine andere Form des Zusammenschlusses der Gesellschaft (mit Ausnahme einer Fusion, welche keine Genehmigung durch die Generalversammlung der Gesellschaft voraussetzt); (y) ein Verkauf, eine Vermietung oder eine Verpachtung ein Tausch, hypothekarische Belastung, Verpfändung, Übertragung oder anderweitige Verfügung (ob in einer oder mehreren Transaktionen), von Vermögenswerten der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird (jedoch nicht an eine direkt oder indirekt zu 100% gehaltene Konzerngesellschaft oder an die Gesellschaft), soweit diese Vermögenswerte einen Marktwert von 50% oder mehr entweder des auf konsolidierter Basis aggregierten Marktwertes aller Vermö
(d) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article 21 para. 3(d); (ii) is with or by a Person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any Person becoming an Interested Shareholder during the previous three years or were recommended for election to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company (except for a merger in respect of which no vote of the Company’s shareholders is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority- Owned subsidiary of the Company (other than to any direct or indirect wholly Owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the Shares registered in the Commercial Register; or (z) a proposed tender or exchange offer for 50% or more of the Total Voting Shares. The Company shall give not less than 20 calendar days’ notice to all Interested Shareholders as well as to the other

genswerte der Gesellschaft oder des aggregierten Marktwertes aller dann im Handelsregister eingetragenen Aktien (die eigenen Aktien der Gesellschaft davon ausgenommen), unabhängig davon, ob eine dieser Transaktionen Teil einer Auflösung der Gesellschaft ist oder nicht; oder (z) ein vorgeschlagenes Übernahme- oder Umtauschangebot für 50% oder mehr der Gesamtstimmen der Gesellschaft. Die Gesellschaft muss Nahestehenden Aktionären sowie den übrigen Aktionären den Vollzug einer der unter (x) oder (y) des zweiten Satzes dieses Artikels 21 Absatz 3(d) erwähnten Transaktionen mindestens 20 Kalendertage vorher mitteilen	shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Article 21 para. 3(d).

Artikel 22: Präsenzquorum	Article 22: Presence Quorum

[1] Jede Beschlussfassung oder Wahl setzt zu ihrer Gültigkeit im Zeitpunkt der Konstituierung der Generalversammlung ein Präsenzquorum von Aktionären, welche mindestens die Mehrheit aller Gesamtstimmen vertritt, voraus. Die Aktionäre können mit der Behandlung der Traktanden fortfahren, selbst wenn Aktionäre nach Bekanntgabe des Quorums durch den Vorsitzenden die Generalversammlung verlassen.	[1] The adoption of any resolution or election requires the presence of at least a majority of the Total Voting Shares at the time when the General Meeting of Shareholders proceeds to business. The shareholders present at a General Meeting of Shareholders may continue to transact business, despite the withdrawal of shareholders from such General Meeting of Shareholders following announcement of the presence quorum at that meeting.

[2] Die nachfolgend aufgeführten Angelegenheiten erfordern zum Zeitpunkt der Konstituierung der Generalversammlung ein Präsenzquorum von Aktionären, welche mindestens zwei Drittel Gesamtstimmen vertreten:	[2] The matters set forth below require the presence of at least two-thirds of the Total Voting Shares at the time when the General Meeting of Shareholders proceeds to business:

(a) Die Beschlussfassung über die Abwahl eines amtierenden Verwaltungsratsmitglieds (Artikel 20 Absatz 3 und 21 Absatz 2(e) dieser Statuten); und	(a) the adoption of a resolution to remove a serving member of the Board of Directors (Articles 20 para. 3 and 21 para. 2(e) of these Articles of Association); and

(b) die Beschlussfassung, diesen Artikel 22 oder Artikel 12(f), 20, 21, 23, 24 oder 25 dieser Statuten zu ändern, zu ergänzen, nicht anzuwenden oder ausser Kraft zu setzen	(b) the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel this Article 22 or Articles 12(f), 20, 21, 23, 24 or 25 of these Articles of Association.

B. Verwaltungsrat	B. Board of Directors

Artikel 23: Anzahl Verwaltungsräte	Article 23: Number of Directors

[1] Der Verwaltungsrat besteht aus mindestens drei und höchstens neun Mitgliedern.	[1] The Board of Directors shall consist of no less than three and no more than nine members.

[2] Sollte die Anzahl der Verwaltungsräte unter die in diesen Statuten vorgesehene Mindestanzahl fallen, kann die Ernennung neuer Verwaltungsratsmitglieder	[2] Should the number of the members of Board of Directors fall under the minimum number provided for in these Articles of Association, the completion of the Board of Directors may be deferred until the next Annual General Meeting.

zur Vervollständigung des Verwaltungsrats bis zur nächsten ordentlichen Generalversammlung aufgeschoben werden.

Artikel 24: Amtsdauer	Article 24: Term of Office

[1] Die Verwaltungsräte werden vom Verwaltungsrat in drei Klassen aufgeteilt, welche als Klasse I, Klasse II und Klasse III bezeichnet werden. An jeder ordentlichen Generalversammlung soll jede Klasse Verwaltungsräte, deren Amtsdauer abläuft, für eine Amtsdauer von drei Jahren bzw. bis zur Wahl eines Nachfolgers in sein Amt gewählt werden.	[1] The Board of Directors shall divide its members into three classes, designated Class I, Class II and Class III. At each Annual General Meeting, each class of the members of the Board of Directors whose term shall then expire shall be elected to hold office for a three-year term or until the election of their respective successor in office.

[2] Der Verwaltungsrat legt die Reihenfolge der Wiederwahl fest, wobei die erste Amtszeit einer bestimmten Klasse von Verwaltungsräten auch weniger als drei Jahre betragen kann. Für die Zwecke dieser Bestimmung ist unter einem Jahr der Zeitabschnitt zwischen zwei ordentlichen Generalversammlungen zu verstehen.	[2] The Board of Directors shall establish the order of rotation, whereby the first term of office of members of a particular class may be less than three years. For purposes of this provision, one year shall mean the period between two Annual General Meetings.

[3] Wenn ein Verwaltungsratsmitglied vor Ablauf seiner Amtsdauer aus welchen Gründen auch immer ersetzt wird, endet die Amtsdauer des an seiner Stelle gewählten neuen Verwaltungsratsmitgliedes mit dem Ende der Amtsdauer seines Vorgängers.	3 If, before the expiration of his term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.

Artikel 25: Organisation des Verwaltungsrats, Entschädigung	Article 25: Organization of the Board, Remuneration

[1] Der Verwaltungsrat wählt aus seiner Mitte einen Verwaltungsratspräsidenten. Er kann einen oder mehrere Vizepräsidenten wählen. Er bestellt weiter einen Sekretär, welcher nicht Mitglied des Verwaltungsrates sein muss. Der Verwaltungsrat regelt unter Einhaltung der Bestimmungen des Gesetzes und dieser Statuten die Einzelheiten seiner Organisation in einem Organisationsreglement.	[1] The Board of Directors shall elect from among its members a Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in By-Laws.

[2] Die Mitglieder des Verwaltungsrates haben Anspruch auf Ersatz ihrer im Interesse der Gesellschaft aufgewendeten Auslagen sowie auf eine ihrer Tätigkeit und Verantwortung entsprechende Entschädigung, deren Betrag der Verwaltungsrat auf Antrag eines Ausschusses des Verwaltungsrates festlegt.	[2] The members of the Board of Directors shall be entitled to reimbursement of all expenses incurred in the interest of the Company, as well as remuneration for their services that is appropriate in view of their functions and responsibilities. The amount of the remuneration shall be determined by the Board of Directors upon recommendation by a committee of the Board of Directors.

3 Im Rahmen des gesetzlich Zulässigen, hält die Gesellschaft gegenwärtige und ehemalige Mitglieder des Verwaltungsrates und der Geschäftsleitung sowie deren Erben, Konkurs- oder Nachlassmassen aus Gesellschaftsmitteln für Kosten, -Abgaben, Verluste, Schäden und Auslagen aus drohenden, hängigen oder abge	[3] The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former members of the Board of Directors and officers, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits or proceedings —

schlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf- oder verwaltungsrechtlicher oder anderer Natur schadlos, welche ihnen oder ihren Erben, Konkurs- oder Nachlassmassen entstehen aufgrund von tatsächlichen oder behaupteten Handlungen, Zustimmungen oder Unterlassungen anlässlich oder im Zusammenhang mit der Ausübung ihrer Pflichten oder behaupteten Pflichten oder aufgrund der Tatsache, dass sie Mitglieder des Verwaltungsrates oder der Geschäftsleitung der Gesellschaft sind oder waren oder auf Aufforderung der Gesellschaft als Mitglied des Verwaltungsrates, der Geschäftsleitung oder als Arbeitnehmer oder Agent einer anderen Gesellschaft, einer nicht- rechtsfähigen Personengesellschaft, eines Joint Ventures, eines Trusts oder einer sonstigen Geschäftseinheit sind oder waren.	whether civil, criminal, administrative or investigative — and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the Board of Directors or officer of the Company, or while serving as a member of the Board of Director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

[4] Ohne den vorangehenden Absatz 3 dieses Artikels 25 einzuschränken, bevorschusst die Gesellschaft gegenwärtigen und ehemaligen Mitgliedern des Verwaltungsrates und der Geschäftsleitung Gerichts- und Anwaltskosten. Die Gesellschaft kann solche Vorschüsse zurückfordern, wenn ein zuständiges Gericht oder eine zuständige Verwaltungsbehörde in einem endgültigen, nicht weiterziehbaren Urteil bzw. Entscheid zum Schluss kommt, dass eine der genannten Zivilrechtlichen Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.	[4] Without limiting the foregoing para. 3 of this Article 25, the Company shall advance court costs and attorneys’ fees to the existing and former members of the Board of Directors and officers. The Company may however recover such advanced costs if any of said Persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a Director of officer.

Artikel 26: Befugnisse des Verwaltungsrats	Article 26: Specific Powers of the Board

[1] Der Verwaltungsrat hat die in Artikel 716a OR statuierten unübertragbaren und unentziehbaren Aufgaben, insbesondere:	[1] The Board of Directors has the non-delegable and inalienable duties as specified in Article 716a CO, in particular:

(a) die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;	(a) the ultimate direction of the business of the Company and the issuance of the required directives;

(b) die Festlegung der Organisation der Gesellschaft; und	(b) the determination of the organization of the Company; and

(c) die Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen	(c) the ultimate supervision of the individuals entrusted with management duties, in particular with regard to compliance with law, these Articles of Association, By-Laws, regulations and directives.

[2] Der Verwaltungsrat kann überdies in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz oder Statuten der Generalversammlung zugeteilt sind.	2 In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.

[3] Der Verwaltungsrat kann Beteiligungspläne der Gesellschaft der Generalversammlung zur Genehmigung vorlegen.	[3] The Board of Directors may submit benefit or incentive plans of the Company to the General Meeting of Shareholders for approval.

Artikel 27: Kompetenzdelegation	Article 27: Delegation of Powers

Der Verwaltungsrat kann unter Vorbehalt von Artikel 26 Absatz 1 dieser Statuten sowie des OR die Geschäftsführung nach Massgabe eines Organisationsreglements ganz oder teilweise an eines oder mehrere seiner Mitglieder, an einen oder mehrere Ausschüsse des Verwaltungsrates oder an Dritte übertragen.	Subject to Article 26 para. 1 of these Articles of Association and the applicable provisions of the CO, the Board of Directors may delegate the management of the Company in whole or in part to individual directors, one or more committees of the Board of Directors or to persons other than Directors pursuant to By-Laws.

Artikel 28: Sitzung des Verwaltungsrats	Article 28: Meeting of the Board of Directors

[1] Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, ist zur gültigen Beschlussfassung über Geschäfte des Verwaltungsrates die Anwesenheit einer Mehrheit der Mitglieder des gesamten Verwaltungsrates notwendig. Kein Präsenzquorum ist erforderlich für die Feststellungsbeschlüsse des Verwaltungsrates im Zusammenhang mit Kapitalerhöhungen und die entsprechenden Statutenanpassungen.	[1] Except as otherwise set forth in By-Laws of the Board of Directors, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

[2] Der Verwaltungsrat fasst seine Beschlüsse mit einer Mehrheit der von den anwesenden Verwaltungsräten abgegebenen Stimmen, vorausgesetzt, das Präsenzquorum von Absatz 1 dieses Artikels 28 ist erfüllt. Der Verwaltungsratspräsident hat bei Stimmengleichheit keinen Stichentscheid.	[2] The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of para. 1 of this Article 28 is satisfied. The Chairman shall have no casting vote.

Artikel 29: Zeichnungsberechtigung	Article 29: Signature Power

Die rechtsverbindliche Vertretung der Gesellschaft durch Mitglieder des Verwaltungsrates und durch Dritte wird in einem Organisationsreglement festgelegt.	The due and valid representation of the Company by members of the Board of Directors and other persons shall be set forth in By-Laws.

C. Revisionsstelle	C. Auditor

Artikel 30: Amtsdauer, Befugnisse und Pflichten	Article 30: Term, Power, Duties

[1] Die Revisionsstelle wird von der ordentlichen Generalversammlung gewählt und es obliegen ihr die vom Gesetz zugewiesenen Befugnisse und Pflichten.	[1] The auditor shall be elected by the Annual General Meeting and shall have the powers and duties vested in it by law.

[2] Die Amtsdauer der Revisionsstelle beginnt am Tage der Wahl an einer ordentlichen Generalversammlung und endet am Tage der Wiederwahl der aktuellen Revisionsstelle oder am Tag der Wahl einer anderen Revisionsstelle als Nachfolgerin der bisherigen Revisionsstelle.	[2] The term of office of the auditor shall commence on the day of election at an Annual General Meeting and terminate on the day that auditor is re-elected or that auditor’s successor is elected.

IV. Jahresrechnung, Konzernrechnung und Gewinnverteilung	IV. Annual Statutory Financial Statements, Consolidated Financial Statements and Profit; Allocation

Gewinnverteilung

Artikel 31: Geschäftsjahr	Article 31: Fiscal Year

Der Verwaltungsrat legt das Geschäftsjahr fest.	The Board of Directors determines the fiscal year.

Artikel 32: Verteilung des Bilanzgewinns, Reserven	Article 32: Allocation of Profit Shown on the Annual Statutory Balance Sheet, Reserves

[1] Über den Bilanzgewinn verfügt die Generalversammlung im Rahmen der anwendbaren gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet der Generalversammlung seine Vorschläge betreffend die Behandlung sämtlicher Zuweisungen.	[1] The profit shown on the annual statutory balance sheet shall be allocated by the General Meeting of Shareholders in accordance with applicable law. The Board of Directors shall submit its proposals with respect to the treatment of any allocation to the General Meeting of Shareholders.

[2] Neben der gesetzlichen Reserve können weitere Reserven geschaffen werden.	[2] Further reserves may be taken in addition to the reserves required by law.

[3] Dividenden, welche nicht innerhalb von fünf Jahren nach ihrem Auszahlungsdatum bezogen werden, fallen an die Gesellschaft und werden in die allgemeinen gesetzlichen Reserven verbucht.	[3] Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.

V. Auflösung, Liquidation	V. Winding-up and Liquidation

Artikel 33: Auflösung und Liquidation	Article 33: Winding-up and Liquidation

[1] Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.	[1] The General Meeting of Shareholders may at any time resolve on the winding-up and liquidation of the Company pursuant to applicable law and the provisions set forth in these Articles of Association.

[2] Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Zivilrechtlichen Personen übertragen wird.	[2] The liquidation shall be effected by the Board of Directors, unless the General Meeting of Shareholders shall appoint other Persons as liquidators.

[3] Die Liquidation der Gesellschaft erfolgt nach Massgabe der gesetzlichen Vorschriften.	[3] The liquidation of the Company shall be effectuated pursuant to the statutory provisions.

[4] Nach erfolgter Tilgung der Schulden wird das Vermögen nach Massgabe der eingezahlten Beträge unter die Aktionäre verteilt, soweit diese Statuten nichts anderes vorsehen.	[4] Upon discharge of all liabilities, the assets of the Company shall be distributed to the shareholders pursuant to the amounts paid-up, unless these Articles of Association provide otherwise.

VI. Bekanntmachungen, Mitteilungen	VI. Announcements, Communications

Artikel 34: Bekanntmachungen, Mitteilungen	Article 34: Announcements, Communications

[1] Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt.	[1] The official means of publication of the Company shall be the Swiss Official Gazette of Commerce.

[2] Soweit keine individuelle Benachrichtigung durch das Gesetz, börsengesetzliche Bestimmungen oder diese Statuten verlangt wird, gelten sämtliche Mitteilungen an die Aktionäre als gültig erfolgt, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht worden sind. Schriftliche Bekanntmachungen der Gesellschaft an die Aktionäre werden auf dem ordentlichen Postweg an die letzte im Aktienbuch verzeichnete Adresse des Aktionärs oder des bevollmächtigten Empfängers geschickt. Finanzinstitute, welche Aktien für wirtschaftlich Berechtigte halten und entsprechend im Aktienbuch eingetragen sind, gelten als bevollmächtigte Empfänger.	2 To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

VII. Verbindlicher Originaltext	VII. Original Language

Falls sich zwischen der deutsch- und der englischsprachigen Fassung dieser Statuten Differenzen ergeben, hat die deutschsprachige Fassung Vorrang.	In the event of deviations between the German and English version of these Articles of Association, the German text shall prevail.

VIII. Definitionen	VIII. Definitions

Artikel 35: Definitionen	Article 35: Definitions

Aktie	Shares

Der Begriff Aktie(n) hat die in Artikel 4 dieser Statuten aufgeführte Bedeutung.	The term Share(s) has the meaning assigned to it in Article 4 of these Articles of Association.

Ausserordentliche Generalversammlung	Extraordinary General Meeting

Der Begriff ausserordentliche Generalversammlung hat die in Artikel 14 Absatz 1 dieser Statuten aufgeführte Bedeutung.	The term Extraordinary General Meeting has the meaning assigned to it in Article 14 para. 1 of these Articles of Association.

Clearing Nominee	Clearing Nominee

Clearing Nominee bedeutet Nominees von Clearing Gesellschaften für Aktien (wie beispielsweise Cede & Co., der Nominee der Depository Trust Company, eine US securities and clearing agency), im Einklang mit den durch den Verwaltungsrat erlassenen Bestimmungen.	Clearing Nominee means nominees of clearing organizations for the Shares (such as Cede & Co., the nominee of the Depository Trust Company, a United States securities depositary and clearing agency) in accordance with regulations issued by the Board of Directors.

Eigentümer	Owner

Eigentümer(in), unter Einschluss der Begriffe Eigentum, halten, gehalten, Eigentümerschaft oder ähnlicher Begriffe, bedeutet, wenn verwendet mit Bezug auf Aktien, jede Zivilrechtliche Person, welche allein oder zusammen mit oder über Nahestehende Gesellschaften oder Nahestehende Personen:	Owner, including the terms Own, Owned and Ownership when used with respect to any Shares means a Person that individually or with or through any of its Affiliates or Associates:

(a) wirtschaftliche Eigentümerin dieser Aktien ist, ob direkt oder indirekt;	(a) beneficially Owns such Shares, directly or indirectly;

(b) (1) das Recht hat, aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Tausch-, Bezugs- oder Optionsrechts oder anderweitig Aktien zu erwerben (unabhängig davon, ob dieses Recht sofort ausübbar ist oder nur nach einer gewissen Zeit); vorausgesetzt, dass eine Person nicht als Eigentümerin derjenigen Aktien gelten soll, die im Rahmen eines Übernahme- oder Umtauschangebots, das diese Zivilrechtliche Person oder eine dieser Zivilrechtlichen Person Nahestehende Gesellschaft oder Nahestehende Person gemacht hat, angedient werden, bis diese Aktien verbindlich zum Kauf oder Tausch akzeptiert werden; oder (2) das Recht hat, die Stimmrechte dieser Aktien aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung auszuüben; vorausgesetzt, dass eine Zivilrechtliche Person nicht als Eigentümerin von Aktien gilt, sofern ihr Recht, das Stimmrecht auszuüben auf einem Vertrag, einer Absprache oder einer anderen Vereinbarung beruht, welche(r) nur aufgrund einer widerruflichen Vollmacht (proxy) oder Zustimmung zustande gekommen ist, die in Erwiderung auf eine an 10 oder mehr Zivilrechtliche Personen gemachte diesbezügliche Aufforderung ergangen ist; oder
(b) has (1) the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Owner of Shares tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Shares are accepted for purchase or exchange; or (2) the right to vote such Shares pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Shares because of such Person’s right to vote such Shares if the agreement, arrangement or understanding to vote such Shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or

(c) zwecks Erwerbs, Haltens, Stimmrechtsausübung (mit Ausnahme der Stimmrechtsausübung aufgrund einer widerruflichen Vollmacht (proxy) oder Zustimmung wie in diesen Statuten umschrieben) oder Veräusserung dieser Aktien mit einer anderen Person in einen Vertrag, eine Absprache oder eine andere Vereinbarung getreten ist, die direkt oder indirekt entweder selbst oder über ihr Nahestehende Gesellschaften oder Nahestehende Personen wirtschaftlich Eigentümerin dieser Aktien ist.
(c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in these Articles of Association), or disposing of such Shares with any other Person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such Shares.

Generalversammlung	General Meeting of Shareholders

Der Begriff Generalversammlung hat die in Artikel 15 Absatz 1 dieser Statuten aufgeführte Bedeutung.	The term General Meeting of Shareholders has the meaning assigned to it in Article 15 para. 1 of these Articles of Association.

Gesamtstimmen	Total Voting Shares

Der Begriff “Gesamtstimmen” bedeutet die Gesamtzahl aller an einer Generalversammlung stimmberechtigen Aktien unabhängig davon, ob die stimmberechtigten Aktien an der Generalversammlung vertreten sind oder nicht.	Total Voting Shares means the total number of Shares entitled to vote at a General Meeting of Shareholders whether or not represented at such meeting.

Gesellschaft	Company

Der Begriff Gesellschaft hat die in Artikel 1 dieser Statuten aufgeführte Bedeutung.	The term Company has the meaning assigned to it in Article 1 of these Articles of Association.

Kontrolle	Control

Kontrolle, einschliesslich die Begriffe kontrollierend, kontrolliert von und unter gemeinsamer Kontrolle mit, bedeutet die Möglichkeit, direkt oder indirekt auf die Geschäftsführung und die Geschäftspolitik einer Person Einfluss zu nehmen, sei es aufgrund des Haltens von Stimmrechten, eines Vertrags oder auf andere Weise. Eine Person, welche 20% oder mehr der ausgegebenen oder ausstehenden Stimmrechte einer Kapitalgesellschaft, rechts- oder nicht- rechtsfähigen Personengesellschaft oder eines anderen Rechtsträgers hält, hat mangels Nachweises des Gegenteils unter Anwendung des Beweismasses der überwiegenden Wahrscheinlichkeit der Beweismittel vermutungsweise Kontrolle über einen solchen Rechtsträger. Ungeachtet des Voranstehenden gilt diese Vermutung der Kontrolle nicht, wenn eine Person in Treu und Glauben und nicht zur Umgehung dieser Bestimmung Stimmrechte als Stellvertreter (agent), Bank, Börsenmakler (broker), Nominee, Depotbank (custodian) oder Treuhänder (trustee) für einen oder mehrere Eigentümer hält, die für sich allein oder zusammen als Gruppe keine Kontrolle über den betreffenden Rechtsträger haben.	Control, including the terms controlling, controlled by and under common control with, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the Ownership of voting shares, by contract, or otherwise. A Person who is the Owner of 20% or more of the issued or outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have control of such entity.

Mit Umwandlungsrechten verbundene Obligationen	Rights-Bearing Obligations

Der Begriff mit Umwandlungsrechten verbundenen Obligationen hat die in Artikel 7 Absatz 1(a) dieser Statuten aufgeführte Bedeutung.	The term Rights-Bearing Obligations has the meaning assigned to it in Article 7 para. 1(a) of these Articles of Association.

Nahestehender Aktionäre	Interested Shareholder

Nahestehender Aktionär bedeutet jede Person (unter Ausschluss der Gesellschaft oder jeder direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird), (i) die Eigentümerin von 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenommen) ist, oder (ii) die als Nahestehende Gesellschaft oder Nahestehende Person anzusehen ist und irgendwann in den drei unmittelbar vorangehenden Jahren vor dem Zeitpunkt, zu dem bestimmt werden muss, ob diese Person ein Nahestehender Aktionär ist, Eigentümerin von 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals (die eigenen Aktien der Gesellschaft davon ausgenom	Interested Shareholder means any Person (other than the Company or any direct or indirect majority-Owned subsidiary of the Company) (i) that is the Owner of 15% or more of the share capital registered in the Commercial Register (excluding treasury shares) or (ii) that is an Affiliate or Associate of the Company and was the Owner of 15% or more of the share capital registered in the Commercial Register (excluding treasury shares) at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder, and also the Affiliates and Associates of such Person; provided, however, that the term Interested Shareholder shall not include any Person whose Ow

men) gewesen ist, ebenso wie jede Nahestehende Gesellschaft und Nahestehende Person dieser Person; vorausgesetzt, dass eine Person nicht als Nahestehender Aktionär gilt, die aufgrund von Handlungen, die ausschliesslich der Gesellschaft zuzurechnen sind, Eigentümerin von Aktien in Überschreitung der 15%- Beschränkung ist; wobei jedoch jede solche Person dann als Nahestehender Aktionär gilt, falls sie später zusätzliche Aktien erwirbt, ausser dieser Erwerb erfolgt aufgrund von weiteren Gesellschaftshandlungen, die weder direkt noch indirekt von dieser Person ausgehen. Zur Bestimmung, ob eine Person ein Nahestehender Aktionär ist, sind die als ausgegeben geltenden Aktien unter Einschluss der von dieser Person gehaltenen Aktien (unter Anwendung des Begriffs “Eigentümer” wie in diesen Statuten definiert) zu berechnen, jedoch unter Ausschluss von nichtausgegebenen Aktien, die aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Bezugs- oder Optionsrechts oder anderweitig ausgegeben werden können.	nership of Shares in excess of the 15% limitation is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such Person acquires additional Shares, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Shareholder, the Shares deemed to be in issue shall include Shares deemed to be Owned by the Person (through the application of the definition of Owner in these Articles of Association) but shall not include any other unissued Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

Nahestehende Gesellschaft	Affiliate

Nahestehende Gesellschaft bedeutet jede Person, die direkt oder indirekt über eine oder mehrere Mittelspersonen eine andere Person kontrolliert, von einer anderen Person kontrolliert wird, oder unter gemeinsamer Kontrolle mit einer anderen Person steht.	Affiliate means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

Nahestehende Person	Associate

Nahestehende Person bedeutet, wenn verwendet zur Bezeichnung einer Beziehung zu einer Zivilrechtlichen Person, (i) jede Kapitalgesellschaft, rechts- oder nicht- rechtsfähige Personengesellschaft oder ein anderer Rechtsträger, von welcher diese Zivilrechtliche Person Mitglied des Leitungs- oder Verwaltungsorgans, der Geschäftsleitung oder Gesellschafter ist oder von welcher diese Person, direkt oder indirekt, Eigentümerin von 20% oder mehr einer Kategorie von Aktien oder anderer Anteilsrechte ist, die ein Stimmrecht vermitteln, (ii) jedes Treuhandvermögen (Trust) oder jede andere Vermögenseinheit, an der diese Zivilrechtliche Person wirtschaftlich einen Anteil von 20% oder mehr hält oder in Bezug auf welche diese Zivilrechtliche Person als Verwalter (trustee) oder in ähnlich treuhändischer Funktion tätig ist, und (iii) jeder Verwandte, Ehe- oder Lebenspartner dieser Person, oder jede Verwandte des Ehe- oder Lebenspartners, jeweils soweit diese den gleichen Wohnsitz haben wie diese Person.	Associate, when used to indicate a relationship with any Person, means (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of voting shares, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

OR	CO

Der Begriff OR hat die in Artikel 1 dieser Statuten aufgeführte Bedeutung.	The term CO has the meaning assigned to it in Article 1 of these Articles of Association.

Ordentliche Generalversammlung	Annual General Meeting

Der Begriff ordentliche Generalversammlung hat die in Artikel 13 dieser Statuten aufgeführte Bedeutung.	The term Annual General Meeting has the meaning assigned to it in Article 13 of these Articles of Association.

Organisationsreglement	By-Laws

Das erstmals am [ ] vom Verwaltungsrat erlassene Organisationsreglement, jeweils in seiner aktuellsten Fassung.	The By-Laws first released by the Board of Directors on [ ] in their most recent version.

SEC	SEC

Der Begriff SEC hat die in Artikel 9 Absatz 4 dieser Statuten aufgeführte Bedeutung.	The term SEC has the meaning assigned to it in Article 9 para. 4 of these Articles of Association.

Transfer Agent	Transfer Agent

Der Begriff Transfer Agent hat die in Artikel 8 Absatz 3 dieser Statuten aufgeführte Bedeutung.	The term Transfer Agent has the meaning assigned to it in Article 8 para. 3 of these Articles of Association.

Umwandlungsrechte	Rights

Der Begriff Umwandlungsrechte hat die in Artikel 7 Absatz 1(a) dieser Statuten aufgeführte Bedeutung.	The term Rights has the meaning assigned to it in Article 7 para. 1(a) of these Articles of Association.

Zivilrechtliche Person	Person

Zivilrechtliche Person bedeutet jede natürliche Person, Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder jeder andere Rechtsträger.	Person means any individual, corporation, partnership, unincorporated association or other entity.

Zusammenschluss	Business Combination

Zusammenschluss bedeutet, wenn im Rahmen dieser Statuten in Bezug auf die Gesellschaft oder einen Nahestehenden Aktionär der Gesellschaft verwendet:	Business Combination, when used in these Articles of Association in reference to the Company and any Interested Shareholder of the Company, means:

(a) jede Fusion oder andere Form des Zusammenschlusses der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, mit (1) dem Nahestehenden Aktionär oder (2) einer anderen Kapitalgesellschaft, rechts- oder nicht- rechtsfähigen Personengesellschaft oder einem anderen Rechtsträger, soweit diese Fusion oder
(a) any merger or consolidation of the Company or any direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Shareholder or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation Article 12(f) and Article 21 para. 3

andere Form des Zusammenschlusses durch den Nahestehenden Aktionär verursacht worden ist und als Folge dieser Fusion oder anderen Form des Zusammenschlusses Artikel 12(f) und Artikel 21 Absatz 3 dieser Statuten (sowie jede der dazu gehörigen Definition in diesen Statuten) oder im Wesentlichen gleiche Bestimmungen wie Artikel 12(f) und Artikel 21 Absatz 3 (sowie die dazugehörigen Definitionen in diesen Statuten) auf den überlebenden Rechtsträger nicht anwendbar sind;	of these Articles of Association (including the relevant definitions in these Articles of Association pertaining thereto) or a provision substantially the same as such Article 12(f) and Article 21 para. 3 (including the relevant definitions in these Articles of Association) are not applicable to the surviving entity;

(b) jeder Verkauf, jede Vermietung oder Verpachtung, jeder Tausch, jede hypothekarische Belastung oder andere Verpfändung, Übertragung oder andere Verfügung (ob in einer oder mehreren Transaktionen)von oder über Vermögenswerte(n) der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, an einen Nahestehenden Aktionär (ausser soweit der Zuerwerb unter einer der genannten Transaktionen proportional als Aktionär erfolgt), soweit diese Vermögenswerte einen Marktwert von 10% oder mehr entweder des auf konsolidierter Basis aggregierten Marktwertes aller Vermögenswerte der Gesellschaft oder des aggregierten Marktwertes aller dann ausgegebenen Aktien haben, unabhängig davon, ob eine dieser Transaktionen Teil einer Auflösung der Gesellschaft ist oder nicht;
(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Shares then in issue;

(c) jede Transaktion, die dazu führt, dass die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, Aktien oder Tochtergesellschafts-Aktien an den Nahestehenden Aktionär ausgibt oder überträgt, es sei denn (1) aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien oder Aktien einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, die betreffenden Finanzmarktinstrumente waren zum Zeitpunkt, in dem der Nahestehende Aktionär zu einem solchem wurde, bereits ausgegeben; (2) als Dividende oder Ausschüttung, oder aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien oder Aktien einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, diese Finanzinstrumente werden allen Aktionäre anteilsmässig
(c) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority- Owned subsidiary of the Company of any Shares or shares of such subsidiary to the Interested Shareholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which securities were in issue prior to the time that the Interested Shareholder became such; (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which security is distributed, pro rata, to all shareholders subsequent to the time the Interested Shareholder became such; (3) pursuant to an exchange offer by the Company to purchase Shares made on the same terms to all holders of said Shares; or (4) any issuance or transfer of Shares by the Company; provided, however, that in no case

ausgegeben, nachdem der Nahestehende Aktionär zu einem solchem wurde; (3) gemäss einem Umtauschangebot der Gesellschaft, Aktien von allen Aktionären zu den gleichen Bedingungen zu erwerben; oder (4) aufgrund der Ausgabe oder der Übertragung von Aktien durch die Gesellschaft; vorausgesetzt, dass in keinem der unter (2) bis (4) genannten Fällen der proportionale Anteil des Nahestehenden Aktionärs an den Aktien erhöht werden darf;	under (2)-(4) above shall there be an increase in the Interested Shareholder’s proportionate interest in the Shares;

(d) jede Transaktion, in welche die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, involviert ist, und die direkt oder indirekt dazu führt, dass der proportionale Anteil der vom Nahestehenden Aktionär gehaltenen Aktien, in Aktien wandelbare Obligationen oder Tochtergesellschafts-Aktien erhöht wird, ausser eine solche Erhöhung ist nur unwesentlich und die Folge eines Spitzenausgleichs für Fraktionen oder eines Rückkaufs oder einer Rücknahme von Aktien, soweit diese(r) weder direkt noch indirekt durch den Nahestehenden Aktionär verursacht wurde; oder
(d) any transaction involving the Company or any direct or indirect majority-Owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest in the Shares, or securities convertible into the Shares, or in the shares of any such subsidiary which is Owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any Shares not caused, directly or indirectly, by the Interested Shareholder; or

(e) jede direkte oder indirekte Gewährung von Darlehen, Vorschüssen, Garantien, Bürgschaften, oder garantieähnlichen Verpflichtungen, Pfändern oder anderen finanziellen Begünstigungen (mit Ausnahme einer solchen, die gemäss den Unterabschnitten (a) - (d) dieses Artikels ausdrücklich erlaubt ist sowie einer solchen, die proportional an alle Aktionäre erfolgt) durch die oder über die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, an den Nahestehenden Aktionär.
(e) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (a) - (d) immediately above) provided by or through the Company or any direct or indirect majority-Owned subsidiary of the Company.

IX. Übergangsbestimmung	IX. Transitional Provision

Sacheinlagevertrag	Contribution in Kind Agreement

Die Gesellschaft übernimmt bei der Kapitalerhöhung vom [●] von der Noble Corporation in Grand Cayman, Cayman Islands (“Noble-Cayman”), gemäss Sacheinlagevertrag vom (“Sacheinlagevertrag”) [●] Aktien (ordinary shares) der Noble-Cayman. Diese Aktien werden zu einem Übernahmewert von insgesamt Schweizer Franken [●] übernommen. Als Gegenleistung für diese Sacheinlage gibt die Gesellschaft einem Transfer Agent, handelnd auf Rechnung der Aktionäre der Noble-Cayman im Zeitpunkt unmittelbar vor Vollzug des Sacheinlagevertrages und im Namen und auf Rechnung der Noble-Cayman, insgesamt [●] voll ein	In connection with the capital increase of [●], and in accordance with the contribution in kind agreement dated as of [●] (the “Contribution in Kind Agreement”), the Company acquires [●] ordinary shares of Noble Corporation, Grand Cayman, Cayman Islands (“Noble- Cayman”). The shares of Noble-Cayman have a total value of Swiss Francs [●]. As consideration for this contribution, the Company issues to an exchange agent, acting for the account of the holders of ordinary shares of Noble-Cayman outstanding immediately prior to the completion of the Contribution in Kind Agreement and in the name and the account of

bezahlte Aktien mit einem Nennwert von insgesamt Schweizer Franken [●] aus. Die Gesellschaft weist die Differenz zwischen dem totalen Nennwert der ausgegebenen Aktien und dem Übernahmewert der Sacheinlage im Gesamtbetrag von Schweizer Franken [●] den Reserven der Gesellschaft zu.	Noble-Cayman, a total of [●] Shares with a total par value of Swiss Francs [●]. The difference between the aggregate par value of the issued Shares and the total value of the contribution in the amount of Swiss Francs [●] is allocated to the reserves of the Company.

[Ort], [Datum]	[Place], [date]

Inhaltsverzeichnis

I.	Allgemeine Bestimmungen	F-1
I.	General Provisions	F-1
	Artikel 1: Firma, Sitz, Dauer	F-1
	Article 1: Corporate Name, Registered Office, Duration	F-1
	Artikel 2: Zweck	F-1
	Article 2: Purpose	F-1
	Artikel 3: Dauer	F-1
	Article 3: Duration	F-1
II.	Aktienkapital	F-2
II.	Share Capital	F-2
	Artikel 4: Anzahl Aktien, Nominalwert, Art	F-2
	Article 4: Number of Shares, Par Value, Type	F-2
	Artikel 5: Anerkennung der Statuten	F-2
	Article 5: Recognition of Articles	F-2
	Artikel 6: Genehmigtes Aktienkapital	F-2
	Article 6: Authorized Share Capital	F-2
	Artikel 7: Bedingtes Aktienkaptial	F-4
	Article 7: Conditional Share Capital	F-4
	Artikel 8: Aktienzertifikate	F-6
	Article 8: Share Certificates	F-6
	Artikel 9: Aktienbuch, Rechtsausübung, Eintragungsbeschränkungen, Nominees	F-7
	Article 9: Share Register, Restrictions on Registration, Nominees	F-7
	Artikel 10: Rechtsausübung	F-9
	Article 10: Exercise of Rights	F-9
III.	Organe und Organisation der Gesellschaft	F-9
III.	Corporate Bodies and Organization of the Company	F-9
	Artikel 11: Gesellschaftsorgane	F-9
	Article 11: Corporate Bodies	F-9
	A. Generalversammlung	F-9
	A. General Meeting of the Shareholders	F-9
	Artikel 12: Befugnisse	F-9
	Article 12: Authority	F-9
	Artikel 13: Ordentliche Generalversammlung	F-10
	Article 13: Annual General Meeting	F-10
	Artikel 14: Ausserordentliche Generalversammlung	F-10
	Article 14: Extraordinary General Meeting	F-10
	Artikel 15: Einberufung der Generalversammlung	F-11
	Article 15: Notice of Shareholders’ Meetings	F-11
	Artikel 16: Traktandierung; Nominierungen	F-12
	Article 16: Agenda; Nominations	F-12
	Artikel 17: Vorsitz der Generalver-sammlung, Protokoll, Stimmenzähler	F-13
	Article 17: Acting Chair, Minutes, Vote Counters	F-13
	Artikel 18: Recht auf Teilnahme, Vertretung der Aktionäre	F-14

	Article 18: Right to Participation and Representation	F-14
	Artikel 19: Stimmrechte	F-14
	Article 19: Voting Rights	F-14
	Artikel 20: Beschlüsse und Wahlen: Mehrheitserfordernisse	F-15
	Article 20: Resolutions and Elections: Voting Requirements	F-15
	Artikel 21: Besonderes Stimmen Quorum	F-16
	Article 21: Special Vote	F-16
	Artikel 22: Präsenzquorum	F-19
	Article 22: Presence Quorum	F-19
	B. Verwaltungsrat	F-19
	B. Board of Directors	F-19
	Artikel 23: Anzahl Verwaltungsräte	F-19
	Article 23: Number of Directors	F-19
	Artikel 24: Amtsdauer	F-20
	Article 24: Term of Office	F-20
	Artikel 25: Organisation des Verwaltungsrats, Entschädigung	F-20
	Article 25: Organization of the Board, Remuneration	F-20
	Artikel 26: Befugnisse des Verwaltungsrats	F-21
	Article 26: Specific Powers of the Board	F-21
	Artikel 27: Kompetenzdelegation	F-22
	Article 27: Delegation of Powers	F-22
	Artikel 28: Sitzung des Verwaltungsrats	F-22
	Article 28: Meeting of the Board of Directors	F-22
	Artikel 29: Zeichnungsberechtigung	F-22
	Article 29: Signature Power	F-22
	C. Revisionsstelle	F-22
	C. Auditor	F-22
	Artikel 30: Amtsdauer, Befugnisse und Pflichten	F-22
	Article 30: Term, Power, Duties	F-22
IV.	Jahresrechnung, Konzernrechnung und Gewinnverteilung	F-22
IV.	Annual Statutory Financial Statements, Consolidated Financial Statements and Profit	F-23
	Artikel 31: Geschäftsjahr	F-23
	Article 31: Fiscal Year	F-23
	Artikel 32: Verteilung des Bilanzgewinns, Reserven	F-23
	Article 32: Allocation of Profit Shown on the Annual Statutory Balance Sheet, Reserves	F-22
V.	Auflösung, Liquidation	F-23
V.	Winding-up and Liquidation	F-23
	Artikel 33: Auflösung und Liquidation	F-23
	Article 33: Winding-up and Liquidation	F-23
VI.	Bekanntmachungen, Mitteilungen	F-23
VI.	Announcements, Communications	F-23
	Artikel 34: Bekanntmachungen, Mitteilungen	F-23
	Article 34: Announcements, Communications	F-23
VII.	Verbindlicher Originaltext	F-24
VII.	Original Language	F-24

VIII.	Definitionen	F-24
VIII.	Definitions	F-24
	Artikel 35: Definitionen	F-24
	Article 35: Definitions	F-24
IX.	Übergangsbestimmung	F-30
IX.	Transitional Provision	F-30
Sacheinlagevertrag		F-30
Contribution in Kind Agreement		F-30

Annex G

By-Laws

of

Noble Corporation,

a Swiss corporation with its registered office in Baar,
Canton of Zug, Switzerland

1.	Scope and Basis

1.1 General

These organizational by-laws (the “By-Laws”) are enacted by the board of directors of Noble Corporation (the “Company”) pursuant to article 716b of the Swiss Code of Obligations (the “CO”) and Articles 25, 27 and 29 of the Company’s Articles of Association (the “Articles of Association”). These By-Laws govern the internal organization as well as the duties, powers and responsibilities of the executive bodies of the Company.

1.2 Organization

For the purposes of these By-Laws, the group (the “Group”) shall mean the Company and all companies in which the Company holds directly or indirectly a majority of the voting rights or has the right to appoint a majority of the members of the board of directors. The executive bodies of the Company shall duly respect the legal independence of all Group companies and the local law applicable to them.

1.3 Interpretation

Words importing the singular number shall also include the plural number and vice-versa.

Words importing the masculine gender shall also include the feminine gender.

2.	Corporate Organization

The Company shall have the following functions and committees:

(a) the board of directors (the “Board”);

(b) the chairman of the Board (the “Chairman”);

(c) the board committees established from time to time pursuant to these By-Laws (the “Board Committees”);

(d) the chief executive officer (the “Chief Executive Officer”);

(e) the president (the “President”);

(f) the Executive Management of the Company (the “Executive Management”);

(g) a secretary (the “Secretary”); and

(h) if the Secretary is unable to act, an assistant secretary (the “Assistant Secretary”).

3.	The Board

3.1 Constitution

The Board shall elect from among its members one Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary who does not need to be a member of the Board (a “Director”). The Secretary shall keep the minutes of the General Meetings of Shareholders and the meetings of the Board and give notice of such meetings and shall perform like duties for the Board Committees when so required. In the case of the absence of the Secretary or his inability to act, any Assistant Secretary (or, in the case of keeping minutes of the General Meeting of Shareholders or the meetings of the Board, any other person designated by the presiding officer of such meeting) may act in the Secretary’s place.

3.2 Board Composition

(a) In selecting candidates for Board membership the Board shall give due consideration the governance framework set forth in the Corporate Governance Guidelines of the Company.

(b) Each Director shall be at least 21 years of age. A person shall be eligible to be elected to the Board until the annual general meeting of the Company next succeeding such person’s 72nd birthday, and any person serving as Director on such person’s 72nd birthday shall be eligible to complete such person’s term as such. Directors need not be shareholders of the Company.

3.3 Powers and Duties

3.3.1 The Board is the ultimate executive body of the Company and shall determine the principles of the business strategy and policies. The Board shall exercise its function as required by law, the Articles of Association and these By-Laws.

3.3.2 The Board shall be authorized to pass resolutions on all matters that are not reserved to the General Meeting of Shareholders or to other executive bodies by applicable law, the Articles of Association or these By-Laws.

3.3.3 The Board has the following powers and duties, among others:

(a) the ultimate direction of the Company and the issuance of the necessary guidelines in accordance with applicable law and regulations;

(b) the determination of the Company’s organizational structure, including the promulgation and the amendment of these By-Laws;

(c) the determination of the Company’s accounting principles, financial control and financial planning;

(d) the ultimate supervision of the persons entrusted with the management of the Company, in particular with regard to their compliance with applicable law, the Articles of Association, these By-Laws and other applicable instructions and guidelines;

(e) the review and approval of the business report and the financial statements of the Company as well as the preparation of the General Meeting of Shareholders and the implementation of its resolutions;

(f) the adoption of resolutions concerning an increase in the share capital of the Company to the extent that such power is vested in the Board (article 651 para. 4 CO) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the Articles of Association, as well as making the required report on the capital increase;

(g) the withdrawal or limitation of any preemptive rights or preferential subscription rights, as applicable;

(h) the notification of the court if the liabilities of the Company exceed the assets of the Company (article 725 CO);

(i) the establishment of the Company’s dividend policy;

(j) the proposal to the General Meeting of Shareholders to increase or decrease the size of the board and of candidates for election or reelection to the Board, upon recommendation of the Nominating and Corporate Governance Committee;

(k) the response to any takeover offer for the Company;

(l) the establishment of any code of ethics and business practice;

(m) the determination of any membership and terms of reference of any Board Committees;

(n) the approval of any agreements to which the Company is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Swiss Merger Act or the CO;

(o) the appointment and removal of the Chairman (giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company) and the Secretary, the members of Board Committees and the Executive Management, as well as the determination of their signatory power (see Sections 6.1, 7.1 and 8.1);

(p) the approval of the annual investment and operating budget; and

(q) the approval of share buybacks of the Company.

3.4 Delegation of Management

To the extent permitted by applicable law and stock exchange rules, the Board herewith delegates, in the sense of article 716b CO, the management of the Company to the Chief Executive Officer and the Executive Management.

3.5 Meetings

3.5.1 The Board shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. The Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company.

3.5.2 Regularly scheduled meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer, the President or a majority of the Board. Any Director may request that the Chairman convene a meeting as soon as practicable, subject to providing a reason for so requesting a meeting.

3.5.3 No notice need be given of any regular meeting of the Board or of any adjourned meeting of the Board.

3.5.4 Notice of each special meeting of the Board shall be given to each Director either by first class United States mail, or if notice is sent from a country other than the United States of America, by a mail service equivalent to first class United States mail, at least three days before the meeting, by “overnight” or other express delivery service at least two days before the meeting, or by telegram, telex, cable, telecopy, facsimile, personal written delivery, email or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable, telecopy, facsimile, or email. Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by “overnight” or other express delivery service, the day after sending; by telegram, telex, or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, email or telephone, at the time of delivery. Written notices shall be sent to a Director at the address or email address designated by such Director for that purpose or, if none has been so designated, at such Director’s last known residence, business or email address. Notices need not state the purpose of the meeting. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

3.5.5 Any one or more Directors or member of any Board Committee may participate in a meeting of the Board or Board Committee by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.6 Attendance Quorum; Resolutions and Minutes

3.6.1 The attendance quorum necessary for the transaction of the business of the Board shall be a majority of the whole Board. No attendance quorum shall be required for resolutions of the Board providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith. In absence of a quorum, a majority of the Directors present may adjourn the meeting to another time and place.

3.6.2 The Board shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of Section 3.6.1 above is satisfied. The Chairman shall have no casting vote but shall have the same vote as each other Director.

3.6.3 Resolutions of the Board or any Board Committee may be passed without a meeting by way of written consent by a majority of the whole Board or any Board Committee, as applicable; provided that no Director requests oral deliberations regarding such resolutions within two calendar days after the respective circular resolution has been sent out to the Directors; and provided further, that if resolutions are passed without a meeting by way of unanimous written consent of the whole Board or any Board Committee, the resolutions shall be effective immediately without regard to requests for oral deliberations. A resolution in writing (in one or more counterparts) signed by a majority of the whole Board or any Board Committee, as applicable (including signed copies sent by facsimile or email), shall be as valid and effectual as if it had been passed at a meeting of the Board or Board Committee, as the case may be, duly convened and held.

3.6.4 The Board shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Board and the Board Committees, respectively. The minutes shall be signed by the acting chairman and the Secretary and must be approved by the Board.

3.7 Information and Reporting

3.7.1 At Board meetings, each Director is entitled to request and receive from other Directors and from the Chief Executive Officer information on all affairs of the Company.

3.7.2 Outside of Board meetings, each Director may request information from the Chief Executive Officer on the general course of business and, upon approval of the Chairman, each Director may obtain information on specific transactions and/or access to business documents.

3.8 Compensation

Each Director shall be entitled to receive as compensation for such Director’s services as a Director or Board Committee member or for attendance at meetings of the Board or a Board Committee, or both, such amounts (if any) as shall be fixed from time to time by the Board or the Compensation Committee. In determining Directors’ compensation, the Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company as well as the recommendations of the Compensation Committee. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

3.9 Conflicts of Interest

3.9.1 A Director may hold any other office (other than as an outside auditor of the Company) or place of profit with the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

3.9.2 Subject to Sections 3.9.4 and 3.9.5 below, a Director may act by himself or for his firm in a professional capacity for the Company (other than as an outside auditor of the Company), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided, however, that (i) he has disclosed his interest in the transaction at the first meeting held to consider the transaction or as soon thereafter as he becomes interested in the transaction, and (ii) that any professional services by a Director or his firm for the account of the Company shall be made at arm’s length terms.

3.9.3 Subject to Sections 3.9.4 and 3.9.5 below, a Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

3.9.4 Subject to any applicable law or regulation to the contrary, a Director shall not be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established; provided, however, that (i) he has disclosed his interest in the transaction at the first meeting held to consider the transaction or as soon thereafter as he becomes interested in the transaction and (ii) he complies with the duty to abstain as set forth in Section 3.9.5 below.

3.9.5 Directors shall disclose any Conflicting Interest at a meeting of the Board and abstain from exercising their voting rights in matters involving a Conflicting Interest (as defined in Section 3.9.6 below). If a Director is required to abstain from voting in a matter, he shall not be counted in the quorum of the meeting in question. In addition, such Director shall use his best efforts to ensure that he does not receive any confidential information with respect to such transaction.

3.9.6 “Conflicting Interest” shall mean the special interest the Director has with respect to a transaction due to the fact that the Director or a Related Person (as defined in Section 3.9.7 below) has a financial or non-financial interest in, or is otherwise closely linked to, the transaction, and such interest is of such significance to the Director or a Related Person that the interest would reasonably be expected to interfere with the Director’s judgment if he were called upon to vote on the transaction.

3.9.7 “Related Person” means:

(a) the spouse (or a parent or sibling thereof) of the Director, or a child, grandchild, sibling or parent (or spouse of any thereof) of the Director, or an individual having the same home as the Director, or trust or estate of which an individual specified in this Section 3.9.7(a) is a substantial beneficiary;

(b) a trust, estate, incompetent or minor of which the Director is a trustee, administrator or guardian; or

(c) one of the following persons or entities: (i) an entity of which the Director is a director, general partner, agent, major shareholder or employee; (ii) a person that controls one or more of the entities specified in Section 3.9.7(a) or an entity that is controlled by, or is under common control with, one or more of the entities specified in Section 3.9.7(a) or (iii) an individual who is a general partner, principal or employer of the Director.

4.	Chairman

4.1 Power and Duties

4.1.1 The Chairman shall preside at all meetings of the Board.

4.1.2 Further, the Chairman has the following powers and duties:

(a) contact with the Chief Executive Officer between Board meetings in order to be informed about important business developments;

(b) preparing the agenda for the General Meetings of Shareholders and Board meetings;

(c) presiding over the General Meetings of Shareholders and Board meetings;

(d) informing the full Board without delay of material extraordinary events; and

(e) any other matters reserved by law, the Articles of Association or these By-Laws to the Chairman.

4.1.3 Should the Chairman be unable or unavailable to exercise his functions, his functions shall be assumed by the Vice Chairman, if one has been elected, or if the latter has not been elected or should also be unable or unavailable, another Director appointed by the Board.

5.	Board Committees

5.1 General

5.1.1 The Board may, by resolution passed by a majority of the whole Board, designate one or more Board Committees, each Board Committee to consist of one or more of the Directors, as designated by the Board. The Board may designate one or more alternate Directors as members of any Board Committee, who may replace any absent member at any meeting of the Board Committee. In the absence of a member of a Board Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent member. At all meetings of any Board Committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such Board Committee, unless otherwise specifically provided by law, the Articles of Association or these By-Laws. The Board shall have the power at any time to change the number and members of any such Board Committee, to fill vacancies and to discharge any such Board Committee either with or without cause.

5.1.2 Sections 3.5.3, 3.5.4, 3.6.2 and 3.6.3 above with respect to notice of, and participation in, meetings of the Board shall apply also to meetings of Board Committees, unless different provisions shall be prescribed by the Board. Each Board Committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board and shall observe such procedures as are prescribed by the Board.

5.1.3 Any Board Committee, to the extent provided by the provisions set forth herein but subject to any limitation imposed by the CO, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.

5.2 Individual Board Committees

The Board Committees shall be:

(a) the Audit Committee;

(b) the Compensation Committee;

(c) the Nominating and Corporate Governance Committee; and

(d) any other Board Committees designated by the Board.

6.	Chief Executive Officer

6.1 Powers and Duties

(a) The Chief Executive Officer shall have the general control and management of the business and affairs of the Company, subject to the direction and control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or any Board Committee empowered to authorize the same. The Chief Executive Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any Board Committee empowered to authorize the same.

7.	President

The President shall exercise or perform such powers and duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board. The President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Chief Executive Officer, the Board or any Board Committee empowered to authorize the same.

8.	Executive Management, Officers

8.1 Composition

Each Vice President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, the President, the Chairman or the Board. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any Board Committee empowered to authorize the same.

The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President, the Chairman or the Board.

In addition to the duties set forth in Section 3.1, it shall be the duty of the Secretary to act as secretary at all meetings of the Board and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Company are duly given and served; the Secretary shall be custodian of the seal of the Company and shall affix the seal or cause it to be affixed to all certificates of shares of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of the Articles of Association or these By-Laws. The Secretary shall have charge of the register of shareholders and also of the other books, records and papers of the Company and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chief Executive Officer, the President, the Chairman or the Board.

The Controller shall perform all of the duties incident to the office of the Controller and such other duties as from time to time may be assigned to such person by the Chief Executive Officer, the President, the Chairman or the Board.

The Assistant Treasurers, the Assistant Secretaries and the Assistant Controllers shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the Chief Executive Officer, the President, the Chairman or the Board.

The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these By-Laws, as may be prescribed by the Board from time to time.

8.2 Powers and Duties

The Executive Management supports the Chief Executive Officer in the discharge of his powers and duties. It has consultative and coordinating functions.

8.3 Term of Office

Each officer shall hold office for the term for which appointed by the Board, and until the officer’s successor has been appointed and qualified or until such officer’s earlier resignation or removal. Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the Company. Any officer may resign at any time by giving written notice to the Board or the Secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.	Director Emeritus

The Board may appoint one or more directors emeritus as it shall from time to time determine. Each director emeritus appointed shall hold office at the pleasure of the Board. A director emeritus shall be entitled, but shall have no obligation, to attend and be present at the meetings of the Board, although a meeting of the Board may be held without notice to any director emeritus and no director emeritus shall be considered in determining whether a quorum of the Board is present. A director emeritus shall advise and counsel the Board on the business and operations of the Company as requested by the Board; however, a director emeritus shall not be entitled to vote on any matter presented to the Board. A director emeritus, in consideration of such person serving as a director emeritus, shall be entitled to receive from the Company such compensation for attendance at meetings of the Board as the Board shall from time to time determine. In addition, a director emeritus shall be entitled to receive from the Company reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director emeritus.

10.	General Provisions

10.1 Fair Price Provision

The Board shall not, to the extent it is within its power, take or permit to be taken any of the following actions:

(a) any merger or consolidation of the Company with (i) any Interested Shareholder or (ii) any other company (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

(b) (i) any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution (other than on a pro rata basis to all shareholders) or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Company or of any Subsidiary having an aggregate Fair Market Value of US$1,000,000 or more, or (ii) any merger or consolidation of any Subsidiary of the Company having assets with an aggregate Fair Market Value of US$1,000,000 or more with (A) any Interested Shareholder or (B) any other company (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

(c) the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any securities of the Company or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of US$1,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Company or any Subsidiary; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(e) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares or securities convertible into shares of the Company or any Subsidiary that is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(f) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

(g) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

without the affirmative vote of the holders of at least 80% of the total number of shares entitled to vote at a General Meeting of Shareholders whether or not represented at such meeting (“Voting Shares”), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by these By-Laws or in any agreement with any national securities exchange or otherwise.

The term “Business Combination” as used in this Section 10 shall mean any transaction that is referred to in any one or more of the preceding paragraphs (a) through (g) of this Section 10.1.

10.2 Exemptions from Section 10.1

The provisions of one or more of the preceding paragraphs (a) through (g) of Section 10.1 shall not be applicable to any particular Business Combination, if all the conditions specified in either of the following paragraphs (a) or (b) of this Section 10.2 are met:

(a) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

(b) all of the six conditions specified in the following clauses (i) through (vi) shall have been met:

i. the transaction constituting the Business Combination shall provide for a consideration to be received by holders of the Common Shares in exchange for all their Common Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the higher of the following:

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any Common Shares beneficially owned by the Interested Shareholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Shareholder, whichever is higher; and

(B) the Fair Market Value per Common Share on the Announcement Date or on the Determination Date, whichever is higher; and

ii. the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Shares other than Common Shares in exchange for all their shares of such Voting Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Shares in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class and series of such outstanding Voting Shares, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Shares):

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of Voting Shares beneficially owned by the Interested Shareholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Shareholder, whichever is higher;

(B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

(C) the Fair Market Value per share of such class or series of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher; and

iii. the consideration to be received by holders of a particular class or series of outstanding Voting Shares (including any Common Shares) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Shares that are beneficially owned by the Interested Shareholder, and if the Interested Shareholder beneficially owns shares of any class or series of Voting Shares that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Shares beneficially owned by it; and

iv. after such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

(A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred shares or any class or series of shares having a preference over the Common Shares as to dividends or upon liquidation;

(B) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares), except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

(C) such Interested Shareholder shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction that resulted in such Interested Shareholder becoming an Interested Shareholder; and

v. after such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and

vi. a proxy or information statement describing the proposed Business Combination and complying with the requirements of the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

10.3 Definitions for purposes of this Section 10

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the U.S. Securities Exchange Act of 1934, as in effect on January 1, 2009.

(b) “Announcement Date” means the date of first public announcement of the proposal of the Business Combination.

(c) A person shall be a “beneficial owner” of any Voting Shares:

i. that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

ii. that such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

iii. that are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

(d) “Common Shares” means common shares of the Company, par value [     ] per share.

(e) “Determination Date” means the date on which the Interested Shareholder became an Interested Shareholder.

(f) “Disinterested Director” means any Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a Director prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

(g) “Fair Market Value” means:

i. in the case of shares or stock, the highest closing sale price during the 30-day period immediately preceding the date in question of such share or stock on the New York Stock Exchange Composite Tape, or, if such share or stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such share or stock is not listed on such exchange, on the principal United States securities exchange registered under the U.S. Securities Exchange Act of 1934 on which such share or stock is listed, or, if such share or stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to such share or stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of a share of such share or stock as determined by a majority of the Disinterested Directors in good faith; and

ii. in the case of property other than cash or shares or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

(h) “Interested Shareholder” shall mean any person (other than the Company or any Subsidiary) who or that:

i. is the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the then outstanding Voting Shares; or

ii. is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the then outstanding Voting Shares; or

iii. is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Shares that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the U.S. Securities Act of 1933.

For the purposes of determining whether a person is an Interested Shareholder, the number of Voting Shares deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (c) of this Section 10.3 but shall not include any other Voting Shares that may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

(i) A “person” shall mean any individual, firm, corporation, company, partnership, trust or other entity.

(j) “Subsidiary” shall mean any company a majority of whose outstanding shares or stock having ordinary voting power in the election of Directors is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (h) of this Section 10.3, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries.

10.4 Disinterested Shareholders

A majority of the Disinterested Directors of the Company shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 10, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of Voting Shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Section 10.2 have been met with respect to any Business Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of US$1,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 10.

11.	General

11.1 Signatory Power

The Directors, officers and other persons authorized to represent the Company and the Subsidiaries shall have single or joint signatory power, as determined appropriate by the Board.

11.2 Insurance

The Company may procure directors’ and officers’ liability insurance for the Directors and for officers of the Company. Any costs of insurance shall be charged to the Company or its Subsidiaries.

11.3 Fiscal Year

The fiscal year of the Company shall start on January 1 and end on December 31.

12.	Final Provisions

12.1 Effectiveness

These By-Laws shall become effective upon approval by the Board.

12.2 Change of or Amendments to these By-Laws

Any change of or amendment to these By-Laws shall only be valid if the Board approved such change or amendment with the attendance quorum and the majority as set forth in Sections 3.6.1, 3.6.2 and 3.6.3, respectively.

Annex H

NOBLE CORPORATION

BALANCE SHEET
(in thousands, except share data)
(unaudited)

December 4,
2008
ASSETS
Cash and cash equivalents	$82

Total assets	$82

LIABILITIES AND SHAREHOLDER’S EQUITY
Shares, CHF 0.01 par value per share; 10,000 shares authorized, issued and outstanding	$82

Total shareholder’s equity	82

Total liabilities and shareholder’s equity	$82

See accompanying notes to the balance sheet.

H-1

NOBLE CORPORATION

NOTES TO BALANCE SHEET
(Unaudited)

NOTE 1 —	Nature of Business

Initially formed on November 28, 2008, Noble Corporation is incorporated and domiciled in Baar, Canton of Zug, Switzerland. Noble Corporation is a U.S. dollar functional currency entity formed to hold participations in companies and enterprises in Switzerland and abroad, to grant loans to other companies and in particular to associated companies, the general management of liquid assets of Noble Corporation, the grant of guarantees for foreign exchange risks, the grant of guarantees in favor of affiliated companies and enterprises as well as all other financial transactions such as factoring, leasing and compensation transactions.

The Noble Corporation balance sheet presents the financial position, prepared in accordance with Swiss law.

NOTE 2 —	Significant Accounting Policy

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits with banks and all highly liquid investments with original maturities of three months or less. Our cash, cash equivalents and short-term investments are subject to potential credit risk. Cash and cash equivalents are held by major banks or investment firms. Our cash management and investment policies restrict investments to lower risk, highly liquid securities and we perform periodic evaluations of the relative credit standing of the financial institutions with which we conduct business.

H-2

Annex I

Report of Independent Registered Public Accounting Firm

To the Shareholder of Noble Corporation:

We have audited the accompanying balance sheet of Noble Corporation (Noble-Switzerland, the new Swiss holding company) as of December 4, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Noble Corporation at December 4, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Houston, TX
December 16, 2008

NOBLE CORPORATION

BALANCE SHEET
(In thousands, except share data)

December 4,
2008

ASSETS
Cash and cash equivalents	$82

Total assets	$82

LIABILITIES AND SHAREHOLDER’S EQUITY
Shares, CHF 0.01 par value per share; 10,000 shares authorized, issued and outstanding	$82

Total shareholder’s equity	82

Total liabilities and shareholder’s equity	$82

See accompanying notes to the balance sheet.

NOBLE CORPORATION

NOTES TO BALANCE SHEET

NOTE 1 — Nature of Business

Initially formed on November 28, 2008, Noble Corporation is incorporated and domiciled in Baar, Canton of Zug, Switzerland. Noble Corporation is a U.S. dollar functional currency entity formed to hold participations in companies and enterprises in Switzerland and abroad, to grant loans to other companies and in particular to associated companies, the general management of liquid assets of Noble Corporation, the grant of guarantees for foreign exchange risks, the grant of guarantees in favor of affiliated companies and enterprises as well as all other financial transactions such as factoring, leasing and compensation transactions.

NOTE 2 — Significant Accounting Policy

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits with banks and all highly liquid investments with original maturities of three months or less. Our cash, cash equivalents and short-term investments are subject to potential credit risk. Cash and cash equivalents are held by major banks or investment firms. Our cash management and investment policies restrict investments to lower risk, highly liquid securities and we perform periodic evaluations of the relative credit standing of the financial institutions with which we conduct business.

THERE ARE THREE WAYS TO DELIVER YOUR PROXY TELEPHONE INTERNET MAIL This method is available for residents of U.S. Visit the Internet website at Simply complete, sign and date your Proxy and Canada. On a touch tone telephone, call www.proxyonline.com. Enter the unique Card and return it in the postage-paid TOLL FREE 1-[ ], 24 hours a day, 7 “Control Number” shown below and follow envelope. If you are delivering your proxy by days a week. You will be prompted to the instructions on your screen. You will telephone or the Internet, please do not mail provide your unique “Control Number” incur only your usual internet charges. your Proxy Card. shown below. Have your Proxy Card ready, Available until [ ] Eastern Time on [ ], then follow the prerecorded instructions. [ ], 2009. Available until [ ] Eastern Time on [ ], [ ], 2009. CONTROL NUMBER [ ] TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE 7 Please mark votes as in this example FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Item 1. Approval of the merger, Item 2. Approval of the motion to reorganization and consolidation adjourn the meeting to a later date transaction to be effected by the to solicit additional proxies if Schemes of Arrangement, copies there are insufficient votes at the of which are attached to the time of the meeting to approve the accompanying proxy statement as merger, reorganization and Annex B. THE BOARD OF consolidation transaction. THE DIRECTORS RECOMMENDS BOARD OF DIRECTORS A VOTE “FOR” APPROVAL. RECOMMENDS A VOTE “FOR” APPROVAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Change of address and/or comments? Mark here. Date: Signature(s) Signature(s) Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X] in black or blue ink. (Please complete, date and sign this proxy card and return it promptly in the enclosed postage prepaid envelope.)

PLEASE DETACH PROXY CARD HERE NOBLE CORPORATION 13135 SOUTH DAIRY ASHFORD, SUITE 800 SUGAR LAND, TEXAS 77478 PROXY P Proxy Solicited on Behalf of the Board of Directors. R The undersigned, revoking any proxy heretofore given for the Meeting of the Members described below, hereby appoints David W. Williams, Thomas L. Mitchell and Julie J. Robertson, and each of them, proxies, with full powers of substitution, to O represent the undersigned at Meeting of Members of Noble Corporation to be held on , 2009, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows: X The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES Y WILL BE VOTED “FOR” APPROVAL OF ITEMS 1 AND 2. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Meeting of Members. (Continued and to be signed and dated on the reverse side) SEE REVERSE SIDE

THERE ARE THREE WAYS TO DELIVER YOUR VOTING INSTRUCTIONS TELEPHONE INTERNET MAIL This method is available for residents of U.S. Visit the Internet website at Simply complete, sign and date your Voting and Canada. On a touch tone telephone, call www.proxyonline.com. Enter the unique Instruction Card and return it in the postage-TOLL FREE 1-[ ], 24 hours a day, 7 “Control Number” shown below and follow paid envelope. If you are delivering your days a week. You will be prompted to the instructions on your screen. You will voting instructions by telephone or the provide your unique “Control Number” incur only your usual internet charges. Internet, please do not mail your Voting shown below. Have your Voting Instruction Available until [ ] Eastern Time on [ ], Instruction Card. Card ready, then follow the prerecorded [ ], 2009. instructions. Available until [ ] Eastern Time on [ ], [ ], 2009. CONTROL NUMBER TO DELIVER YOUR VOTING INSTRUCTIONS BY MAIL, PLEASE DETACH VOTING INSTRUCTION CARD HERE 7 Please mark votes as in this example FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Item 1. Approval of the merger, Item 2. Approval of the motion to reorganization and consolidation adjourn the meeting to a later date transaction to be effected by the to solicit additional proxies if there Schemes of Arrangement, copies are insufficient votes at the time of of which are attached to the the meeting to approve the merger, accompanying proxy statement as reorganization and consolidation Annex B. THE BOARD OF transaction. THE BOARD OF DIRECTORS RECOMMENDS DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL. A VOTE “FOR” APPROVAL. Change of address and/or comments? Mark here. Date: Signature(s) of 401(k) Plan Participant This voting instruction card should be signed exactly as your name appears hereon. Voting instructions must be indicated [X] in black or blue ink. (Please complete, date and sign this voting instruction card and return it promptly in the enclosed postage prepaid envelope.)

PLEASE DETACH VOTING INSTRUCTION CARD HERE NOBLE CORPORATION 13135 SOUTH DAIRY ASHFORD, SUITE 800 SUGAR LAND, TEXAS 77478 VOTING INSTRUCTION CARD FOR ORDINARY SHARES Voting Instructions Solicited on Behalf of the Board of Directors. The undersigned hereby instructs the trustee to vote, as designated below, all Ordinary Shares of Noble Corporation that are credited to the account(s) of the undersigned (whether or not vested) in the Noble Drilling Corporation 401(k) Savings Plan at the Meeting of Members of Noble Corporation to be held on [ ], 2009, and at any adjournment thereof, as more fully described in the notice of the Meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged. THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN (“401(k) PLAN”) IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED 401(k) PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED “FOR” APPROVAL OF ITEMS 1 AND 2. (Continued and to be signed and dated on the reverse side) SEE REVERSE SIDE